Filed Pursuant to Rule 424(b)(4)
Registration Statement Nos. 333-265457 and 333-265457-01
Registration Statement Nos. 333-266115 and 333-266115-01

PROSPECTUS

$3,900,000,000 Senior Secured Recovery Bonds,

Series 2022-B

Pacific Gas and Electric Company

Sponsor, Depositor and

Initial Servicer Central Index Key Number: 0000075488

PG&E Wildfire Recovery Funding LLC

Issuing Entity

Central Index Key Number: 0001918072

Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate	Initial Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Issuing Entity (Before Expenses)
A-1	4.99	$ 613,080,000	06/01/2031	06/01/2033	4.022%	99.99743%	0.40%	$ 610,611,924
A-2	12.09	$ 600,000,000	06/01/2037	06/01/2039	4.722%	99.99371%	0.40%	$ 597,562,260
A-3	16.96	$ 500,040,000	06/01/2041	06/01/2043	5.081%	99.99505%	0.40%	$ 498,015,088
A-4	22.42	$1,149,960,000	12/01/2047	12/01/2049	5.212%	99.99859%	0.40%	$1,145,343,946
A-5	27.94	$1,036,920,000	06/01/2052	06/01/2054	5.099%	99.99058%	0.40%	$1,032,674,642

(1)	Interest on the recovery bonds will accrue from July 20, 2022 and must be paid by the purchaser if the bonds are delivered after that date.

The total initial price to the public is $3,899,807,860. The total amount of the underwriting discounts and commissions is $15,600,000. The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $3,691,323) is $3,884,207,860. The distribution frequency is semi-annually. The first expected payment date is June 1, 2023.

Investing in the Senior Secured Recovery Bonds involves risks. Please read “Risk Factors ” beginning on page 26 in this prospectus to read about factors you should consider before buying the recovery bonds.

Pacific Gas and Electric Company, as “sponsor”, is offering $3,900,000,000 Senior Secured Recovery Bonds, Series 2022-B, referred to herein as the “recovery bonds”, in five tranches to be issued by PG&E Wildfire Recovery Funding LLC, as the “issuing entity”. Pacific Gas and Electric Company is also the “seller”, initial “servicer” and “depositor” with regard to the recovery bonds. The recovery bonds are senior secured obligations of the issuing entity supported by “recovery property”, which includes the right to a special, irrevocable non-bypassable charge, known as “fixed recovery charges”, paid by all existing and future consumers (subject to the exceptions described in this prospectus) within PG&E’s service territory as it existed on the date of the financing order (as defined below). The Wildfire Financing Law (as defined below) requires that fixed recovery charges be adjusted (or “trued-up”) at least annually, and the California Public Utilities Commission (the “CPUC”) has authorized the fixed recovery charges to be adjusted more frequently to ensure the expected recovery of fixed recovery charge revenues sufficient to timely provide all scheduled payments of principal and interest on the recovery bonds and related financing costs, as described further in this prospectus. Credit enhancement for the recovery bonds will be provided by such “true-up” mechanisms as well as by accounts held under the indenture.

The recovery bonds will be issued pursuant to Article 5.8 of Chapter 4 of the California Public Utilities Code, as amended (the “Wildfire Financing Law”), and an irrevocable financing order issued by the CPUC on May 11, 2021 approving the issuance of the recovery bonds (the “financing order”). The CPUC’s obligations under the Wildfire Financing Law and the financing order are irrevocable and the CPUC shall neither reduce, alter nor impair the fixed recovery charges authorized under a financing order, except for the true-up adjustments to the fixed recovery charges.

The recovery bonds represent obligations only of the issuing entity, PG&E Wildfire Recovery Funding LLC, and do not represent obligations of the sponsor or any of its affiliates other than the issuing entity. The recovery bonds are secured by the collateral, consisting principally of the recovery property acquired pursuant to the sale agreement and funds on deposit in the collection account for the recovery bonds and related subaccounts. Please read “Security for the Recovery Bonds” in this prospectus. The recovery bonds are not a debt or general obligation of the State of California, the CPUC or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of California or any governmental agency or instrumentality.

On May 10, 2022, PG&E sponsored, and the issuing entity issued, $3,600,000,000 aggregate principal amount of Senior Secured Recovery Bonds, Series 2022-A, herein described and referred to as the “Series 2022-A Bonds”, pursuant to the Wildfire Financing Law. The Series 2022-A Bonds were issued pursuant to the financing order and are secured by separate fixed recovery charges and separate recovery property.

Interest will accrue on the recovery bonds from the date of issuance. The recovery bonds are scheduled to pay principal and interest semi-annually on June 1 and December 1 of each year. The first scheduled payment date is June 1, 2023. On each payment date, each recovery bond will be entitled to payment of principal, sequentially, but only to the extent funds are available in the collection account after payment of certain fees and expenses and after payment of interest.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters expect to deliver the recovery bonds through the book-entry facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in immediately available funds on or about July 20, 2022.

Joint Book-Running Managers

Citigroup	Barclays	Goldman Sachs & Co. LLC

Passive Joint-Book-Running Managers

BofA Securities	Credit Suisse	J.P. Morgan	Mizuho Securities

Co-Managers

AmeriVet Securities	Blaylock Van, LLC	Loop Capital Markets	MFR Securities, Inc.	R. Seelaus & Co., LLC

The date of this prospectus is July 13, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or “SEC”. This prospectus provides information about the issuing entity, the recovery bonds and Pacific Gas and Electric Company, or “PG&E”, the depositor, sponsor and initial servicer. This prospectus describes the terms of the recovery bonds offered hereby. You should carefully review this prospectus, any free writing prospectus the issuing entity files with the SEC, and the information, if any, contained in the documents referenced in this prospectus under the heading “Where You Can Find More Information”.

References in this prospectus to the term “we”, “us”, or the “issuing entity” mean PG&E Wildfire Recovery Funding LLC, the entity which will issue the recovery bonds. References to the “recovery bonds”, unless the context otherwise requires, mean the recovery bonds offered pursuant to this prospectus. References to “PG&E”, the “seller”, the “depositor” or the “sponsor” mean Pacific Gas and Electric Company. References to the “bondholders” or the “holders” refer to the registered holders of the recovery bonds. References to the “recovery property” mean the recovery property sold to the issuing entity by PG&E pursuant to the sale agreement and pledged to the payment of the recovery bonds. References to the “servicer” refer to PG&E and any successor servicer under the servicing agreement referred to in this prospectus. References to the “CPUC” refer to the California Public Utilities Commission. References to the “Wildfire Financing Law” refer to Article 5.8 of Chapter 4 of the California Public Utilities Code, as amended. Unless the context otherwise requires, references to a “financing order” are to the irrevocable financing order issued by the CPUC as Decision 21-05-015, on May 11, 2021. Unless the context otherwise requires, the term “consumer” means “consumer” within the meaning of Wildfire Financing Law. Under the Wildfire Financing Law, “consumer” is defined as any existing or future individual, governmental body, trust, business entity, or nonprofit organization located in the service territory of PG&E as such territory existed on the date of the financing order (subject to the exceptions described in this prospectus) that consumes electricity that has been transmitted or distributed by means of electric transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the consumer, PG&E, or any other party. References to “ESPs” refer to electric service providers as defined in the glossary. You can find a glossary of some of the other defined terms used in this prospectus on page 163 of this prospectus.

This prospectus includes cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the preceding pages. Check the table of contents to locate these sections.

You should rely only on the information contained or incorporated by reference in this prospectus and in any free writing prospectus from us or the underwriters specifying the terms of this offering. Neither the issuing entity nor any underwriter, agent, dealer, salesperson, the CPUC or PG&E has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. The recovery bonds are not being offered in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and any free writing prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of capital expenditures; forecasts of expense reduction; estimates and assumptions used in critical accounting estimates, including those relating to insurance receivables, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, the Wildfire Fund and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. PG&E is not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

•

state and federal legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, restructuring of the electric utility industry and changes in, or changes in application of, laws or regulations applicable to various aspects of PG&E’s business;

•

the risks and uncertainties associated with wildfires that have occurred or may occur in PG&E’s service territory; the damage caused by such wildfires; the extent of PG&E’s liability in connection with such wildfires, including potential liabilities in connection with fines or penalties that could be imposed on PG&E if the CPUC or any other enforcement agency were to bring an enforcement action in respect of any such fire, and including the extent of PG&E’s ability to recover costs from insurance, the Wildfire Fund, or through rates;

•	the accuracy of the servicer’s estimates of market demand and prices for energy;

•	the accuracy of the servicer’s estimates of industrial, commercial and residential growth;

•	the accuracy of the servicer’s forecast of electrical consumption or the payment of fixed recovery charges;

•	changes in market demand and demographic patterns;

•

the impact of severe weather events and other natural disasters, including wildfires and other fires, storms, tornadoes, floods, extreme heat events, drought, earthquakes, lightning, tsunamis, rising sea levels, mudslides, solar events, electromagnetic events, wind events or other weather-related conditions, climate change, or natural disasters, and other events affecting consumer energy usage, the ability to supply electricity to consumers or PG&E’s ability to service the recovery property;

•	pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption which could impact, among other things, electric energy usage;

•	the operating performance of PG&E’s facilities and the facilities of third-party suppliers of electric energy;

•

the implementation and reliability of the systems, procedures and other infrastructure necessary to operate PG&E’s retail electric business, including the systems owned and operated by the California independent system operator (“CAISO”);

•	national or regional economic conditions affecting retail electric consumer energy usage;

•	direct or indirect results of cyber-attacks, security breaches or other attempts to disrupt the business of PG&E, ESPs or the CAISO;

•	non-payment of fixed recovery charges due to financial distress of ESPs;

•	the need of PG&E to recover substantial unrecovered wildfire costs through the issuance of additional recovery bonds or additional other recovery bonds; and

•	other factors discussed in this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the issuing entity will undertake no obligation to update or revise any forward-looking statement, including unanticipated events, after the date on which such statement is made, except as required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

PROSPECTUS SUMMARY OF TERMS

The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus. To understand all of the terms of the offering of the recovery bonds, carefully read this entire prospectus. You should carefully consider the Risk Factors beginning on page 26 of this prospectus before you invest in the recovery bonds.

Securities Offered:	$3,900,000,000 Senior Secured Recovery Bonds, Series 2022-B, scheduled to pay principal semi-annually in accordance with the expected amortization schedule in this prospectus.

Tranche	Principal Amount
A-1	$613,080,000
A-2	$600,000,000
A-3	$500,040,000
A-4	$1,149,960,000
A-5	$1,036,920,000

Issuing Entity and Capital Structure:

The issuing entity is a special purpose Delaware limited liability company. PG&E is our sole member and owns all of our equity interests. The issuing entity has no commercial operations. The issuing entity was formed solely to purchase, own and administer recovery property, issue recovery bonds (including the recovery bonds) secured by recovery property and perform activities incidental thereto and our organizational documents prohibit us from engaging in any other activity except as specifically authorized by the financing order. The recovery bonds are the second series of recovery bonds which the issuing entity expects to issue. In May 2022, PG&E sponsored, and the issuing entity issued, the Series 2022-A Bonds pursuant to the Wildfire Financing Law. The Series 2022-A Bonds were issued pursuant to the financing order and are secured by separate fixed recovery charges and separate recovery property, including a capital account established to secure the Series 2022-A Bonds. The recovery property securing the recovery bonds offered hereby will not secure the Series 2022-A Bonds. The issuing entity may issue additional recovery bonds (as defined herein) or additional other recovery bonds (as defined herein) secured by additional recovery property or additional other recovery property, subject to certain conditions and only as authorized under the financing order or a separate financing order. Please read “PG&E Wildfire Recovery Funding LLC, The Issuing Entity” in this prospectus.

The issuing entity will be capitalized with an upfront cash deposit by PG&E of 0.50% of the Senior Secured Recovery Bonds, Series 2022-B’s initial aggregate principal amount issued (to be held in the capital subaccount to secure only this series of recovery bonds) and will have an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all scheduled payments due on such payment date for the recovery bonds have been made.

Issuing Entity’s Address and Telephone Number:	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (415) 973-7000

The Depositor, Sponsor, Seller and Initial Servicer:

PG&E is a public utility operating in northern and central California and a wholly-owned subsidiary of PG&E Corporation. PG&E was incorporated in California in 1905 and generates its revenues mainly through the sale and delivery of electricity and natural gas to consumers. The recovery bonds do not constitute a debt, liability or other legal obligation of PG&E or PG&E Corporation.

PG&E provides natural gas and electric service to approximately 10 million consumers (including 5.6 million electric service consumers) throughout a 70,000-square-mile service area in northern and central California. As of December 31, 2021, PG&E and PG&E Corporation had approximately 26,000 regular employees. PG&E’s retail rates are regulated by the CPUC.

PG&E, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the servicer, will service the recovery property under a servicing agreement with the issuing entity. Please read “The Depositor, Seller, Initial Servicer and Sponsor” and “The Servicing Agreement” in this prospectus

PG&E’s Address and Telephone Number:	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (415) 973-7000

Trustee:	The Bank of New York Mellon Trust Company, National Association, a national banking association, will act as trustee under a new indenture to be entered into pursuant to which the recovery bonds will be issued (the “indenture”). Please read “The Trustee” in this prospectus for a description of the trustee’s duties and responsibilities under the indenture.

Purpose of Transaction:	This issuance of recovery bonds will enable PG&E to recover and refinance a portion of certain costs and expenses related to catastrophic wildfires with an ignition date in the 2017 calendar year (“2017 Wildfires”) and other financing costs eligible for recovery under the Wildfire Financing Law. Please read “The Recovery Property and the Wildfire Financing Law” and “PG&E’s Financing Order” in this prospectus.

Transaction Overview:	In response to catastrophic wildfires which engulfed portions of the State of California in 2017 and 2018, the California legislature enacted a series of pieces of legislation, including SB 901 enacted in 2018, and AB 1054 and AB 1513 enacted in 2019 to address wildfire damage and the related financial impacts, including providing financial stability for California’s electrical utilities. As part of such legislation, the California legislature amended the Public Utilities Code to enact the

Wildfire Financing Law. The Wildfire Financing Law permits electric utilities, like PG&E, to recover certain costs and expenses related to catastrophic wildfires. These wildfire-related costs and expenses, including the costs of financing such costs and expenses, are referred to as “recovery costs” in the Wildfire Financing Law and in this prospectus. The Wildfire Financing Law authorizes the financing and recovery of “recovery costs” through the issuance of recovery bonds pursuant to and supported by an irrevocable financing order issued by the CPUC. Please read “PG&E’s Financing Order” in this prospectus for a discussion of the recovery costs authorized in the financing order.

In order to secure payment of the recovery bonds, the Wildfire Financing Law permits the CPUC to approve irrevocable non-bypassable, consumption-based fixed recovery charges which are imposed and collected from all “consumers,” subject to the exceptions described below. As used in the prospectus, the term “consumers” has the same meaning as “consumers” in the Wildfire Financing Law, and includes any existing or future consumer of PG&E, including consumers purchasing energy from any ESP, and any other individual, governmental body, trust, business entity, or nonprofit organization located in PG&E’s service territory (the geographic area where PG&E provides electric distribution service as of the date of the financing order) that consumes electricity that has been transmitted or distributed by means of electric transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the consumer, PG&E, or any other party. Under the Wildfire Financing Law, the only consumers exempt from paying fixed recovery charges are those consumers enrolled in the California Alternative Rates for Energy (“CARE”) or the Family Electric Rate Assistance (“FERA”) programs, which consumers are collectively referred to herein as “Exempted Consumers”.

In January 2021, PG&E filed an application with the CPUC for an order seeking a determination that it could recover the “authorized amount” of up to $7.5 billion of costs relating to 2017 wildfires. In April 2021, the CPUC issued the Stress Test Order (as defined herein) that determined that PG&E had satisfied the requirements that the costs and expenses to be financed in this transaction are catastrophic wildfire amounts that may be financed through the issuance of recovery bonds approved by a separate CPUC order pursuant to the Wildfire Financing Law. Three parties filed applications for rehearing of the Stress Test Order and the CPUC issued a decision denying the applications for rehearing.

On May 11, 2021, the CPUC issued a financing order to PG&E to enable PG&E to recover $7.5 billion of costs and expenses relating to the 2017 Wildfires. References in this prospectus to the “financing order”, unless the context indicates otherwise, mean the financing order issued by the CPUC on May 11, 2021. Two parties filed applications for rehearing of the financing order and the CPUC issued a decision denying the applications for rehearing. One of the parties filed a petition for writ of review of the financing order and the Stress Test Order in the Court of Appeal of the State of California, First Appellate District (the “Appeal Court”). On February 18, 2022, the Appeal Court denied such party’s petition for writ of review. Such party did not file a further petition for review by the required deadline of February 28, 2022 and as such, the financing order became final and non-appealable. Pursuant to this financing order, on May 10, 2022, the issuing entity issued $3.6 billion aggregate principal amount of the Series 2022-A Bonds. Please read “PG&E’s Financing Order” in this prospectus for a more comprehensive description of the financing order and related proceedings and for a description of the recovery costs authorized in the financing order, which the depositor refers to in this prospectus as “recovery costs”.

The primary transactions underlying the offering of the recovery bonds are as follows:

•   PG&E will sell recovery property to the issuing entity in exchange for the net proceeds from the sale of the recovery bonds;

•   the issuing entity will sell the recovery bonds, which will be secured primarily by the recovery property, to the underwriters; and

•   PG&E will act as the initial servicer of the recovery property.

The recovery bonds are not obligations of the trustee, the issuing entity’s managers, PG&E, PG&E Corporation or any of their respective affiliates other than the issuing entity. The recovery bonds are also not obligations of the State of California or any governmental agency, authority or instrumentality of the State of California and neither the full faith and credit nor the taxing power of the State of California is pledged to the payment of the principal of, or interest on, the recovery bonds.

The recovery bonds will be secured by separate recovery property than the recovery property securing the Series 2022-A Bonds or any additional recovery bonds or additional other recovery bonds that the issuing entity may issue. The rating agency condition (as defined herein) relating to the Series 2022-A Bonds must be satisfied before the issuing entity can purchase the recovery property securing the recovery bonds offered hereby and issue such recovery bonds.

Diagram of Transaction:	The following diagram represents a general summary of the structure of the recovery bonds offered, flow of funds and relationships among the parties:

Flow of Funds:	The following chart represents a general summary of the flow of funds:

Recovery Property, Fixed Recovery Charges, Fixed Recovery Tax Amounts and the True-Up Mechanism:	In general terms, all of the rights and interests of PG&E under the financing order that are transferred to the issuing entity pursuant to the sale agreement are referred to in this prospectus as the “recovery property”. The recovery property consists of all of PG&E’s rights and interests established under the financing order and further identified in the issuance advice letter transferred to the issuing entity in connection with the issuance of the recovery bonds, including (i) the right, title and interest in and to the fixed recovery charges, including all rights to obtain adjustments of such charges as authorized by provisions of the Wildfire Financing Law and the financing order, and (ii) the right to be paid the fixed recovery charges, as well as all revenues, collections, claims, payments, moneys, or proceeds of or arising from the fixed recovery charges. Recovery property is a present property right created by the Wildfire Financing Law and the financing order and is protected by the State Pledge in the Wildfire Financing Law described below. In addition, PG&E will recover any fixed recovery tax amounts (“FRTAs”), which are non-bypassable charges to recover federal or State of California income and franchise taxes associated with fixed recovery charges but are not approved as financing costs to be financed from the proceeds of the recovery bonds. FRTAs are not part of the recovery property sold to the issuing entity and shall not be used to pay principal or interest on the recovery bonds or financing costs.

Non-bypassable means that the issuing entity will be entitled to collect fixed recovery charges from all existing or future consumers of PG&E (except Exempted Consumers), including consumers purchasing energy from any ESP, or any other individual, governmental body, trust, business entity, or nonprofit organization located in the PG&E’s service territory (the geographic area where PG&E provides electric distribution service as of the date of the financing order) that consumes electricity that has been transmitted or distributed by means of transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the consumer, PG&E, or any other party. Therefore, in general, consumers can only avoid paying fixed recovery charges if they move out of PG&E’s service territory or if they are Exempted Consumers. Please read “The Recovery Property and the Wildfire Financing Law— The Financing Order and the Recovery Property—Exemptions from Fixed Recovery Charges” and “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Approves the Methodology used to Calculate the Fixed Recovery Charges” in this prospectus. The financing order approves the methodology by which the fixed recovery charges will be calculated and adjusted from time to time by the servicer pursuant to the issuance advice letter and true-up advice letters submitted to the CPUC as described below. Pursuant to the financing order, except for Exempted Consumers, the fixed recovery charge will be an equal cent per kWh charge across all consumer classes. For residential rate schedules with a tiered rate structure, the fixed recovery charge rate component will be an equal cent per kWh charge and the total rates shall retain the rate relationships by tier determined by CPUC Decision (D.) 15-07-001. This means that all consumers that pay the fixed recovery charge would pay the same rate per kWh. All consumers that are required to pay the fixed recovery charge will also receive the benefit of the Customer Credit. To ensure that the fixed recovery charge and the Customer Credit will be equal when the Customer Credit revenue requirement and the fixed recovery charge revenue requirement are equal, the servicer will establish a Customer Credit rate on the same equal cent per kWh basis as the fixed recovery charge rate. Please read “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Approves the Methodology used to Calculate the Fixed Recovery Charges” in this prospectus.

The servicer may make a routine true-up adjustment to adjust the fixed recovery charges to ensure the recovery of revenues are sufficient to provide for the timely payment of the periodic payment requirement. Routine-true-up adjustments will be made on an annual basis and, if necessary, a semi-annual and an interim basis.

In addition, the servicer may make a non-routine true-up adjustment to revise the cash flow model described in the financing order to meet scheduled payments of principal, interest, and other financing costs.

There is no “cap” on the level of fixed recovery charges that may be imposed on consumers in order to timely pay scheduled principal and interest on the recovery bonds and related financing costs.

The Collateral:

The recovery bonds are secured only by the collateral. The principal asset securing the recovery bonds will be the recovery property, acquired by the issuing entity pursuant to the sale agreement, which is a present property right created under the Wildfire Financing Law by the financing order issued by the CPUC. The collateral also includes:

•   the issuing entity’s rights under the sale agreement pursuant to which we will acquire the recovery property;

•   the issuing entity’s rights under the financing order, including its rights under the true-up mechanism;

•   the issuing entity’s rights under the servicing agreement, intercreditor or collection agreements executed in connection with the servicing agreement;

•   the collection account for the recovery bonds and all related subaccounts;

•   all of the issuing entity’s other property related to the recovery bonds, other than any cash released to PG&E by the trustee on any payment date representing a return of capital on its capital contribution;

•   all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

•   all payments on or under, and all proceeds in respect of any or all of, the foregoing.

The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.50% of the initial aggregate principal amount of the recovery bonds, a general subaccount, into which the servicer will deposit all fixed recovery charge collections, and an excess funds subaccount, into which the issuing entity will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made. Amounts on deposit in each of these subaccounts will be available to make payments on the recovery bonds on each payment date. For the avoidance of doubt, the Customer Credit and the Customer Credit Trust (as defined below) are not collateral for the recovery bonds, and any shortfalls or alterations of the Customer Credit or the Customer Credit Trust shall not affect the fixed recovery charges or the obligations under the recovery bonds. For a description of the recovery property, please read “The Recovery Property and the Wildfire Financing Law” in this prospectus.

State Pledge:	Under the Wildfire Financing Law, the State of California has pledged that it will neither limit nor alter the fixed recovery charges, recovery property, the financing order, or any rights thereunder, except for true-up adjustments discussed in “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Fixed Recovery Charge” and “The Servicing Agreement—True-Up Adjustment Submissions”, until the recovery bonds, together with the interest thereon and related financing costs, are fully paid and discharged. However, the Wildfire Financing Law further provides that nothing in this pledge precludes the State of California from limiting or altering the fixed recovery charges, recovery property or the financing order of the CPUC, if and when adequate provision is made by law for the protection of electrical corporations and of owners and holders of recovery bonds. The depositor refers to this pledge in this prospectus as the “State Pledge”. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus. Under the Wildfire Financing Law, we are expressly authorized to include the State Pledge for the State of California in the recovery bonds.

Relationship to 2021 Wildfire Recovery Bonds and the Series 2022-A Bonds:

In November 2021, PG&E Recovery Funding LLC, a special purpose wholly-owned subsidiary of PG&E issued $860.4 million aggregate principal amount of senior secured recovery bonds (the “2021 Wildfire Recovery Bonds”) pursuant to the Wildfire Financing Law to recover and refinance a portion of certain wildfire risk management capital expenditures eligible for recovery under the Wildfire Financing Law. PG&E currently acts as servicer with respect to the 2021 Wildfire Recovery Bonds. The 2021 Wildfire Recovery Bonds were issued by a separate issuing entity, are secured by separate recovery property and were issued pursuant to a separate financing order.

In May 2022, the issuing entity issued $3.6 billion aggregate principal amount of the Series 2022-A Bonds pursuant to the Wildfire Financing Law to reimburse PG&E for a portion of previously incurred recovery costs, including the retirement of related debt. PG&E currently acts as servicer with respect to the Series 2022-A Bonds. The Series 2022-A Bonds were issued pursuant to the financing order and are secured by separate recovery property.

Initial Fixed Recovery Charge as a Percentage of Consumer’s Bill:	The initial fixed recovery charge for the recovery bonds offered hereby is expected to represent approximately 1.4% of the total electric bill, as of March 1, 2022, received by a 500 kWh residential consumer of PG&E. However, as described below, the impact of the fixed recovery charges is designed to be neutral, on average, to consumers, in part due to the Customer Credit. The Customer Credit, however, will not be used to pay fixed recovery charges.

The estimated aggregate initial fixed recovery charge for (1) the recovery bonds offered hereby, (2) the 2021 Wildfire Recovery Bonds and (3) the Series 2022-A Bonds is expected to represent approximately 3.5% of the total electric bill, as of March 1, 2022, received by a 500 kWh residential consumer of PG&E.

Customer Credit:

To meet the rate neutrality requirement, PG&E will provide a credit to consumers in an amount that is designed to equal the fixed recovery charges paid by such consumer (the “Customer Credit”). Consumer obligations to pay the fixed recovery charges, however, are not contingent on receipt of the Customer Credit and fixed recovery charges and other terms and conditions in the Financing Order will not be adjusted in response to protests, the failure to pay the Customer Credit or the failure of PG&E to make contributions to the Customer Credit Trust. Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer—The State of California might seek to limit or alter the fixed recovery charges, recovery property or the financing order of the CPUC following a bankruptcy of PG&E” in this prospectus.

Customer Credits will be paid from a trust established by PG&E (the “Customer Credit Trust”), the main contributions to which are the Initial Shareholder Contribution, Additional Shareholder Contributions, Customer Credit Trust Returns, and, if it is determined to be needed, the Contingent Supplemental Shareholder Contribution. Please read “PG&E’s Financing Order—Customer Credit Trust” in this prospectus. The Customer Credit Trust referenced herein is the same Customer Credit Trust used to pay Customer Credits in connection with the Series 2022-A Bonds. The financing order provides that PG&E’s failure to make the Initial Shareholder Contribution, the Additional Shareholder Contributions or any voluntary or required contribution to the Customer Credit Trust or PG&E’s failure to provide the Customer Credit shall not affect or impair the issuing entity’s ownership of the recovery property and consumers must pay the fixed recovery charge regardless of any failure by PG&E to pay the Customer Credit. For the avoidance of doubt, the Customer Credit Trust will not be pledged as collateral for the recovery bonds.

Payment Dates:	Semi-annually, on June 1 and December 1, and on the scheduled final payment date or final maturity date for each tranche. The first scheduled payment date is June 1, 2023.

Interest Rates:	Interest is due on each payment date. Interest will accrue with respect to each tranche of recovery bonds on a 30/360 basis at the interest rate specified for such tranche in the table below:

Tranche	Interest Rate
A-1	4.022%
A-2	4.722%
A-3	5.081%
A-4	5.212%
A-5	5.099%

Principal Payments and Record Dates and Payment Sources:

If any payment date is not a business day, payments scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period.

The issuing entity will pay interest on each tranche of recovery bonds before the issuing entity will pay the principal of each tranche of recovery bonds. Please read “Description of the Recovery Bonds—Principal Payments” in this prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of recovery bonds based on the amount of interest payable on each outstanding tranche.

The issuing entity will be scheduled to make payments of principal on each payment date and sequentially in accordance with the expected sinking fund schedule included in this prospectus.

Principal for each tranche is due upon the final maturity date for that tranche. Failure to pay the entire outstanding principal amount of a tranche by the final maturity date for such tranche will result in an event of default.

Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the recovery bonds of any tranche by the scheduled final payment date will not result in a default with respect to that tranche. The failure to pay the entire outstanding principal balance of the recovery bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for the tranche.

If there is a shortfall in the amounts available to make principal payments on the recovery bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account pro rata to each tranche of recovery bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the recovery bonds that are scheduled to be paid, the trustee will distribute principal from the collection account pro rata to each tranche of recovery bonds based on the principal amount then scheduled to be paid on the payment date.

Weighted Average Life:	Tranche	Expected Weighted Average Life (years)

	A-1	4.99
	A-2	12.09
	A-3	16.96
	A-4	22.42
	A-5	27.94

Scheduled Final Payment Date and Final Maturity Date:	The scheduled final payment date and final maturity date for each tranche of recovery bonds will be as set forth in the table below:

Tranche	Scheduled Final Payment Date	Final Maturity Date
A-1	06/01/2031	06/01/2033
A-2	06/01/2037	06/01/2039
A-3	06/01/2041	06/01/2043
A-4	12/01/2047	12/01/2049
A-5	06/01/2052	06/01/2054

Optional Redemption:	None. Non-call for the life of the recovery bonds.

Mandatory Redemption:	None. The issuing entity is not required to redeem the recovery bonds at any time prior to maturity.

Priority of Payments:

On each payment date for the recovery bonds (or any other date as directed by the servicer with respect to operating expenses in clause (4) below, payable prior to the next payment date), the trustee will, with respect to the recovery bonds, pay or allocate, solely at the written direction of the servicer, all amounts on deposit in the general subaccount of the collection account (including investment earnings thereon) in the following order of priority:

1.  amounts owed by the issuing entity to the trustee, the trustee’s fees, expenses and any outstanding indemnity amounts not to exceed $200,000 per annum (the “Trustee Cap”); provided, however, that the Trustee Cap shall be disregarded and inapplicable upon the acceleration of the recovery bonds following the occurrence of an event of default;

2.  the servicing fee and any unpaid servicing fees from prior payment dates to the servicer;

3.  the administration fee and an allocable share of the fees owed to the issuing entity’s independent manager;

4.  all of the issuing entity’s other ordinary periodic operating expenses relating to the recovery bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement;

5.  interest then due on the recovery bonds, including any past-due interest;

6.  principal then due and payable on the recovery bonds as a result of an event of default or on the final maturity date for the recovery bonds;

7.  scheduled principal payments of recovery bonds according to its expected sinking fund schedule, together with any overdue scheduled principal payments, paid pro rata among the recovery bonds if there is a deficiency;

8.  any remaining unpaid fees, expenses and indemnity amounts owed to the trustee;

9.  any other unpaid operating expenses relating to the recovery bonds and any remaining amounts owed pursuant to the basic documents;

10.  replenishment of any amounts drawn from the capital subaccount;

11.  provided that no event of default has occurred and is continuing, release to PG&E an amount representing a return on capital of its capital contribution calculated at an annual rate per annum equal to the weighted average interest rate on the recovery bonds;

12.  the remainder, if any, to the excess funds subaccount for distribution on subsequent payment dates; and

13.  after principal of and premium, if any, and interest on all recovery bonds and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the applicable capital subaccount and the applicable excess funds subaccount), if any, shall be paid to PG&E free and clear from the lien of the indenture and the series supplement and credited to consumers through normal ratemaking processes.

The annual servicing fee for the recovery bonds in clause (2) above payable to PG&E while it is acting as servicer shall be $1,950,000 (0.05% of the initial aggregate principal amount of the recovery bonds) per annum, plus out-of-pocket expenses. The annual servicing fee for the recovery bonds payable to any other servicer not affiliated with PG&E must be approved by the CPUC. The CPUC will not approve the appointment of a successor servicer unless the rating agency condition for the recovery bonds is satisfied. The annual administration fee in clause (3) above will be $100,000 per series of recovery bonds per annum. The annual servicing fee and administration fee payable to PG&E will be approved by the CPUC in the issuance advice letter and set forth in the final prospectus. Please read “PG&E’s Financing Order—Issuance Advice Letter” and “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated” in this prospectus.

Issuance of Additional Recovery Bonds:

PG&E is authorized to issue up to $7.5 billion of recovery bonds under the financing order from the CPUC under the Wildfire Financing Law in up to three series on or prior to December 31, 2022. On May 10, 2022, the issuing entity issued $3.6 billion aggregate principal amount of the Series 2022-A Bonds. As a result, $3.9 billion of authority remains under the financing order after taking into account the issuance of the Series 2022-A Bonds.

Additional series of recovery bonds issued after this series of recovery bonds issued hereby (such additional series referred to hereinafter as “additional recovery bonds”) may be issued by the issuing entity, subject to the conditions described below. Each series of recovery bonds will be secured by separate recovery property created pursuant to the financing order. Any series of recovery bonds may include terms and provisions unique to that particular series of recovery bonds. Each series of additional recovery bonds will have the same true-up mechanism as required by the financing order.

Additional recovery bonds may not be issued unless the rating agency condition for the recovery bonds is satisfied. In addition, the execution of a joinder to the intercreditor agreement is a condition precedent to the sale of property consisting of non-bypassable charges payable by consumers comparable to the recovery property sold by PG&E pursuant to the sale agreement. Please read “Risk Factors—Other Risks Associated with an Investment in the Recovery Bonds—PG&E has caused, and may cause, the issuance of additional recovery bonds or additional other recovery bonds secured by additional recovery property or additional other recovery property that includes a non-bypassable charge on consumers, which may cause a delay in the payment of the recovery bonds and potential conflicts of interest among bondholders”, “Security for the Recovery Bonds—Intercreditor Agreement” and “Sale Agreement— Covenants of the Seller” in this prospectus.

Issuance of Additional Other Recovery Bonds:

In addition, PG&E may, from time to time, seek approval from the CPUC to issue securities similar to the recovery bonds secured by non-bypassable charges similar to the fixed recovery charges to recover costs that are eligible to be financed under the Wildfire Financing Law or other legislation similar to the Wildfire Financing Law, and have been authorized by the CPUC. Such similar recovery bonds are referred to as “additional other recovery bonds”.

In a separate proceeding, PG&E filed an application on March 11, 2022, as amended on May 4, 2022, requesting the CPUC approve a separate financing order permitting PG&E to issue additional other recovery bonds in an amount up to approximately $1.4 billion to finance a second portion of

PG&E’s wildfire risk mitigation and capital expenditures under the Wildfire Financing Law. Any additional other recovery bonds (including any such additional other recovery bonds issued pursuant to the financing order described in the previous paragraph) would be secured by separate property created by a separate financing order or orders. PG&E has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution of a joinder to the intercreditor agreement is a condition precedent to the sale of property consisting of non-bypassable charges payable by consumers comparable to the recovery property sold by PG&E pursuant to the sale agreement. Please read “Risk Factors—Other Risks Associated with an Investment in the Recovery Bonds—PG&E has caused, and may cause, the issuance of additional recovery bonds or additional other recovery bonds secured by additional recovery property or additional other recovery property that includes a non-bypassable charge on consumers, which may cause a delay in the payment of the recovery bonds and potential conflicts of interest among bondholders”, “Security for the Recovery Bonds—Intercreditor Agreement” and “Sale Agreement— Covenants of the Seller” in this prospectus.

Issuance of Additional Recovery Bonds or Additional Other Recovery Bonds by the Issuing Entity:

The issuing entity’s organizational documents and the basic documents give it the authority and flexibility to issue additional recovery bonds or additional other recovery bonds, subject to the satisfaction of each of the following conditions:

•   PG&E has existing authority under the financing order to issue additional recovery bonds or PG&E requests and receives an additional financing order from the CPUC to recover additional recovery costs through the issuance of additional other recovery bonds;

•   PG&E must serve as the initial servicer and administrator for such series of the additional recovery bonds or additional other recovery bonds and the servicer and administrator cannot be replaced without the requisite approval of the holders of all series of recovery bonds then-outstanding;

•   satisfaction of the rating agency condition;

•   each series of additional recovery bonds or additional other recovery bonds shall have recourse only to the additional recovery property or additional other recovery property, as applicable, and funds on deposit in the trust account held by the indenture trustee with respect to such additional recovery bonds or additional other recovery bonds, as the case may be, will be nonrecourse to the issuing entity’s other assets and does not constitute a claim against the issuing entity if revenue from the fixed recovery charges and funds on deposit in the trust account with respect to such series of additional recovery bonds or additional other recovery bonds are insufficient to pay such series of additional recovery bonds or additional other recovery bonds, as the case may be, in full;

•   the trustee and the rating agencies then rating any series of the issuing entity’s outstanding recovery bonds will be provided an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance will not result in the issuing entity’s substantive consolidation with PG&E and that there will have been a true sale of the recovery property with respect to such series, subject to the customary exceptions, qualifications and assumptions contained therein;

•   transaction documentation for the other series provides that the indenture trustee with respect to such series of additional recovery bonds or additional other recovery bonds on behalf of holders of the additional recovery bonds or additional other recovery bonds will not file or join in filing of any bankruptcy petition against the issuing entity;

•   if holders of such additional recovery bonds or additional other recovery bonds are deemed to have any interest in any of the collateral dedicated to the recovery bonds, holders of such additional recovery bonds or additional other recovery bonds must agree that their interest in the collateral dedicated to the additional recovery bonds or additional other recovery bonds, as the case may be, is only a first priority perfected interest in the assets relating to the additional recovery bonds or additional other recovery bonds, as the case may be, in accordance with the related intercreditor agreement;

•   each series of additional recovery bonds or additional other recovery bonds issued under any separate indenture will have a separate collection account;

•   no series of additional recovery bonds or additional other recovery bonds will be issued under the indenture governing the recovery bonds offered hereby; and

•   each series of additional recovery bonds or additional other recovery bonds will bear its own trustee fees, servicer fees and administration fees.

Please read “Description of the Recovery Bonds—Conditions of Issuance of Additional Recovery Bonds or Additional Other Recovery Bonds” in this prospectus.

The financing order requires that, in the event a consumer does not pay in full all amounts owed under any bill including fixed recovery charges, any resulting shortfalls in fixed recovery charges will be allocated ratably among the fixed recovery charges, FRTAs and other charges. Please read “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Allocation Among Series of Recovery Bonds:

The recovery bonds will not be subordinated in right of payment to any additional recovery bonds or additional other recovery bonds. Each series of additional recovery bonds or additional other recovery bonds will be secured by its own recovery property, which will include the right in and to fixed recovery charges calculated in respect of such series of additional recovery bonds or additional other recovery bonds, and the right to impose true-up adjustments to correct overcollections or undercollections in respect of that series. Each series of additional recovery bonds or additional other recovery bonds will also have its own collection account, including any related subaccounts, into which revenue from the fixed recovery charges relating to that series of additional recovery bonds or additional other recovery bonds will be deposited and from which amounts will be withdrawn to pay the related series of recovery bonds. Holders of one series of recovery bonds will have no recourse to collateral for a different series. Each series of additional recovery bonds or additional other recovery bonds will also have the same true-up mechanism as required by the financing order. See “Security for the Recovery Bonds—Description of Indenture Accounts” and “—How Funds in the Collection Account will be Allocated” in this prospectus.

Although each series of additional recovery bonds or additional other recovery bonds will have its own recovery property reflecting the right in and to a separate fixed recovery charge, fixed recovery charges relating to the recovery bonds and fixed recovery charges relating to any other series of additional recovery bonds or additional other recovery bonds, as the case may be, will be collected through single periodic bills to each consumer, and all fixed recovery charges might be combined into a single line item on those periodic bills. The fixed recovery charges for each series of recovery bonds may not be separately identified on consumer electricity bills, although consumer electricity bills will state that a portion of the electricity bill consists of the rights to the fixed recovery charges that have been sold to the financing entity created to issue such additional recovery bonds or additional other recovery bonds.

In the event a consumer does not pay in full all amounts owed under any bill including fixed recovery charges, the servicer is required to allocate any resulting shortfalls in fixed recovery charges ratably based on the amounts of fixed recovery charges owing in respect of the recovery bonds, the Series 2022-A Bonds, the 2021 Wildfire Recovery Bonds and any amounts owing to any additional recovery bonds or additional other recovery bonds. See “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Credit Enhancement:

Credit enhancement for the recovery bonds, which is intended to protect you against losses or delays in scheduled payments on the recovery bonds, will be as follows:

•   The CPUC will approve adjustments to the fixed recovery charges, but only upon petition of the servicer, to make up for any shortfall, due to any reason, or reduce any excess in collected fixed recovery charges. The issuing entity will sometimes refer to these adjustments as the “true-up adjustments” or the “true-up mechanism”. These adjustments will be made annually, and if determined necessary by the servicer, semi-annually and more frequently and if there are recovery bonds outstanding following the scheduled final payment date of the latest maturing tranche of the recovery bonds, quarterly, to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the recovery bonds. Please read “PG&E’s Financing Order—Fixed Recovery Charges” in this prospectus.

•   Collection Account—Under the indenture, the trustee will hold a collection account for the recovery bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

•   the general subaccount—the trustee will deposit into the general subaccount all fixed recovery charge collections remitted to it by the servicer;

•   the capital subaccount—PG&E will deposit an amount equal to 0.50% of the recovery bonds principal amount issued into the capital subaccount on the date of issuance of the recovery bonds; and

•   the excess funds subaccount—any excess amount of collected fixed recovery charges and investment earnings will be held in the excess funds subaccount.

Reports to Bondholders; SEC Filings:	Pursuant to the indenture, the trustee will make available on its website (currently located at https://gctinvestorreporting.bnymellon.com) to the holders of record of the recovery bonds regular reports prepared by the servicer containing information concerning, among other things, the issuing entity and the collateral. Unless and until the recovery bonds are issued in definitive certificated form, the reports will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the recovery bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please read “Description of the Recovery Bonds—Reports to Bondholders” in this prospectus.

Neither the issuing entity nor the depositor will be an asset-backed issuer and the recovery bonds are not asset-backed securities as such terms are defined by the SEC in governing regulations Item 1101 of Regulation AB. However, the issuing entity will file offering documents and will plan to file with the SEC required periodic and current reports related to the recovery bonds consistent with the disclosure and reporting regime established in Regulation AB and will also post those periodic and current reports at the website set forth above.

Please read “Description of the Recovery Bonds—SEC Filings; Website Disclosure” in this prospectus.

Servicing Compensation:	The issuing entity will pay the servicer on each payment date the servicing fee with respect to the recovery bonds. As long as PG&E or any affiliated entity acts as servicer, this fee will be 0.05% of the initial aggregate principal amount of the recovery bonds per annum, plus out-of-pocket expenses. The annual servicing fee for the recovery bonds payable to any other servicer not affiliated with PG&E will be negotiated by the successor servicer and the trustee, but must be approved by the CPUC. The CPUC will not approve the appointment of a successor servicer unless the rating agency condition for the recovery bonds is satisfied. In no event will the trustee be liable for any servicing fee in its individual capacity.

Federal Income Tax Status:	In the opinion of Hunton Andrews Kurth LLP (“Hunton”) counsel to the issuing entity and to PG&E, for federal income tax purposes, the issuance of the recovery bonds will be a “qualifying securitization” within the meaning of Revenue Procedure 2005-62, the recovery bonds will constitute indebtedness of PG&E, the issuing entity’s sole member and PG&E will not be treated as recognizing gross income upon the issuance of the recovery bonds. If you purchase a beneficial interest in any recovery bond, you agree by your purchase to treat the recovery bonds as debt of the issuing entity’s sole member for federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus.

ERISA Considerations:	Employee benefit plans or other arrangements that provide retirement income that are subject to ERISA or Section 4975 of the Internal Revenue Code and investors acting on behalf of, or using assets of, such plans or arrangements may acquire the recovery bonds subject to specified conditions. The acquisition, holding or disposition of the recovery bonds could be treated as a direct or indirect prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code. Accordingly, by acquiring and holding the recovery bonds, each investor that is, or is acting on behalf of, or using assets of, such an employee benefit plan or arrangement subject to ERISA and/or Section 4975 of the Internal Revenue Code will be deemed to certify that the purchase, holding and subsequent disposition of the recovery bonds will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. Please read “ERISA Considerations” in this prospectus.

Credit Ratings:	The issuing entity expects the recovery bonds will receive credit ratings from at least two nationally recognized statistical rating organizations. Please read “Ratings for the Recovery Bonds” in this prospectus.

Use of Proceeds:	Proceeds will be used to pay expenses of issuance and to purchase the recovery property from PG&E. In accordance with the financing order, PG&E will use the proceeds it receives from the sale of the recovery property to reimburse itself for previously incurred recovery costs, including the retirement of related debt. Please read “Use of Proceeds” in this prospectus.

1940 Act Registration:	The issuing entity will be relying on an exclusion from the definition of “investment company” under the 1940 Act contained in Section 3(c)(5) of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will be structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Credit Risk Retention:	The recovery bonds are not subject to the 5% risk retention requirements imposed by Section 15G of the Securities Exchange Act of 1934 or the Exchange Act due to the exemption provided in Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 of the Exchange Act or Regulation RR. For information regarding the requirements of the European Union Securitization Regulation as to risk retention and other matters, please read “Risk Factors—Other Risks Associated with an Investment in the Recovery Bonds— Regulatory provisions affecting certain investors could adversely affect the price and liquidity of the recovery bonds” in this prospectus.

Conflicts of Interest:	Certain of the underwriters and/or their affiliates are agents or lenders under the Utility Revolving Credit Agreement that PG&E intends to repay from the proceeds it will receive from the sale of the recovery property. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case such underwriter could be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of recovery bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Plan of Distribution (Conflicts of Interest)” in this prospectus.

Minimum Denomination:	$2,000, or integral multiples of $1,000 in excess thereof, except for one recovery bond of each tranche which may be of a smaller denomination.

Expected Settlement:	On or about July 20, 2022, settling flat. DTC, Clearstream and Euroclear.

SUMMARY OF RISK FACTORS

Set forth below is a summary of the material risk factors which you should consider before deciding whether to invest in the recovery bonds. These risks can affect the timing or ultimate payment of the recovery bonds and value of your security. A description of such risk factors in greater details follows this summary.

Limited Source of Payment for the Recovery Bonds: The only source of funds for the recovery bonds is the recovery property and the other limited moneys held by the trustee. At the time of issuance of the recovery bonds, the issuing entity will have no other assets and the recovery bonds are non-recourse to PG&E. Therefore, the sources for repayment of the recovery bonds are limited. You must rely for payment of the recovery bonds solely upon the Wildfire Financing Law, state and federal constitutional rights to enforcement of the securitization provisions of the Wildfire Financing Law, the irrevocable financing order, collections of the fixed recovery charges and funds on deposit in the related accounts held by the trustee.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions: The recovery property is an asset created under the Wildfire Financing Law and through regulatory proceedings at the CPUC. The Wildfire Financing Law may be challenged in court. The Stress Test Order and the financing order were challenged before the CPUC and in court, but became final and non-appealable on February 28, 2022.

The California legislature, or the voters of the State using their initiative powers, may attempt to amend the Wildfire Financing Law, which could potentially impair the value of the recovery property. Further, PG&E may fail or be unsuccessful in challenging such actions. Neither the issuing entity nor PG&E will indemnify you for any changes of law, whether as a result of constitutional amendment, legislative enactment, any regulatory or administrative action or any judicial proceedings.

In addition, the CPUC retains the power to adopt, revise or rescind rules or regulations affecting PG&E and may attempt to take actions which could potentially impair the value of the recovery property. Also, true-up adjustment submissions made with the CPUC may be challenged before the CPUC or in court, resulting in delays in implementation of the true-up adjustment. Additionally, subject to any required CPUC approval, PG&E may establish billing, collection and posting arrangements with consumers which could impact the timing and amount of consumer payments.

Also, a municipality may seek to acquire portions of PG&E’s service territory, and may dispute their obligation to pay the fixed recovery charges, or even if obligated to do so, may fail to bill and remit the fixed recovery charges on a timely basis.

Servicing Forecasting and Related Servicing Risks: The collection of fixed recovery charges on a timely and sufficient basis depend upon the ability of the servicer to accurately forecast consumer usage. If the servicer inaccurately forecasts consumption or underestimates consumer delinquencies for any reason, there could be a shortfall or material delay in fixed recovery charge collections. Factors which might cause inaccurate projections of usage or consumer delinquencies, include unanticipated weather conditions, rolling blackouts due to capacity constraints, cyber-attacks on PG&E or CAISO infrastructure, general economic conditions, natural or man-made disasters, such as wildfires, earthquakes or pandemics, such as the current pandemic caused by COVID-19. PG&E’s ability to collect fixed recovery charges from consumers may also be impacted by some of these same factors. In response to the COVID-19 pandemic, the Governor of California and the CPUC have taken actions which could impact the ability to collect the fixed recovery charges, including the cessation of PG&E’s ability to disconnect service, the requirement to defer payments from consumers and the suspension of the requirement for consumer credit deposits. Any of these actions or any future actions by the California legislature or the CPUC taken in response to COVID-19 or any future pandemic or other natural disaster may adversely affect the ability of the Servicer to forecast and to collect fixed recovery charges.

Servicing of the fixed recovery charges may also be adversely affected by a growth in the number of ESPs which elect to bill and collect the fixed recovery charges and who fail to do so promptly or completely.

It may be difficult for the issuing entity to find a replacement servicer should PG&E default in its obligations. Assuming the issuing entity can obtain a successor servicer, the successor servicer may be less effective in servicing the charges, potentially resulting in delay in collections, which might reduce the value of your investment.

Risks Associated with the Unusual Nature of Recovery Property: The unusual nature of the recovery property makes it unlikely that, in the event of a default, the recovery property could be sold. Although the recovery bonds may be accelerated in the event of a default, as a practical matter, the fixed recovery charges would likely not be accelerated.

Natural Disaster-Related Risk: Severe weather events and other natural disasters, including wildfires and other fires, storms, tornadoes, floods, extreme heat events, drought, earthquakes, lightning, tsunamis, rising sea levels, solar events, electromagnetic events, wind events or other weather-related conditions, climate change, or natural disasters, could result in severe business disruptions, prolonged power outages, property damage, injuries and loss of life, significant decreases in revenues and earnings, and significant additional costs to PG&E. Transmission and/or distribution and generation facilities could be damaged or destroyed and usage of electricity could be interrupted temporarily, reducing the collections of fixed recovery charges or otherwise impacting PG&E’s ability to service the recovery property. As the fixed recovery charge is a consumption-based charge, any unexpected failure to deliver electricity may impact the collection of fixed recovery charges. Further, there could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity among PG&E’s consumers. As a consequence of and in response to these severe events, legislative action adverse to the bondholders might be taken, and such legislation, if challenged as a violation of the State Pledge, might be defended on the basis of public necessity.

Risks Associated with Potential Bankruptcy of the Seller or the Servicer: In the event of a bankruptcy by PG&E, you may experience a delay in payment or a default on payment of the recovery bonds due to various factors, including the comingling of fixed recovery charges with other revenue of the servicer, a challenge to the characterization of the sale of the recovery property as a financing transaction, an effort to consolidate the issuing entity’s assets and liabilities with those of PG&E, a characterization of fixed recovery payments to the trustee as preferential transfers, the treatment of the issuing entity’s claims against the seller as unsecured claims and a general limitation on the remedies available in a bankruptcy, including the risk of an automatic stay.

Other Risks Associated with an Investment in the Recovery Bonds: Other risks associated with the purchase of the recovery bonds include the inadequacy of any indemnification obligations provided by the seller, the impact of a change of ratings or the issuance of an unsolicited rating, the absence of a secondary market for the recovery bonds, the issuance of additional recovery bonds, additional other recovery bonds or similar instruments creating greater burdens on the same consumers, regulatory actions affecting certain investors and losses on investments held by the trustee.

RISK FACTORS

Please carefully consider all the information the depositor has included or incorporated by reference in this prospectus, including the risks described below and the statements contained under the heading “Cautionary Statement Regarding Forward-Looking Information” in this prospectus before deciding whether to invest in the recovery bonds.

You may experience material payment delays or incur a loss on your investment in the recovery bonds because the source of funds for payment is limited.

The only source of funds for payment of the recovery bonds will be the collateral, which consist of:

•

the recovery property securing the recovery bonds, including the right to impose, collect and receive related fixed recovery charges and the issuing entity’s rights under the financing order to the true-up mechanism;

•	the funds on deposit in the accounts for the recovery bonds held by the trustee; and

•	the issuing entity’s rights under various contracts the issuing entity describes in this prospectus.

The recovery bonds will not be insured or guaranteed by PG&E, including in its capacity as sponsor, depositor, seller or servicer, or by its parent, PG&E Corporation, any of their respective affiliates, the trustee or any other person or entity. The recovery bonds will be nonrecourse obligations, secured only by the collateral. Delays in payment on the recovery bonds might result in a reduction in the market value of the recovery bonds and, therefore, the value of your investment in the recovery bonds.

Thus, you must rely for payment of the recovery bonds solely upon the Wildfire Financing Law, state and federal constitutional rights to enforcement of the Wildfire Financing Law, the irrevocable financing order, collections of the fixed recovery charges and funds on deposit in the related accounts held by the trustee. If these amounts are not sufficient to make payments or there are delays in recoveries, you may experience material payment delays or incur a loss on your investment in the recovery bonds. The issuing entity’s organizational documents will restrict the issuing entity’s right to acquire other assets unrelated to the transactions described in this prospectus. Please read “PG&E Wildfire Recovery Funding LLC, The Issuing Entity” in this prospectus.

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE

OR REGULATORY ACTIONS

The issuing entity will not be obligated to indemnify you for changes in law.

Neither the issuing entity nor PG&E will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Wildfire Financing Law, that may affect the value of your recovery bonds. PG&E will agree in the sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Wildfire Financing Law that would be materially adverse to the issuing entity, the trustee or bondholders. However, PG&E may not be able to take such action and, if PG&E does take action, such action may not be successful. Although PG&E or any successor seller might be required to indemnify the issuing entity if legal action based on the law in effect at the time of the issuance of the recovery bonds invalidates the recovery property, such indemnification obligations do not apply for any changes in law after the date the recovery bonds are issued, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment, any regulatory or administrative action or any final and non-appealable judicial decision. Please read “The Sale Agreement—Seller Representations and Warranties” and “The Servicing Agreement—Servicing Standards and Covenants” in this prospectus.

Future judicial action could reduce the value of your investment in the recovery bonds.

The recovery property is created pursuant to the Wildfire Financing Law, the financing order and the issuance advice letter relating to the recovery bonds. The Wildfire Financing Law initially became effective on January 1, 2019. PG&E is the second utility to issue recovery bonds under the Wildfire Financing Law.

The Wildfire Financing Law or any provisions thereof, as well as the financing order, might be directly contested in courts or otherwise become the subject of litigation. As of the date of this prospectus, no such litigation has arisen. A lawsuit has been brought challenging the constitutionality of Public Utilities Code Division 1, Part 6 of the California Public Utilities Code (the “Wildfire Fund Law”), which authorizes the CPUC’s imposition of a non-bypassable charge by each electric utility in California to fund California’s Wildfire Fund. The Wildfire Fund Law was enacted in the same legislation (“AB 1054”) that amended the Wildfire Financing Law. In June 2020, the United States District Court for the Northern District of California (the “District Court”) dismissed the lawsuit with prejudice, plaintiffs subsequently appealed to the United States Court of Appeals for the Ninth Circuit (“Ninth Circuit”), and on December 30, 2021, the Ninth Circuit affirmed the District Court’s dismissal. The plaintiffs filed a petition for rehearing and rehearing en banc, which was denied on February 23, 2022. Under the United States Supreme Court’s (the “Supreme Court”) rules, the plaintiffs have until May 24, 2022 to file a petition for a writ of certiorari to appeal the Ninth Circuit’s decision. To date, the plaintiffs have not filed such a petition.

The lawsuit seeking to invalidate the Wildfire Fund Law does not challenge the Wildfire Financing Law. If, however, the plaintiffs petition for a writ of certiorari, the writ is granted, and the Supreme Court reverses the Ninth Circuit’s decision (thereby allowing the lawsuit to proceed in the District Court), it is possible that any such decision would provoke a challenge to the Wildfire Financing Law or the financing order. If the Wildfire Financing Law or financing order is challenged, such a challenge could be successful. If any relevant underlying legislative enactment or a provision of the Wildfire Financing Law were invalidated, you might lose some or all of your investment or you might experience delays in recovering your investment.

California and other states have passed laws permitting the securitization of electrical corporation costs similar to the Wildfire Financing Law, such as costs associated with the deregulation of the electric market, environmental control costs and hurricane recovery costs. Some of the laws have been challenged by judicial actions or in utility commission proceedings. To date, none of these challenges has succeeded, but future challenges might ensue. An unfavorable decision regarding another state’s law would not automatically invalidate the Wildfire Financing Law or the financing order, but it might provoke a challenge to the Wildfire Financing Law, establish a non-binding legal precedent for a successful challenge to the Wildfire Financing Law or heighten awareness of the political and other risks of the recovery bonds, and in that way may limit their liquidity and value. Therefore, legal activity in other states may indirectly affect the value of your investment in the recovery bonds.

Future state legislative action, including a voter initiative, might attempt to reduce the value of your investment in the recovery bonds.

In the Wildfire Financing Law, the State has pledged that it will neither limit nor alter the fixed recovery charges, recovery property, financing orders of the CPUC or any rights thereunder until the recovery bonds, together with the interest thereon and related financing costs, are fully paid and discharged. For a description of the State Pledge, please read “The Recovery Property and the Wildfire Financing Law—The Financing Order and the Recovery Property— State Pledge” in this prospectus. However, the Wildfire Financing Law further provides that nothing therein precludes the State from limiting or altering the fixed recovery charges, recovery property or any financing order of the CPUC, if and when adequate provision is made by law for the protection of PG&E and of owners and holders of recovery bonds. It is unclear what “adequate provision” would be afforded to holders of recovery bonds by the State if such limitation or alteration were attempted. Accordingly, that adequate provision could conceivably have an adverse effect on the market value of the recovery bonds or the timing of receipt of payments with respect to the recovery bonds.

In addition, under Article II of the California Constitution, the electorate has the right through its initiative powers to propose statutes as well as amendments to the California Constitution. Generally, any matter that is a proper subject of legislation can become the subject of an initiative. For an initiative measure to qualify for an election, the initiative measure must, among other procedural requirements, be submitted to the California Attorney General. A petition signed by electors constituting five percent in the case of a statutory initiative and eight percent in the case of a constitutional initiative of the votes cast at the immediately preceding gubernatorial election also must be submitted to the California Secretary of State. To become effective, the initiative must then be approved by a majority vote of the electors voting at the next general election.

As of the date of this prospectus, the depositor is not aware of any pending California legislation or voter initiative that would materially and adversely affect any of the provisions of the Wildfire Financing Law. Nevertheless, the depositor cannot assure you that a repeal or amendment of the Wildfire Financing Law will not be adopted or sought, either by the California legislature, or the electorate acting through its initiative powers, or that any action or refusal to act by the State of California will not occur, any of which may constitute a violation of the State Pledge with the holders. If a violation of the State Pledge occurs, costly and time-consuming litigation might ensue. Any litigation might materially and adversely affect the price of the recovery bonds and your ability to resell the recovery bonds and might delay the timing of payments on the recovery bonds. Moreover, given the lack of controlling precedent directly addressing the recovery bonds and the State Pledge, the depositor cannot predict the outcome of any litigation with certainty. Accordingly, such litigation could result in delays in receipt of payments on the recovery bonds or losses on your investment in the recovery bonds.

The CPUC might attempt to take actions that could reduce the value of your investment in the recovery bonds.

The Wildfire Financing Law provides that a financing order is irrevocable and that the CPUC may not directly or indirectly, by any subsequent action, rescind or amend a financing order or reduce or impair the fixed recovery charges authorized under a financing order, except for the true-up adjustments to the fixed recovery charges. However, the CPUC retains the power to adopt, revise or rescind rules or regulations affecting PG&E.

For instance, in 2020 and 2021, the CPUC adopted new consumer protection regulations and extended or made permanent some of the temporary consumer protections enacted in response to COVID-19 that may prolong the time it takes to complete the process of disconnecting consumers for nonpayment or completely prevent disconnections in excess of certain set thresholds. Please read “The Depositor, Seller, Initial Servicer and Sponsor—Billing and Collections” and “The Depositor, Seller, Initial Servicer and Sponsor—COVID-19 Consumer Protections” in this prospectus. Similarly, the CPUC may prevent disconnections during extreme weather conditions. Any new or amended regulations or orders from the CPUC might affect the ability of the servicer to disconnect consumers for nonpayment or prevent disconnections in excess of certain regional thresholds, which may ultimately hinder PG&E’s ability to collect fixed recovery charges in full, and on a timely basis, which may in turn negatively impact, the rating of the recovery bonds or their price and, accordingly, the amortization of the recovery bonds and their weighted average lives.

The servicer is required to submit with the CPUC, on the issuing entity’s behalf, certain adjustments of the fixed recovery charges. Please read “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Fixed Recovery Charge” and “The Servicing Agreement— True-Up Adjustment Submissions” in this prospectus. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the recovery bonds. Also, any litigation might not only be costly and time-consuming, but also materially interrupt fixed recovery charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted-average lives of the recovery bonds.

PG&E is subject to the Enhanced Oversight and Enforcement Process and may be subject to additional fines, penalties, or other regulatory actions in the future which could impact PG&E’s ability to service the recovery property.

The Enhanced Oversight and Enforcement Process (“EOEP”) is a six-step process with potentially escalating CPUC oversight and enforcement measures based on specific “triggering events” identified for each of the six steps. If PG&E is placed into the EOEP, it will be subject to additional reporting requirements and additional monitoring and oversight by the CPUC. Higher steps of the process (steps 3 through 6) also contemplate additional enforcement mechanisms, including appointment of an independent third-party monitor, appointment of a chief restructuring officer, pursuit of the receivership remedy, and review of PG&E’s Certificate of Public Convenience and Necessity (i.e., its license to operate as a utility). The process contains provisions for PG&E to cure and exit the process if it can satisfy specific criteria. The EOEP states that PG&E should presumptively move through the steps of the process sequentially, but the CPUC may place PG&E into the appropriate step of the process upon occurrence of a specified triggering event.

On April 15, 2021, the CPUC placed PG&E into step 1 of the EOEP for failing to sufficiently prioritize clearing vegetation on its highest risk power lines as part of the 2020 wildfire mitigation plan. There can be no assurance regarding if or when PG&E will exit the EOEP, or whether the CPUC will initiate another step 1 proceeding or whether the CPUC will seek to move PG&E into a higher step of the process.

The EOEP does not replace or limit the CPUC’s regulatory authority, including the authority to issue orders to show cause and orders instituting investigations and to impose fines and penalties or take other regulatory actions. PG&E may be subject to additional fines, penalties, or other regulatory actions in the future which could impact PG&E’s ability to service the recovery property, whether in connection with the EOEP or otherwise.

PG&E Corporation and PG&E could be liable as a result of the 2019 Kincade fire, the 2020 Zogg fire, the 2021 Dixie fire, or future wildfires, which could impact PG&E’s ability to service the recovery property.

Based on the facts and circumstances available as of the date of this registration statement, PG&E Corporation and PG&E have determined that it is probable they will incur losses in connection with the 2019 Kincade fire, the 2020 Zogg fire and the 2021 Dixie fire. PG&E could be subject to significant liability in excess of recoveries that would be expected to have a material impact on PG&E’s financial condition, results of operations, liquidity, and cash flows. PG&E Corporation and PG&E have also received and have responded or are responding to document, data, and other information requests from the Safety and Enforcement Division of the CPUC and law enforcement agencies that are investigating these wildfires. PG&E Corporation and PG&E could be the subject of additional investigations, lawsuits, or enforcement actions in connection with the 2019 Kincade fire, the 2020 Zogg fire, the 2021 Dixie fire or other wildfires. If PG&E were convicted of any criminal charges in connection with the 2020 Zogg fire, the sentencing court must order PG&E to make restitution in an amount that is sufficient to fully reimburse victims for their economic losses. PG&E does not expect that any of its liability insurance would be available to cover restitution payments ordered by the court presiding over the criminal proceeding in connection with the 2020 Zogg fire. PG&E is currently unable to determine a reasonable estimate of the amount of such additional losses but believes that, depending on which charges it were to be convicted of, its total losses associated with the 2020 Zogg fire would materially exceed the accrued estimated liabilities that PG&E Corporation and PG&E have recorded to reflect the lower end of the range of the reasonably estimated range of losses. PG&E is currently unable to determine a reasonable estimate of the amount of such additional losses.

Additionally, under the doctrine of inverse condemnation, courts have imposed liability against utilities on the grounds that losses borne by the person whose property was damaged through a public-use undertaking should be spread across the community that benefited from such undertaking, even if PG&E is unable to recover these costs through rates.

Although PG&E has taken extensive measures to reduce the threat of future wildfires, the potential that PG&E’s equipment will be involved in the ignition of future wildfires, including catastrophic wildfires, is significant. Despite significant investment in mitigation measures to improve infrastructure and manage vegetation, as well as implementation of de-energization strategies, PG&E may not be successful in mitigating the risk of future wildfires.

In addition, wildfires have had and, along with any future wildfires, could continue to have, adverse consequences on PG&E’s proceedings with the CPUC and the FERC, and future regulatory proceedings, including future applications with the Office of Energy Infrastructure Safety for the safety certification required by the Wildfire Financing Law. PG&E may also suffer additional reputational harm and face an even more challenging operating, political, and regulatory environment as a result of past or any future wildfires, which could impact PG&E’s ability to service the recovery property.

The servicer may not fulfill its obligations to act on behalf of the bondholders to protect bondholders from actions by the CPUC or the State of California, or the servicer may be unsuccessful in any such attempt.

The servicer will agree in the servicing agreement to take any action or proceeding necessary to compel performance by the CPUC and the State of California of any of their obligations or duties under the Wildfire Financing Law or the financing order, including any actions reasonably necessary to block or overturn attempts to cause a repeal or modification of the Wildfire Financing Law or the financing order. The servicer, however, may not be able to take those actions for a number of reasons, including legal or regulatory restrictions, financial constraints and practical difficulties in challenging any such legislative enactment or constitutional amendment. Additionally, any action the servicer is able to take may not be successful. Any such failure to perform the servicer’s obligations or to successfully compel performance by the CPUC or the State of California could negatively affect bondholders’ rights and result in a loss of their investment.

A municipal entity might assert the right to acquire portions of PG&E’s electric facilities and/or serve the load of consumers within their jurisdictional areas and avoid or reduce the affected consumers’ payment of the fixed recovery charges.

California law authorizes certain local municipalities to seek to acquire portions of PG&E’s electric facilities through the power of eminent domain for use as part of municipally-owned utility systems and serve consumers with those facilities. Additionally, local municipalities may extend their own facilities to take over service of consumers located within their jurisdictional areas, which may overlap with PG&E’s service territory. These circumstances involve what is referred to under existing tariffs as municipal departing load (“Municipal DL”), where the affected consumers are no longer interconnected with PG&E’s electric facilities. As of the date of this prospectus, the depositor is aware that certain municipalities have suggested municipalization of part or all of PG&E’s businesses, offers by municipalities and other public entities to acquire the electric assets of PG&E within their respective jurisdictions and calls for state intervention, including the possibility of a state takeover of PG&E.

As required by the Wildfire Financing Law, the financing order provides that the fixed recovery charges must be paid by all existing and future consumers within PG&E’s service territory as it existed on the date of the financing order (subject to certain exceptions). The financing order provides that, except in the case of municipalization, consumers that no longer take transmission and distribution retail service from PG&E after the date of the financing order, or that meet relevant criteria in the applicable tariff, shall be treated as departing load consumers (“DL consumers”) using applicable tariffs for DL consumers, including the Electric-Departing Customer Generation tariff, and will be subject to pay the fixed recovery charges and any FRTAs and entitled to receive the Customer Credit. In addition, under the financing order and the Wildfire Financing Law, in the event that residents of a municipality who are consumers no longer take transmission and distribution retail service after the date of the financing order, such consumers will be subject to pay the fixed recovery charges and any FRTAs. DL consumers, including Municipal DL consumers, are required to pay the fixed recovery charge and any FRTAs based on approaches that are consistent with the methods in place for other non-bypassable charges. PG&E’s Municipal DL tariffs provide for calculation of certain non-bypassable charges based on consumption as metered or estimated. PG&E has administered these Municipal DL tariffs by reaching an agreement with the Municipal DL consumer or the local municipality serving the Municipal DL consumer for the payment of one or more lump sums based on a mutually acceptable estimate of the Municipal DL consumer’s non-bypassable cost obligations, which include charges similar to the fixed recovery charges. No assurance can be provided that such agreements will be reached in the future with respect to Municipal DL consumers, and any failure to reach such an agreement could result in litigation or otherwise make it difficult to collect the fixed recovery charges (including any lump sum payment). Please read “The Depositor, Seller, Initial Servicer and Sponsor— Municipalization; Municipal Departing Load” and “—Successors” in this prospectus. If such agreements relating to Municipal DL consumers are, however, reached, the payments allocable to the fixed recovery charges will constitute recovery property.

The Wildfire Financing Law also specifies that any successor to an electric utility shall perform and satisfy all obligations of the electric utility pursuant to the Wildfire Financing Law, including collecting and paying to the bondholders revenues arising with respect to the recovery property. In the servicing agreement, PG&E will covenant to assert in an appropriate forum that any public entity or municipality that acquires any portion of PG&E’s electric distribution facilities must be treated as a successor to PG&E under the Wildfire Financing Law and the financing order and that retail consumers remain responsible for payment of fixed recovery charges. No assurance can be provided that such assertion will be accepted by a public entity or municipality or sustained by a court. Please read “The Recovery Property and the Wildfire Financing Law—The Financing Order and the Recovery Property—The Wildfire Financing Law Requires the Electrical Corporation and its Successors to Service the Recovery Property” in this prospectus.

Despite these provisions of the Wildfire Financing Law and the financing order, the involved public entity or municipality might assert that its consumers are not responsible for payment of fixed recovery charges or that it is not responsible for collecting the charges, and as a result, PG&E may find collection of fixed recovery charges from such consumers difficult or impractical or the recovery of such charges to be delayed. In any such cases, there can be no assurance that the fixed recovery charges will be collected from consumers of publicly-owned utilities who were formerly consumers of PG&E. Any decrease in the consumer base from which fixed recovery charges are collected might result in missing payments or payment delays and lengthened weighted average life of the recovery bonds.

In the financing order, the CPUC has committed, in furtherance of the State Pledge and in accordance with the Wildfire Financing Law, in connection with any CPUC proceeding to authorize the voluntary or involuntary change in ownership of PG&E facilities by a public entity, to ensure the new asset owner either (a) will continue to bill and collect fixed recovery charges from consumers and remit such collections to PG&E or a new servicer for the recovery bonds or (b) ensure the upfront funding of the fixed recovery charges that would otherwise be paid by consumers where rate payment would be affected by the ownership change.

Whether and how the law giving the CPUC jurisdiction to approve a public entity’s acquisition of electric or gas assets would be applied to a condemnation has not been tested, and no assurance can be provided that the provisions of the financing order referenced herein will be successfully implemented. Please read “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Provides that Fixed Recovery Charges are Non-bypassable” in this prospectus.

It may be difficult to accurately estimate and collect fixed recovery charges from consumers who self- generate and who disconnect from PG&E’s grid.

Broader use of distributed generation by consumers may result from consumers’ changing perceptions of the merits of utilizing existing generation technology, tax or other economic incentives or from technological developments resulting in smaller-scale, more fuel efficient, more environmentally friendly and/or more cost effective distributed generation. Moreover, an increase in distributed generation may result if extreme weather conditions result in shortages of grid-supplied energy or if other factors cause grid-supplied energy to be less reliable. More widespread use of distributed generation, particularly battery storage, might allow greater numbers of consumers to reduce or eliminate their payment of fixed recovery charges causing fixed recovery charges to remaining consumers to increase.

In respect of consumers who self-generate, the financing order provides that, except in the case of municipalization, consumers that no longer take transmission and distribution retail service from PG&E after the date of the financing order, or that meet relevant criteria in the applicable tariff, shall be treated as DL consumers using applicable tariffs for DL consumers, including the Electric-Departing Customer Generation tariff, and will be subject to pay the fixed recovery charges and any FRTAs and entitled to receive the Customer Credit. In addition, under the financing order and the Wildfire Financing Law, in the event that residents of a municipality who are consumers no longer take transmission and distribution retail service after the date of the financing order, such consumers will be subject to pay the fixed recovery charges and any FRTAs. The financing order provides that these self-generating DL consumers will be required to pay fixed recovery charges consistent with the methodology in place under existing DL tariffs for the payment of other non-bypassable charges by such consumers, except as stated below. This methodology requires that the fixed recovery charge be imposed on DL consumers based upon the consumption displaced by the new generation. Please read “The Depositor, Seller, Initial Servicer and Sponsor—Community Choice Aggregation, Direct Access and Departing Load” in this prospectus. The financing order does not limit the CPUC’s or PG&E’s discretion to modify DL tariffs in the future, but does provide assurance that fixed recovery charges will be recovered from consumers consistent with the method set forth in the DL tariffs in place as of the date of the financing order.

However, current DL tariffs do not require the payment of non-bypassable charges on DL consumers (other than Municipal DL consumers) that terminate service and disconnect from PG&E’s grid. While the financing order provides that such consumers remain responsible for payment of fixed recovery charges, it may be difficult for PG&E to accurately estimate and collect fixed recovery charges from these disconnected (former) consumers, and these consumers may dispute their obligation to pay the fixed recovery charge, thus potentially adversely impacting the timing and receipt of fixed recovery charge collections.

SERVICING FORECASTING RISKS

Inaccurate consumption or collection forecasting might reduce scheduled payments on the recovery bonds.

The fixed recovery charges are calculated based on forecasted consumer usage. The amount and the rate of fixed recovery charge collections will depend in part on actual electricity consumption and the timing of collections and write-offs. The financing order approves the methodology by which the fixed recovery charges will be calculated and adjusted from time to time by the servicer pursuant to true-up advice letters submitted to the CPUC as described below. Pursuant to the financing order, except for Exempted Consumers, the fixed recovery charge will be an equal cent per kWh charge across all consumer classes. For residential rate schedules with a tiered rate structure, total rates shall retain the rate relationships by tier determined by CPUC Decision (D.) 15-07-001 with the addition of the fixed recovery charges, any FRTAs and the Customer Credit. If the servicer inaccurately forecasts either electricity consumption or underestimates consumer delinquency or write-offs when setting or adjusting the fixed recovery charge, there could be a shortfall or material delay in fixed recovery charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the recovery bonds. Please read “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Approves the Methodology used to Calculate the Fixed Recovery Charges” and “The Servicing Agreement— True-Up Adjustment Submissions” in this prospectus.

Inaccurate forecasting of electricity consumption by the servicer might result from, among other things:

•	unanticipated weather or economic conditions, resulting in less electricity consumption than forecast;

•

general economic conditions, including the economic downturn caused by COVID-19 pandemic being worse than expected, causing consumers to migrate from PG&E’s service territory or reduce their electricity consumption;

•

the occurrence of a natural disaster, such as wildfires or earthquakes or an act of war or terrorism, or other catastrophic event, including pandemics, unexpectedly disrupting electrical service and reducing electricity consumption;

•	unanticipated changes in the market structure of the electric industry;

•	large consumers unexpectedly ceasing business or departing PG&E’s service territory;

•	dramatic and unexpected changes in energy prices resulting in decreased electricity consumption;

•

consumers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric consumption efficiency; or

•	differences or changes in forecasting methodology.

Inaccurate forecasting of delinquencies or write-offs by the servicer could result from, among other things:

•

unexpected deterioration of the economy, the occurrence of a natural disaster, an act of war or terrorism or other catastrophic events, including pandemics, causing greater write-offs than expected or forcing PG&E or a successor utility to grant additional payment relief to more consumers;

•

an unexpected change in law that makes it more difficult for PG&E or a successor distribution company to terminate service to nonpaying consumers, or that requires PG&E or a successor to apply more lenient credit standards for consumers;

•

the expansion of the “direct access” program which permits ESPs to collect payments arising from the fixed recovery charges, but who may fail to remit consumer charges to the servicer in a timely manner; or

•	rolling blackouts instituted by CAISO by the lack of installed capacity and high demand.

PG&E has been and could continue to be significantly affected by the outbreak of the COVID-19 pandemic, which could impact PG&E’s ability to collect and service the fixed recovery charges and might reduce scheduled payments on the recovery bonds.

PG&E continues to evaluate the impact of the current COVID-19 outbreak on its business and financial results. The consequences of a continued and prolonged outbreak and resulting governmental and regulatory orders have had and could continue to have a negative impact on PG&E’s financial condition, results of operations, liquidity, and cash flows, which in turn, could impact PG&E’s ability to collect and service the fixed recovery charges and might reduce scheduled payments on the recovery bonds. The financing order requires that the servicer submit with the CPUC periodic true-up advice letters to adjust the fixed recovery charges to ensure the recovery of revenues sufficient to provide for the timely payment of the periodic payment requirement. Routine annual true-up adjustment advice letters, routine semi-annual true-up advice letters, and routine interim true-up adjustment advice letters must be submitted at least fifty days prior to the proposed effective date of the adjustment. Given that there is at least fifty days between submission of a true-up advice letter and the effective date of an adjustment, a reduction in collections as the result of the imposition of a new moratorium or similar consumer protection measure and delay of implementing an adjustment may reduce scheduled payments on the recovery bonds.

The outbreak of the COVID-19 pandemic and the resulting economic conditions, and resulting decrease in economic and industrial activity in PG&E’s service territory, have and will continue to have a significant adverse impact on PG&E’s consumers. For example, reduced consumer receipts and collection delays have occurred throughout the COVID-19 pandemic. Although the CPUC authorized the establishment of memorandum and balancing accounts to track costs associated with consumer protection measures, the timing of regulatory relief, if any, and ultimate cost recovery from such accounts or otherwise, are uncertain. Please read “The Depositor, Seller, Initial Servicer and Sponsor—COVID-19 Consumer Protections” in this prospectus.

PG&E expects additional financial impacts in the future as a result of the COVID-19 pandemic but is unable to predict the timing, duration or intensity of the COVID-19 pandemic situation.

Consumer protection measures may limit the ability of PG&E to collect all charges owed by consumers, including the fixed recovery charges.

Consumer protection measures may limit the ability of PG&E to collect all charges owed by consumers, including the fixed recovery charges. In addition, California legislature or the CPUC may take additional actions in response to COVID-19 or any future pandemic which may adversely affect the timing of fixed recovery charge collections. As a consequence, the effect of any required true-up could be delayed, resulting in a shortfall or material delay in fixed recovery charge collections, which in turn might result in missed or delayed payments of principal and interest and lengthened weighted average life of the recovery bonds and downgrade of the credit ratings on the recovery bonds. Please read “The Depositor, Seller, Initial Servicer and Sponsor—COVID-19 Consumer Protections” in this prospectus.

Your investment in the recovery bonds depends on PG&E or its successor or assignee, acting as servicer of the recovery property.

PG&E, as servicer, will be responsible for, among other things, calculating, billing and collecting the fixed recovery charges from ESPs, submitting requests to the CPUC to adjust these charges, monitoring the collateral for the recovery bonds and taking certain actions in the event of non-payment by consumers. The trustee’s receipt of collections in respect of the fixed recovery charges, which will be used to make payments on recovery bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems that the servicer has in place for fixed recovery charge billings and collections, together with the CPUC regulations governing ESPs, might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the fixed recovery charges might be delayed or reduced. In that event, the issuing entity’s payments on the recovery bonds might be delayed or reduced.

If the issuing entity replaces PG&E as the servicer, the issuing entity may experience difficulties finding and using a replacement servicer.

If PG&E ceases to service the recovery property related to the recovery bonds, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than PG&E and might experience difficulties in collecting fixed recovery charges and determining appropriate adjustments to the fixed recovery charges and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might not be willing to perform except for fees higher than those approved by the CPUC pursuant to the financing order and might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to PG&E as servicer. Although a true-up adjustment would be required to allow for the increase in fees, there could be a gap between the incurrence of those fees and the implementation of a true-up adjustment to adjust for that increase that might adversely affect distributions to bondholders. In the event of the commencement of a case by or against the servicer under Title 11 of the United States Code, as amended, of the Bankruptcy Code, or similar laws, the issuing entity and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors might delay the timing of payments and reduce the value of your investment.

PG&E’s operational networks and information technology systems could be impacted by a cyber incident, cyber security breach, severe natural event, or physical attack, which could limit PG&E’s ability to service the recovery property.

PG&E’s electricity systems rely on a complex, interconnected network of generation, transmission, distribution, control, and communication technologies, which can be damaged by natural events-such as severe weather or seismic events-and by malicious events, such as cyber and physical attacks. Private and public entities, such as the North American Electric Reliability Corporation, and the U.S. federal government, including the Departments of Defense, Homeland Security and Energy, and the White House, have noted that cyber-attacks targeting utility systems are increasing in sophistication, magnitude, and frequency. PG&E’s operational networks also may face new cyber security risks due to modernizing and interconnecting the existing infrastructure with new technologies and control systems. Any failure or decrease in the functionality of PG&E’s operational networks could cause harm to the public or employees, significantly disrupt operations, negatively impact PG&E’s ability to safely generate, transport, deliver and store energy and gas or otherwise operate in the most safe and efficient manner or at all, and damage PG&E’s assets or operations or those of third parties.

PG&E also relies on complex information technology systems that allow it to create, collect, use, disclose, store and otherwise process sensitive information, including PG&E’s financial information, consumer energy usage and billing information, and personal information regarding consumers, employees and their dependents, contractors, and other individuals. In addition, PG&E often relies on third-party vendors to host, maintain, modify, and update its systems, and to provide other services to PG&E or PG&E’s consumers. In addition, PG&E is increasingly being required to disclose large amounts of data (including consumer energy usage and personal information regarding consumers) to support changes to California’s electricity market related to grid modernization and consumer choice. These third-party vendors could cease to exist, fail to establish adequate processes to protect PG&E’s systems and information, or experience security incidents or inadequate security measures. Any incidents or disruptions in PG&E’s information technology systems could impact PG&E’s ability to track or collect fixed recovery charges and limit PG&E’s ability to service the recovery property.

PG&E and its third-party vendors have been subject to, and will likely continue to be subject to, breaches and attempts to gain unauthorized access to PG&E’s information technology systems or confidential data (including information about consumers and employees), or to disrupt PG&E’s operations. None of these breaches or attempts has individually or in the aggregate resulted in a security incident with a material effect on

PG&E’s financial condition, results of operations, liquidity, and cash flows. Despite implementation of security and control measures, there can be no assurance that PG&E will be able to prevent unauthorized access to its operational networks, information technology systems or data, or the disruption of its operations. Such events could subject PG&E to significant expenses, claims by consumers or third parties, government inquiries, penalties for violation of applicable privacy laws, investigations, and regulatory actions that could result in material fines and penalties, loss of consumers and harm to PG&E’s reputation, any of which could have a material effect on PG&E’s ability to bill and collect fixed recovery charges or otherwise service the recovery property.

It may be difficult to collect fixed recovery charges from other parties who bill retail consumers.

Under California’s “direct access” program, PG&E faces competition in certain areas of its retail business from ESPs. Currently the direct access program is limited to 11,393 gigawatt hours of annual sales for PG&E’s service area. However, as has been done previously in 2009 and 2018, the California legislature or the CPUC could expand the direct access program at any time. Please read “The Depositor, Seller, Initial Servicer and Sponsor—Community Choice Aggregation, Direct Access and Departing Load” in this prospectus. In respect of consumers taking service from an ESP, PG&E remains the transmission and distribution provider. The Wildfire Financing Law and the financing order provide that the fixed recovery charges must be paid by all existing and future consumers, except for Exempted Consumers, within PG&E’s service territory as it existed on the date of the financing order. The financing order provides that consumers with departing load must pay the fixed recovery charges on such departing load. Nevertheless, ESPs that elect to do their own billing will be responsible for billing the fixed recovery charges and any delay in the remittance of such fixed recovery charges may reduce the fixed recovery charge collections available to make payments on the recovery bonds.

It might be difficult for successor servicers to collect the fixed recovery charges from PG&E’s consumers.

Any successor servicer may bring an action against a consumer for non-payment of the fixed recovery charge, but only a successor servicer that is a successor electric utility may terminate service for failure to pay the fixed recovery charges. A successor servicer that does not have the threat of termination of service available to enforce payment of the fixed recovery charge would need to rely on the successor electric utility to threaten to terminate service for nonpayment of other portions of monthly electric utility bills. This inability might reduce the value of your investment.

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE RECOVERY PROPERTY

Foreclosure of the trustee’s lien on the recovery property for the recovery bonds might not be practical, and acceleration of the recovery bonds before maturity might have little practical effect.

Under the Wildfire Financing Law and the indenture, the trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the recovery property securing the recovery bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the recovery property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the recovery bonds will be due and payable upon acceleration of the recovery bonds before maturity, fixed recovery charges likely would not be accelerated and the nature of the issuing entity’s business will result in principal of the recovery bonds being paid as funds become available. If there is an acceleration of the recovery bonds, all tranches of the recovery bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

NATURAL DISASTER-RELATED RISKS

Severe weather conditions, extended drought, and climate change could materially affect PG&E.

Extreme weather, drought and shifting climate patterns have intensified the challenges associated with many of the other risks facing PG&E, particularly wildfire management in California. PG&E’s service territory encompasses some of the most densely forested areas in California and, as a consequence, is subject to higher risk from vegetation-related ignition events than other California investor-owned utilities. Further, environmental extremes, such as drought conditions and extreme heat followed by periods of wet weather, can drive additional vegetation growth (which can then fuel fires) and influence both the likelihood and severity of extraordinary wildfire events. In particular, the risk posed by wildfires, including during the 2021 wildfire season, has increased in PG&E’s service area as a result of an ongoing extended period of drought, bark beetle infestations in the California forest and wildfire fuel increases due to rising temperatures and record rainfall following the drought, and strong wind events, among other environmental factors. As of December 31, 2021, more than 86% of California is experiencing severe to extreme drought. Moderate or severe drought conditions occur and can persist in virtually all of PG&E’s service territory. More than half of PG&E’s service area is in a high fire-threat district as set forth in the CPUC Fire-Threat Map (“HFTD”). Contributing factors other than environmental can include local land use policies and historical forestry management practices. The combined effects of extreme weather and climate change also impact this risk. In January 2018, the CPUC approved a statewide fire-threat map that shows that approximately half of PG&E’s service territory is facing “elevated” or “extreme” fire danger. Approximately 25,000 circuit miles of PG&E’s nearly 81,000 distribution overhead circuit miles and approximately 5,500 miles of the nearly 18,000 transmission overhead circuit miles are in such HFTDs, significantly more in total than other California investor-owned utilities.

Severe weather events and other natural disasters, including wildfires and other fires, storms, tornadoes, floods, extreme heat events, drought, earthquakes, lightning, tsunamis, rising sea levels, solar events, electromagnetic events, wind events or other weather-related conditions, climate change, or natural disasters, could result in severe business disruptions, prolonged power outages, property damage, injuries and loss of life, significant decreases in revenues and earnings, and significant additional costs to PG&E. Transmission and/or distribution and generation facilities could be damaged or destroyed and usage of electricity could be interrupted temporarily, reducing the collections of fixed recovery charges or otherwise impacting PG&E’s ability to service the recovery property. There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity among PG&E’s consumers, which could cause the fixed recovery charges to be greater than expected. In addition, heat waves and other extreme weather events may require the implementation of rolling blackouts, temporarily reducing electricity sales and resulting in reduced fixed recovery charge collections. Legislative action adverse to the bondholders might be taken in response, and such legislation, if challenged as a violation of the State Pledge, might be defended on the basis of public necessity. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Future state legislative action, including a voter initiative, might attempt to reduce the value of your investment in the recovery bonds” in this prospectus.

Events or conditions caused by climate change could have a greater impact on PG&E’s operations than PG&E’s studies suggest and could result in lower revenues or increased expenses, or both. If PG&E’s rates cannot be adjusted to reflect the impact of events or conditions caused by climate change, PG&E’s financial condition, results of operations, liquidity, and cash flows could be materially affected, which, in turn, could reduce the collections of fixed recovery charges or otherwise impact PG&E’s ability to service the recovery property.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER

For a more detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment” in this prospectus.

The servicer will commingle the fixed recovery charges with other revenues it collects, which might obstruct access to the fixed recovery charges in case of the servicer’s bankruptcy and reduce the value of your investment in the recovery bonds.

The servicer will be required to remit estimated fixed recovery charge collections to the trustee no later than the second servicer business day of receipt. The servicer will not segregate the fixed recovery charges from the other funds it collects from consumers or ESPs or its general funds. The fixed recovery charges will be estimated and segregated only when the servicer remits them to the trustee.

Despite this requirement, the servicer might fail to remit the full amount of the fixed recovery charges payable to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of fixed recovery charge collections available to make payments on the recovery bonds.

Absent a default under the servicing agreement, PG&E will be permitted to remit estimated fixed recovery charges to the trustee. While PG&E will be responsible for identifying and calculating the actual amount of fixed recovery charges in the event of a default under the servicing agreement, it may be difficult for PG&E to identify such charges, given existing limitations in its billing system.

The Wildfire Financing Law provides that the priority of a lien and security interest perfected in recovery property is not impaired by the commingling of the funds arising from fixed recovery charges with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Wildfire Financing Law and might decline to recognize the issuing entity’s right to collections of the fixed recovery charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the fixed recovery charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the recovery bonds. In this case, the issuing entity would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your recovery bonds and could materially reduce the value of your investment in the recovery bonds.

The bankruptcy of PG&E or any successor seller might result in losses or delays in payments on the recovery bonds.

The seller will represent and warrant in the sale agreement that the transfer of the recovery property to the issuing entity under that sale agreement is a valid sale and assignment of that recovery property from the seller to the issuing entity. The seller will also represent, warrant, and covenant that it will take the appropriate actions under the Wildfire Financing Law to perfect this sale. The Wildfire Financing Law provides that the transactions described in the sale agreement shall constitute a sale of the recovery property to the issuing entity, and the seller and the issuing entity will treat the transaction as a sale under applicable law, although for financial reporting and tax reporting purposes the transaction will be treated as debt of the seller. If the seller were to become a debtor in a bankruptcy case, and a party in interest (including the seller itself) were to take the position that the sale of the recovery property to the issuing entity should be recharacterized as the grant of a security interest in such recovery property to secure a borrowing of the seller, delays in payments on the recovery bonds could result. If a court were to adopt such position, then delays or reductions in payments on the recovery bonds could result.

Pursuant to the Wildfire Financing Law and the financing order, upon the sale of the recovery property, the recovery property is created as a current property right, and it thereafter continuously exists as property for all purposes. Nonetheless, if the seller were to become the debtor in a bankruptcy case, a party in interest (including the seller itself) may take the position that, because the fixed recovery charges are usage-based charges, recovery property comes into existence only as consumers use electricity. If a court were to adopt this position, no assurance can be given that the court would not also rule that any recovery property relating to electricity consumed after the commencement of the seller’s bankruptcy case was not required to be transferred to the issuing entity, thus resulting in delays or reductions of payments on the recovery bonds.

A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a PG&E bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the recovery bonds might be similar to the treatment you would receive in a PG&E bankruptcy if the recovery bonds had been issued directly by PG&E. A decision by the bankruptcy court that, despite the issuing entity’s separateness from PG&E, the issuing entity’s assets and liabilities and those of PG&E should be consolidated would have a similar effect on you as a bondholder.

The issuing entity has taken steps together with PG&E, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that the issuing entity’s assets and liabilities be substantively consolidated with those of PG&E or an affiliate. Additionally, the financing order provides that PG&E’s failure to make the Initial Shareholder Contribution, the Additional Shareholder Contributions or any voluntary or required contribution to the Customer Credit Trust or PG&E’s failure to pay the Customer Credit shall not affect or impair the issuing entity’s ownership of the recovery property and any failure by PG&E to pay the Customer Credit shall not change the obligation of consumers to pay the fixed recovery charge.

Nonetheless, these steps might not be completely effective, and thus if PG&E or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that the issuing entity’s assets and liabilities be consolidated with those of PG&E or an affiliate of the seller. This might cause material delays in payment of, or losses on, your recovery bonds and might materially reduce the value of your investment in the recovery bonds. For example:

•	without permission from the bankruptcy court, the trustee might be prevented from taking actions against PG&E or recovering or using funds on your behalf or replacing PG&E as the servicer;

•	the bankruptcy court might order the trustee to exchange the recovery property for other property of lower value;

•	tax or other government liens on PG&E’s property might have priority over the trustee’s lien and might be paid from collected fixed recovery charges before payments on the recovery bonds;

•

the trustee’s lien might not be properly perfected in the collected recovery property collections prior to or as of the date of PG&E’s bankruptcy, with the result that the recovery bonds would represent only general unsecured claims against PG&E;

•

the bankruptcy court might rule that neither the issuing entity’s property interest nor the trustee’s lien extends to fixed recovery charges in respect of electricity consumed after the commencement of PG&E’s bankruptcy case, with the result that the recovery bonds would represent only general unsecured claims against PG&E;

•

the issuing entity and PG&E might be relieved of any obligation to make any payments on the recovery bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case;

•	PG&E might be able to alter the terms of the recovery bonds as part of its plan of reorganization,

•	the bankruptcy court might rule that the fixed recovery charges should be used to pay, or that the issuing entity should be charged for, a portion of the cost of providing electric service; or

•

the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving the issuing entity with an unsecured claim for actual damages against PG&E that may be difficult to prove or, if proven, to collect in full.

Furthermore, if PG&E enters bankruptcy proceedings, it might be permitted to stop acting as servicer, and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the recovery bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the recovery bonds and on the value of the recovery bonds.

The State of California might seek to limit or alter the fixed recovery charges, recovery property or the financing order of the CPUC following a bankruptcy of PG&E.

Pursuant to the Stress Test Order, the assets of the Customer Credit Trust can only be used for limited purposes (including reimbursing PG&E for providing the Customer Credit and its expenses), and the Customer Credit Trust should be unavailable to PG&E’s general unsecured creditors. For the avoidance of doubt, the assets of the Customer Credit Trust will not be pledged as collateral for the recovery bonds.

The financing order provides that nonpayment of the Customer Credit will not change the obligations of consumers to pay the fixed recovery charges. The failure of PG&E to provide the Customer Credit may, however, cause the recovery bonds to no longer be considered rate neutral and result in consumers bearing a greater burden, even if only temporarily. If the recovery bonds are no longer considered rate neutral, governmental entities could be motivated to take actions that would lessen the burden on consumers, which could instigate litigation which could be costly and time-consuming, and, which could limit or reduce the value of your investment. See “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions— Future judicial action could reduce the value of your investment in the recovery bonds” and “The Recovery Property and the Wildfire Financing Law—The Financing Order and the Recovery Property—State Pledge”.

Under the Wildfire Financing Law, the State of California has pledged that it will neither limit nor alter the fixed recovery charges, recovery property, the financing order, or any rights thereunder, except for adjustments discussed in this prospectus and in “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Fixed Recovery Charge” and “The Servicing Agreement— True-Up Adjustment Submissions”, until the recovery bonds, together with the interest thereon and related financing costs, are fully paid and discharged. The Wildfire Financing Law further provides that nothing in the State Pledge precludes the State of California from limiting or altering the fixed recovery charges, recovery property or the financing order of the CPUC, if and when adequate provision is made by law for the protection of electrical corporations and of owners and holders of recovery bonds. However, following a bankruptcy of PG&E or any successor seller, provided other exigent circumstances justified such an action, the State of California, governmental entities may seek to limit or alter the fixed recovery charges, recovery property, and the value of the recovery bonds.

The sale of the recovery property might be construed as a financing and not a sale in a case of PG&E’s bankruptcy which might delay or limit payments on the recovery bonds.

The Wildfire Financing Law provides that the characterization of a transfer of recovery property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. Additionally, the financing order provides that the failure to provide the Customer Credit will not impair the characterization of the transfer of recovery property as a sale or other absolute transfer. The issuing entity and PG&E will treat the transaction as a sale under applicable law, although for financial reporting and income and franchise tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of PG&E, a party in interest in the bankruptcy might assert that the sale of the recovery property to the issuing entity was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale, and the existence of the Customer Credit, each lends weight to that position. If a court were to characterize the transaction as a financing, the issuing entity expects that it would, on behalf of itself and the trustee, be treated as a secured creditor of PG&E in the bankruptcy proceedings, although a court might determine that the issuing entity only has an unsecured claim against PG&E. Even if the issuing entity had a security interest in the recovery property, the issuing entity would not likely have access to the related fixed recovery charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the recovery bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to the issuing entity of the related fixed recovery charge collections and therefore the amount and timing of funds available to the issuing entity to pay bondholders.

If the servicer enters bankruptcy proceedings, the collections of the fixed recovery charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the recovery bonds.

In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that fixed recovery charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, the issuing entity may be considered an “insider” of the servicer. If the issuing entity is considered to be an “insider” of the servicer, any such remittance to the issuing entity made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, the issuing entity or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, the issuing entity would expect that the amount of any future fixed recovery charges would be increased through the statutory true-up mechanism to recover such amount, though this would not eliminate the risk of payment delays or losses on your investment in the recovery bonds.

Claims against PG&E or any successor seller might be limited in the event of a bankruptcy of the seller.

If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by the issuing entity against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be adjudicated in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that the issuing entity has against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, the issuing entity would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. The issuing entity cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, the issuing entity cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

The bankruptcy of PG&E or any successor seller might limit the remedies available to the trustee.

Upon an event of default for the recovery bonds under the indenture, the Wildfire Financing Law permits the trustee to enforce the security interest in the recovery property, as well as the statutory lien created by the Wildfire Financing Law in the recovery property, in accordance with the terms of the indenture. In this capacity, and pursuant to the Wildfire Financing Law and the financing order, the trustee is permitted to request the CPUC to order the sequestration and payment to bondholders of all revenues arising with respect to the related recovery property. There can be no assurance, however, that the CPUC or a court would issue this order, or that a court would respect the CPUC’s right to order sequestration, after a PG&E bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the CPUC or a court, and an order requiring an accounting and segregation of the revenues arising from the recovery property. There can be no assurance that a court would grant either order.

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE RECOVERY BONDS

PG&E’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the recovery bonds.

PG&E is obligated under the sale agreement to indemnify the issuing entity and the trustee, for itself and on behalf of the bondholders, only in specified circumstances and will not be obligated to repurchase any recovery property in the event of a breach of any of its representations, warranties or covenants regarding the recovery property. Similarly, PG&E is obligated under the servicing agreement to indemnify the issuing entity and the trustee, for itself and on behalf of the bondholders, only in specified circumstances. Please read “The Sale Agreement” and “The Servicing Agreement” in this prospectus.

Neither the trustee nor the bondholders will have the right to accelerate payments on the recovery bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture relating to the recovery bonds as described under “Description of the Recovery Bonds—Events of Default; Rights Upon Event of Default” in this prospectus. Furthermore, PG&E might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by PG&E might not be sufficient for you to recover all of your investment in the recovery bonds. In addition, if PG&E becomes obligated to indemnify bondholders, the then-current ratings on the recovery bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that bondholders will be unsecured creditors of PG&E with respect to any of these indemnification amounts. PG&E will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the recovery bonds, or for any consequential damages, including any loss of market value of the recovery bonds resulting from a default or a downgrade of the ratings of the recovery bonds. Please read “The Sale Agreement—Seller Representations and Warranties” and “The Sale Agreement—Indemnification” in this prospectus.

The issuing entity will issue several tranches of the recovery bonds.

The financing order authorizes the issuing entity to issue one or more tranches of the recovery bonds not to exceed the Authorized Amount (as defined under “PG&E’s Financing Order”). Fixed recovery charges collected by or for the benefit of PG&E will be allocated among the tranches of recovery bonds as set forth in the expected sinking fund schedule and the priority of payments set forth under “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated” in this prospectus. However, the issuing entity cannot assure you that the existence of multiple tranches of recovery bonds would not cause reductions or delays in payment on your recovery bonds. In addition, some matters relating to the recovery bonds may require the vote of the holders of all tranches of the recovery bonds. Your interests in these votes might conflict with the interests of the beneficial owners of recovery bonds of another tranche and therefore these votes could result in an outcome that is materially unfavorable to you.

PG&E has caused, and may cause, the issuance of additional recovery bonds or additional other recovery bonds secured by additional recovery property or additional other recovery property that includes a non-bypassable charge on consumers, which may cause a delay in the payment of the recovery bonds and potential conflicts of interest among bondholders.

The financing order permits PG&E to issue up to $7.5 billion of recovery bonds through up to three separate series of recovery bonds prior to December 31, 2022. On May 10, 2022, the issuing entity issued $3.6 billion aggregate principal amount of the Series 2022-A Bonds. As a result, $3.9 billion of authority remains under the financing order after taking into account the issuance of the Series 2022-A Bonds.

In addition to the previously issued 2021 Wildfire Recovery Bonds and the Series 2022-A Bonds, PG&E may cause the issuance of additional other recovery bonds secured by additional other recovery property. In a separate proceeding, PG&E filed an application on March 11, 2022, as amended on May 4, 2022, requesting the

CPUC approve a separate financing order permitting PG&E to issue additional other recovery bonds in an amount up to approximately $1.4 billion to finance a second portion of PG&E’s wildfire risk mitigation and capital expenditures under the Wildfire Financing Law. Any additional other recovery bonds (including any such additional other recovery bonds issued pursuant to the financing order described in this paragraph) would be secured by separate property created by a separate financing order or orders.

The issuing entity may, at its sole discretion, but subject to conditions set forth in its organizational documents and the indenture, acquire additional recovery property created under the financing order or additional other recovery property created under a separate financing order, and issue a series of additional recovery bonds or additional other recovery bonds supported by such additional recovery property or additional other recovery property without your prior review or approval. Please read “Description of the Recovery Bonds—Conditions of Issuance of Additional Recovery Bonds or Additional Other Recovery Bonds” and “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated—Issuance of Additional Recovery Bonds or Additional Other Recovery Bonds”. In addition, PG&E may in its sole discretion sell recovery property or property similar to the recovery property, created by a separate financing order to one or more entities other than the issuing entity in connection with the issuance of additional other recovery bonds or obligations similar to the recovery bonds without your prior review or approval.

Any new issuance would be offered pursuant to a separate registration statement and may include terms and provisions that would be unique to that particular issuance. PG&E has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution and delivery of a joinder to the intercreditor agreement are condition precedents to the sale of additional recovery property or additional other recovery property, as the case may be, consisting of non-bypassable charges payable by consumers comparable to the recovery property to another entity. Please read “Security for the Recovery Bonds—Intercreditor Agreement” and “Sale Agreement—Covenants of the Seller” in this prospectus.

In the event a consumer does not pay in full all amounts owed under any bill, including fixed recovery charges, PG&E, as servicer, is required to allocate any resulting shortfalls in fixed recovery charges ratably based on the amounts of fixed recovery charges owing in respect of the recovery bonds, the Series 2022-A Bonds, the 2021 Wildfire Recovery Bonds and amounts owing in respect of additional recovery bonds or additional other recovery bonds. However, if a dispute arises with respect to the allocation of such fixed recovery charges or other delays occur on account of the administrative burdens of making such allocation, the issuing entity cannot assure you that any new issuance would not cause reductions or delays in payment of your recovery bonds.

In addition, actions taken by the holders of the 2021 Wildfire Recovery Bonds, the Series 2022-A Bonds or one or more series of additional recovery bonds and additional other recovery bonds might conflict with the interests of the beneficial owners of the recovery bonds, and could result in an outcome that is materially unfavorable to you.

The credit ratings are no indication of the expected rate of payment of principal on the recovery bonds.

The issuing entity expects the recovery bonds will receive credit ratings from at least two nationally recognized statistical rating organizations (“NRSRO”). A rating is not a recommendation to buy, sell or hold the recovery bonds. The ratings merely analyze the probability that the issuing entity will repay the total principal amount of the recovery bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.

Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the recovery bonds. As a result, an NRSRO other than a NRSRO hired by the sponsor (a “hired NRSRO”) may issue ratings on the recovery bonds (“unsolicited ratings”), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The unsolicited ratings may be issued prior to, or after, the closing date in respect of the recovery bonds. Issuance of any unsolicited rating will not affect the issuance of the recovery bonds. Issuance of an unsolicited rating lower than the ratings assigned by the hired NRSRO on the recovery bonds might adversely affect the value of the recovery bonds and, for regulated entities, could affect the status of the recovery bonds as a legal investment or the capital treatment of the recovery bonds. Investors in the recovery bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO. None of PG&E, the issuing entity, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. In addition, if either the issuing entity or PG&E fail to make available to a non-hired NRSRO any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the recovery bonds, a hired NRSRO could withdraw its ratings on the recovery bonds, which could adversely affect the market value of your recovery bonds and/or limit your ability to resell your recovery bonds.

The recovery bonds’ credit ratings might affect the market value of your recovery bonds.

A downgrading of the credit ratings of the recovery bonds might have an adverse effect on the market value of the recovery bonds. Credit ratings might change at any time and an NRSRO has the authority to revise or withdraw its rating based solely upon its own judgment. In addition, any downgrade in the credit ratings of the recovery bonds may result in the recovery bonds becoming ineligible to be held by certain funds or investors, which may require such investors to liquidate their investment in the recovery bonds and result in lower prices and a less liquid trading market for the recovery bonds.

The absence of a secondary market for the recovery bonds might limit your ability to resell your recovery bonds.

The underwriters for the recovery bonds might assist in resales of the recovery bonds, but they are not required to do so. A secondary market for the recovery bonds might not develop, and the issuing entity does not expect to list the recovery bonds on any securities exchange. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your recovery bonds. Please read “Plan of Distribution (Conflicts of Interest)” in this prospectus.

You might receive principal payments for the recovery bonds later than you expect.

The amount and the rate of collection of the fixed recovery charges for the recovery bonds, together with the related fixed recovery charge adjustments, will generally determine whether there is a delay in the scheduled repayments of recovery bond principal. If the servicer collects the fixed recovery charges at a slower rate than expected from any ESP, it might have to request adjustments of the fixed recovery charges. If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the recovery bonds. A failure to pay principal as anticipated by the scheduled bond repayment schedule will not constitute an event of default under the indenture.

Regulatory provisions affecting certain investors could adversely affect the price and liquidity of the recovery bonds.

European Union (“EU”) legislation comprising Regulation (EU) 2017/2402 of 12 December 2017 (as amended, the “EU Securitization Regulation”) together with any guidance published in relation thereto by the European Banking Authority, the European Securities and Markets Authority, the European Insurance and Occupational Pensions Authority or the European Commission and any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto or to precedent legislation (together, the “European Securitization Rules”) imposes certain restrictions and obligations with regard to securitisations (as such term is defined for purposes of the EU Securitization Regulation). The European Securitization Rules are in force throughout the EU in respect of securitisations the securities of which were issued (or the securitisation positions of which were created) on or after January 1, 2019.

Pursuant to Article 5 of the European Securitization Rules, EU Institutional Investors, prior to investing in, (or otherwise holding an exposure to) a securitisation (as so defined) other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation), must, amongst other things, (a) where the originator or original lender is established in a third country (that is, not within the EU or the EEA), verify that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness, (b) verify that the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5% in the securitisation, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses that risk retention to such EU Institutional Investors in accordance with Article 7 of the EU Securitization Regulation, and (c) verify that the originator, sponsor or relevant securitisation special purpose entity (“SSPE”) has, where applicable, made available information as required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article (which sets out transparency requirements for originators, sponsors and SSPEs), and (d) carry out a due-diligence assessment which enables the institutional investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures, and (ii) all the structural features of the securitisation that can materially impact the performance of the securitisation position. “EU Institutional Investors” include: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC, as amended; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; (e) credit institutions as defined in Regulation (EU) No 575/2013 (CRR) (and certain consolidated affiliates thereof); and (f) investment firms as defined in CRR (and certain consolidated affiliates thereof).

With respect to the United Kingdom (“UK”), relevant UK established or UK regulated persons (as described below) are subject to the restrictions and obligations of the EU Securitization Regulation directly applicable in the UK adopted as part of UK domestic law by operation of the European Union (Withdrawal) Act 2018 as amended by the European Union (Withdrawal) Act 2020 (as amended, the “EUWA”), and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (together with the EUWA, the “EU Exit Regulations”), (the “UK Securitization Regulation”) and as further amended from time to time.

The UK Securitization Regulation, together with (a) all applicable binding secondary legislation, technical standards or implementing technical standards made under the UK Securitization Regulation (in each case, as amended, varied or substituted from time to time), (b) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including such regulatory technical standards or implementing technical standards) that are applicable and binding in the UK pursuant to EU Exit Regulations and subject to any transitional directions from the Financial Conduct Authority (the “FCA”), (c) all relevant guidance, policy statements or directions relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the FCA, the Bank of England, the UK pensions regulator (the “Pensions Regulator”) and/or the Prudential Regulation Authority (the “PRA”) or any other UK regulator (or their successors), (d), any other transitional direction and any transitional relief of the FCA, the Bank of England, the PRA, the Pensions Regulator (or their successors) and (e) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation, in each case, as may be further amended, supplemented or replaced, from time to time, are referred to in this prospectus as the “UK Securitization Rules”.

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation) by a UK Institutional Investor. “UK Institutional Investors”

include: (a) an insurance undertaking as defined in section 417(1) of the Financial Services And Markets Act 2000 (as amended, the “FSMA”); (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an alternative investment fund manager as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulation 2013 that markets or manages alternative investments funds (as defined in regulation 3 of the Alternative Investment Fund Managers Regulation 2013) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) an undertaking for collective investment in transferable securities as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; and (g) a CRR firm as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EU Exit Regulations (and certain consolidated affiliates thereof).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the UK Securitization Regulation), a UK Institutional Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitization Regulation), must, among other things: (a) verify that, where the originator or original lender is established in a third country (i.e. not within the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if established in the third country (i.e. not within the UK), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest that, in any event, shall not be less than 5%, determined in accordance with Article 6 of the UK Securitization Regulation, and discloses the risk retention to the affected UK Institutional Investors; (c) verify that, where established in a third country (i.e. not within the UK), the originator, sponsor or relevant securitisation special purpose entity, where applicable, made available information that is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation (which sets out certain transparency requirements) if it had been established in the UK and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (d) carry out a due-diligence assessment that enables the UK Institutional Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures and (ii) all the structural features of the securitisation that can materially impact the performance of the securitisation position.

The issuing entity and PG&E do not believe that the recovery bonds fall within the definition of a “securitisation” for purposes of the EU Securitization Regulation or the UK Securitization Regulation as there is no tranching of credit risk associated with exposures under the transactions described in this prospectus.

Therefore, the issuing entity and PG&E believe such transactions are not subject to the European Securitization Rules or the UK Securitization Rules. As such, neither the issuing entity nor PG&E, nor any other party to the transactions described in this prospectus, intend, or are required under the transaction documents, to retain a material net economic interest in respect of such transactions, or to take, or to refrain from taking, any other action, in a manner prescribed or contemplated by the European Securitization Rules or the UK Securitization Rules. In particular, no such Person undertakes to take, or to refrain from taking, any action for purposes of compliance by any investor (or any other Person) with any requirement of the European Securitization Rules or the UK Securitization Rules to which such investor (or other Person) may be subject at any time.

However, if a competent authority were to take a contrary view and determine that the transactions described in this prospectus do constitute a securitisation for purposes of the EU Securitization Regulation or the UK Securitization Regulation, then any failure by an EU Institutional Investor or a UK Institutional Investor (as applicable) to comply with any applicable European Securitization Rules or UK Securitization Rules (as applicable) with respect to an investment in the recovery bonds may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures.

Consequently, the recovery bonds may not be a suitable investment for EU Institutional Investors or UK Institutional Investors. As a result, the price and liquidity of the recovery bonds in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors and any relevant regulator or other authority regarding the scope, applicability and compliance requirements of the European Securitization Rules and the UK Securitization Rules, and the suitability of the recovery bonds for investment. Neither the issuing entity nor PG&E, nor any other party to the transactions described in this prospectus, make any representation as to any such matter, or have any liability to any investor (or any other Person) for any non-compliance by any such Person with the European Securitization Rules, the UK Securitization Rules or any other applicable legal, regulatory or other requirements.

If the investment of collected fixed recovery charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the recovery bonds later than you expect.

Funds held by the trustee in the collection account will be invested in eligible investments at the written direction of the servicer. Eligible investments include money market funds having a rating from Moody’s and S&P of “P-1” and “A-1”, respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity is experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the recovery bonds.

REVIEW OF RECOVERY PROPERTY

Pursuant to the rules of the SEC, PG&E, as sponsor, has performed, as described below, a review of the recovery property underlying the recovery bonds. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the recovery property is accurate in all material respects. PG&E did not engage a third party in conducting its review.

The recovery bonds will be secured under the indenture by the indenture’s trust estate. The principal asset of the indenture’s trust estate is the recovery property relating to the recovery bonds. The recovery property includes the right to impose, bill, collect and receive non-bypassable irrevocable fixed recovery charges in amounts necessary to pay principal on and interest of the recovery bonds and other required amounts and charges owing in connection with the recovery bonds, the right under the financing order to obtain true-up adjustments of fixed recovery charges under Wildfire Financing Law (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) and all revenue, collections, claims, right to payments, payments, money and proceeds arising out of the rights and interests created under the financing order. Under the Wildfire Financing Law and the financing order, the fixed recovery charges are payable by any existing or future individual, governmental body, trust, business entity, or nonprofit organization located in the service territory of PG&E as such territory existed on the date of the financing order, except Exempted Consumers, that consumes electricity that has been transmitted or distributed by means of electric transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the consumer, PG&E, or any other party.

The recovery property is not a receivable, and the recovery property and other collateral held by the trustee securing the recovery bonds do not constitute a pool of receivables. Fixed recovery charges that relate to the recovery property are irrevocable and not subject to reduction, impairment, postponement, termination or, except for the specified true-up adjustments to correct any overcollections or undercollections, adjustment by further action of the CPUC. The rates at which fixed recovery charges are billed to consumers will be adjusted to correct any overcollections or undercollections from prior periods. These adjustments are intended to ensure the recovery of revenues sufficient to retire the principal amount of the recovery bonds in accordance with the expected sinking fund schedule, to pay all interest on the recovery bonds when due, to pay fees and expenses of servicing the recovery bonds and premiums, if any, associated with the recovery bonds and to fund any required credit enhancement for the recovery bonds. In addition to the annual true-up adjustments, the servicer (a) is required to implement quarterly true-up adjustments if there are recovery bonds outstanding following the scheduled final payment date of the latest maturing tranche of the recovery bonds, (b) is required to implement semi-annual true-up adjustments if the servicer forecasts that fixed recovery charge collections will be insufficient to make scheduled payments of principal, interest, and other financing costs on a timely basis, and (c) may request an interim true-up adjustment at any time for any reason to ensure timely payment of scheduled principal of and interest on the recovery bonds and other required amounts and charges owing in connection with the recovery bonds on the next payment date.

There is no cap on the level of fixed recovery charges that may be imposed on consumers as a result of the true-up adjustment process to pay principal of and interest on the recovery bonds when due and other required amounts and charges owing in connection with the recovery bonds. All revenues and collections resulting from fixed recovery charges provided for in the financing order are part of the recovery property. The recovery property relating to the recovery bonds is described in more detail under “The Recovery Property and the Wildfire Financing Law” in this prospectus.

In the financing order, the CPUC, among other things:

•

orders that the fixed recovery charges shall be non-bypassable and recovered from existing and future consumers in PG&E’s service territory as of the date of the financing order except for Exempted Consumers, and that the fixed recovery charges shall be imposed on all consumers in accordance with the methodology approved in the financing order;

•

orders that the owner of the recovery property will be entitled to recover fixed recovery charge revenues in amounts sufficient to pay the principal and interest on the recovery bonds together with all related financing costs, all as the same become due; and

•

orders that the transfer of the recovery property to the issuing entity by PG&E shall be treated as an absolute transfer of all of PG&E’s right, title, and interest, as in a true sale, and not as a pledge or other financing, of the recovery property, other than for federal income tax and state income and franchise tax purposes.

Please read “The Recovery Property and the Wildfire Financing Law” and “PG&E’s Financing Order” in this prospectus for more information.

The characteristics of recovery property are unlike the characteristics of assets underlying mortgage and other commercial asset-based financings because recovery property is a creature of statute and state regulatory commission proceedings. Because the nature and characteristics of recovery property and many elements of recovery bond financings are set forth in and constrained by the Wildfire Financing Law and the financing order, PG&E, as sponsor, does not select the assets to be pledged as collateral in ways common to many traditional asset-based financings. Moreover, the recovery bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Wildfire Financing Law and the financing order require the imposition on, and collection of fixed recovery charges from, existing and future consumers and any other consumers of electricity within PG&E’s service territory, subject to the exceptions. Please read “The Recovery Property and the Wildfire Financing Law—The Financing Order and the Recovery Property—Exemptions from Fixed Recovery Charges” in this prospectus. Since fixed recovery charges are assessed against all such consumers and the true-up mechanism adjusts for the impact of consumer defaults, the collectability of the fixed recovery charges is not ultimately dependent upon the credit quality of particular PG&E consumers, as would be the case in the absence of the true-up adjustment.

The review by PG&E of the recovery property underlying the recovery bonds has involved a number of discrete steps and elements as described in more detail below. First, PG&E has analyzed and applied the Wildfire Financing Law’s requirements for recovering recovery costs and approval of the CPUC for the issuance of the financing order and in its proposal with respect to the characteristics of the recovery property to be created pursuant to the financing order. In preparing this proposal, PG&E worked with its counsel and its structuring advisor in preparing the application for a financing order. Moreover, PG&E worked with its counsel and the underwriters in preparing the legal agreements that provide for the terms of the recovery bonds and the security for the recovery bonds. PG&E has analyzed economic issues and practical issues for the scheduled payment of principal of and interest on the recovery bonds, including the impact of economic factors, potential for disruptions due to weather or catastrophic events, including the current COVID-19 pandemic, and its own forecasts for consumer growth as well as the historic accuracy of its prior forecasts.

In light of the unique nature of the recovery property, PG&E has taken (or prior to the offering of the recovery bonds, will take) the following actions in connection with its review of the recovery property and the preparation of the disclosure for inclusion in this prospectus describing the recovery property, the recovery bonds and the proposed securitization:

•

reviewed the Wildfire Financing Law, other relevant provisions of California statutes and any applicable rules, regulations and orders of the CPUC as they relate to the recovery property in connection with the preparation and filing of the application with the CPUC for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

•	actively participated in the proceeding before the CPUC relating to the approval of the requested financing order;

•	reviewed the financing order and the process by which it was adopted to confirm that the financing order satisfied the requirements of the Wildfire Financing Law;

•

compared the proposed terms of the recovery bonds to the applicable requirements in the Wildfire Financing Law, other relevant provisions of California statutes, the financing order and any applicable regulations of the CPUC to confirm that they met such requirements;

•

prepared and reviewed the agreements to be entered into in connection with the issuance of the recovery bonds and compared such agreements to the applicable requirements in the Wildfire Financing Law, other relevant provisions of California statutes, the financing order and any applicable regulations of the CPUC to confirm that they met such requirements;

•

reviewed the disclosure in this prospectus regarding the Wildfire Financing Law, other relevant provisions of California statutes, the financing order and the agreements to be entered into in connection with the issuance of the recovery bonds, and compared such descriptions to the relevant provisions of the Wildfire Financing Law, other relevant provisions of California statutes, the financing order and such agreements to confirm the accuracy of such descriptions;

•

consulted with legal counsel to assess if there is a basis upon which the bondholders (or the trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of California (including action by the CPUC or the voters by amendment to the California Constitution) that could repeal or amend the provisions of the Wildfire Financing Law in a way that could substantially impair the value of the recovery property, or substantially reduce, alter or impair the fixed recovery charges;

•

reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including billing, collecting, receiving and posting the fixed recovery charges to be provided for under the recovery property, forecasting fixed recovery charges, and preparing and submitting advice letters for true-up adjustments to the fixed recovery charges;

•

reviewed the operation of the true-up adjustment mechanism for adjusting fixed recovery charge levels to meet the scheduled payments on the recovery bonds and in this context took into account its experience with the CPUC; and

•

with the assistance of its advisors, prepared financial models in order to set the initial fixed recovery charges to be provided for under the recovery property at levels sufficient to pay principal of and interest on the recovery bonds when due and other required amounts and charges owing in connection with the recovery bonds.

In connection with the preparation of such models, PG&E:

•	reviewed (i) the historical electric consumption and consumer growth within its service territory and (ii) forecasts of expected energy sales and consumer growth; and

•

analyzed the sensitivity of the weighted average life of the recovery bonds in relation to variances in actual energy consumption levels and related charge collections from forecasted levels and in relation to the true-up adjustment in order to assess the probability that the weighted average life of the recovery bonds may be extended as a result of such variances, and in the context of the operation of the true-up adjustment for adjustment of fixed recovery charges to address undercollections or overcollections in light of scheduled payments on the recovery bonds to prevent an event of default.

As a result of this review, PG&E has concluded that:

•

the recovery property, the financing order and the agreements to be entered into in connection with the issuance of the recovery bonds meet in all material respects the applicable statutory and regulatory requirements;

•

the disclosure in this prospectus regarding the Wildfire Financing Law, the financing order and the agreements to be entered into in connection with the issuance of the recovery bonds is as of its date, accurate in all material respects and fails to omit any material information;

•	the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;

•

fixed recovery charge revenues, as adjusted from time to time as provided in the Wildfire Financing Law and the financing order, are expected to be sufficient to pay on a timely basis scheduled principal and interest on the recovery bonds; and

•

the design and scope of PG&E’s review of the recovery property as described above is effective to provide reasonable assurance that the disclosure regarding the recovery property in this prospectus is accurate in all material respects.

THE RECOVERY PROPERTY AND THE WILDFIRE FINANCING LAW

The Wildfire Financing Law Generally

The Wildfire Financing Law permits electrical corporations to recover certain costs and expenses related to catastrophic wildfires through the issuance of recovery bonds pursuant to and supported by an irrevocable financing order issued by the CPUC and permits the CPUC to approve an irrevocable non-bypassable fixed recovery charge on existing and future consumers located in the service territory of the electrical corporation as of the date of the financing order, subject to certain exceptions. Please read “The Financing Order and the Recovery Property—Exemptions from Fixed Recovery Charges” below and “PG&E’s Financing Order” in this prospectus. The Wildfire Financing Law authorizes the fixed recovery charge to recover: (a) recovery costs equal to the principal amount of the recovery bonds and (b) costs of recovering, financing, or refinancing those recovery costs, including the costs of servicing and retiring such recovery bonds.

The Wildfire Financing Law provides that fixed recovery charges are non-bypassable, meaning that they are payable by any individual, governmental body, trust, business entity, or nonprofit organization, subject to the exceptions described below, that consumes electricity that has been transmitted or distributed by means of electric transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the consumer, the electrical corporation, or any other party. In addition, under the Wildfire Financing Law, fixed recovery charges may consist of distribution, connection, disconnection and termination rates and charges and other rates and charges authorized by a financing order.

The Financing Order and the Recovery Property

The Wildfire Financing Law contains a number of provisions designed to facilitate the securitization of recovery costs, including the following:

The Wildfire Financing Law Provides for the Creation of Recovery Property

The Wildfire Financing Law authorizes the CPUC, through issuance of a financing order, to provide for the creation of recovery property to secure repayment of recovery bonds. Recovery property is defined under the Wildfire Financing Law to include, without limitation, the right, title, and interest of the electrical corporation or its transferee:

•

in and to the fixed recovery charges established pursuant to a financing order, including all rights to obtain adjustments to the fixed recovery charges in accordance with the provisions of the Wildfire Financing Law and the financing order; and

•

all revenues, collections, claims, payments, moneys, or proceeds of or arising from the fixed recovery charges that are the subject of a financing order described in the bullet point immediately above.

The Wildfire Financing Law provides that recovery property that is specified in a financing order shall constitute an existing, present property right, notwithstanding the fact that the imposition and collection of fixed recovery charges depend on the electrical corporation continuing to provide electricity service or continuing to perform its servicing functions relating to the collection of fixed recovery charges or on the level of future electricity consumption. The Wildfire Financing Law provides that recovery property shall exist whether or not the fixed recovery charges have been billed, have accrued, or have been collected and notwithstanding the fact that the value of the recovery property is dependent on the future provision of service to consumers. The Wildfire Financing Law further provides that all recovery property specified in a financing order shall continue to exist until the recovery bonds issued pursuant to a financing order and all associated financing costs are paid in full.

A Financing Order is Irrevocable

The Wildfire Financing Law provides that the financing order shall be irrevocable. In addition, under the Wildfire Financing Law, the CPUC may not, either by rescinding, altering, or amending the financing order or otherwise, revalue or revise for ratemaking purposes the recovery costs or the costs of recovering, financing, or refinancing the recovery costs, or in any way reduce or impair the value of recovery property either directly or indirectly by taking fixed recovery charges into account when setting other rates for the electrical corporation. Moreover, the Wildfire Financing Law provides that the amount of revenues generated by the fixed recovery charges shall not be subject to reduction, impairment, postponement, or termination.

Fixed Recovery Charges May Be Adjusted

The Wildfire Financing Law requires the CPUC to provide, in any financing order, a procedure for periodic true-up adjustments to fixed recovery charges, which shall be made at least annually and may be made more frequently. The financing order approved the submission of routine and non-routine advice letters to the CPUC to implement any true-up adjustment. Please read “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Fixed Recovery Charge” and “The Servicing Agreement—True-Up Adjustment Submissions” in this prospectus. Under the Wildfire Financing Law and the financing order, there is no cap on the level of fixed recovery charges that may be imposed on consumers as a result of the true-up adjustment process to pay principal of and interest on the recovery bonds when due and other ongoing financing costs in connection with the recovery bonds.

The Wildfire Financing Law Provides for the Creation of Consensual and Statutory Liens on Recovery Property

The Wildfire Financing Law provides that consensual security interests can be granted in recovery property and that a statutory lien will be established on recovery property upon the effective date of the financing order. With respect to consensual security interests, the Wildfire Financing Law provides that a valid and enforceable security interest in recovery property attaches when (a) the CPUC has issued the related financing order, (b) the pledgee of the recovery property (such as the trustee) has given value for the recovery property, and (c) the pledgor (such as PG&E) has signed a security agreement covering the recovery property. The security interest in the recovery property is perfected when it has attached and when a financing statement has been filed with the California Secretary of State in accordance with the Wildfire Financing Law. A statutory lien on recovery property with respect to recovery bonds arises under the Wildfire Financing Law. This statutory lien arises automatically, upon the effective date of the financing order, without further action by the servicer, the issuing entity or any other person. Under the financing order, a statutory lien will exist on the recovery property then existing or thereafter arising relating to recovery bonds and will secure all obligations, then existing or subsequently arising, to the holders of those recovery bonds and the trustee for those holders. The Wildfire Financing Law provides that this statutory lien will be a first priority lien on all recovery property then in existence or that subsequently arises for that series of recovery bonds pursuant to the terms of the financing order.

Under the Wildfire Financing Law, if a default or termination occurs under the terms of the recovery bonds, the pledgees of the recovery bonds (such as the trustee) are entitled to foreclose or otherwise enforce their security interest in the recovery property. In addition, the CPUC may require in the financing order that, in the event of default by the electrical corporation in payment of recovery property revenues, the CPUC and any successor thereto, upon the application by the pledgees or transferees (such as the trustee or us), and without limiting any other remedies available to the pledgees or transferees by reason of the default, shall order the sequestration and payment to the pledgees or transferees of recovery property revenues. The Wildfire Financing Law provides that any such order shall remain in full force and effect notwithstanding any bankruptcy, reorganization, or other insolvency proceedings with respect to the debtor, pledgor, or transferor of the recovery property. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Recovery Property—Foreclosure of the trustee’s lien on the recovery property for the recovery bonds might not be practical, and acceleration of the recovery bonds before maturity might have little practical effect” in this prospectus.

The Wildfire Financing Law and the Financing Order Provide that the Transfer of Recovery Property is a True Sale

The Wildfire Financing Law and the financing order provide that an electrical corporation’s transfer of recovery property is a “true sale” and shall be treated as an absolute transfer of all of the transferor’s right, title, and interest, as in a true sale, and not as a pledge or other financing, of the recovery property, other than for federal and state income and franchise tax purposes. The Wildfire Financing Law provides that the characterization of the sale, assignment, or transfer as an absolute transfer and true sale is not affected by:

•	commingling of fixed recovery charge revenues with other amounts;

•	the retention by the seller of either of the following:

•	a partial or residual interest, including an equity interest, in the financing entity or the recovery property, whether direct or indirect, subordinate or otherwise; or

•	the right to recover costs associated with taxes, franchise fees, or license fees imposed on the collection of fixed recovery charges;

•	any recourse that the purchaser may have against the seller;

•	any indemnification rights, obligations, or repurchase rights made or provided by the seller;

•	the obligation of the seller to collect fixed recovery charges on behalf of an assignee;

•	the treatment of the sale, assignment, or transfer for tax, financial reporting, or other purposes; or

•	any true-up adjustment of the fixed recovery charges as provided in the financing order.

Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How A Bankruptcy May Affect Your Investment” in this prospectus.

The Wildfire Financing Law Requires the Electrical Corporation and its Successors to Service the Recovery Property

The Wildfire Financing Law requires the CPUC to authorize the electrical corporation to enter into a servicing contract with the issuer of the recovery bonds (i.e., the issuing entity) in connection with a sale, assignment or pledge of the recovery property to such issuing entity. This contract must require the electrical utility to continue to operate its system to provide service to consumers within its service territory, to collect amounts in respect of the fixed recovery charges for the benefit and account of the issuing entity and to account for and remit these amounts to or for the account of the issuing entity. The Wildfire Financing Law further provides to the extent that billing, collection, and other related services with respect to the provision of electric service are provided to a consumer by any person or entity other than the electrical corporation in whose service territory the consumer is located, that person or entity must collect the fixed recovery charges from the consumer for the benefit and account of the applicable issuing entity as a condition to the provision of electric service to that consumer.

The Wildfire Financing Law further provides that any successor to the electrical corporation, whether pursuant to any bankruptcy, reorganization, or other insolvency proceeding, or pursuant to any merger, sale, or transfer, by operation of law, or otherwise, must perform and satisfy all obligations of the electrical corporation under the Wildfire Financing Law in the same manner and to the same extent as the electrical corporation. Please read “The Servicing Agreement—Successor Servicer” in this prospectus.

State Pledge

Under the Wildfire Financing Law, the State of California has pledged that it will neither limit nor alter the fixed recovery charges, recovery property, financing orders, or any rights thereunder, except for adjustments discussed above and in “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Fixed Recovery Charge” and “The Servicing Agreement—True-Up Adjustment Submissions”, until the recovery bonds, together with the interest thereon and related financing costs, are fully paid and discharged. However, the Wildfire Financing Law further provides that nothing in the State Pledge precludes the State of California from limiting or altering the fixed recovery charges, recovery property or any financing order of the CPUC, if and when adequate provision is made by law for the protection of PG&E, owners of recovery property and holders of recovery bonds.

Constitutional Matters

To date, no federal or California cases addressing the repeal or amendment of statutory provisions analogous to those contained in the Wildfire Financing Law have been decided. There have been cases in which courts applied the Contract Clause of the United States Constitution and the Contract Clause of the California Constitution to strike down legislation regarding reducing or eliminating taxes, public charges or other sources of revenues servicing other types of recovery bonds issued by public instrumentalities or private issuers (or issuing entities), or otherwise substantially impairing or eliminating the security for recovery bonds or other indebtedness. Based upon this case law, Hunton expects to deliver a reasoned opinion (the “Opinion”) based on this case law prior to the closing of the offering of the recovery bonds. Subject to Hunton’s research and analysis on the subject, as well as the assumptions stated therein, the Opinion will state to the effect that a reviewing court of competent jurisdiction, in a properly prepared and presented case, would have grounds to conclude that the State Pledge constitutes a contractual relationship between the bondholders and the State of California, and that, absent a demonstration by the State of California that any legislative action that becomes law that limits, alters or reduces the value of the recovery property or the fixed recovery charges (such action being referred to as a legislative action”) so as to impair (a) the terms of the indenture or the recovery bonds or (b) the rights and remedies of the bondholders (or the trustee acting on their behalf) (each such act, an “impairment”), the bondholders could successfully challenge under the Contract Clause of the United States Constitution or the Contract Clause of the California Constitution the constitutionality of any legislative action that causes an impairment prior to the time that the recovery bonds are fully paid and discharged. The relevant case law also indicates that the State’s justification would be subjected to a higher degree of scrutiny, and that the State would bear a more substantial burden, if the legislative action impairs a contract to which the State is a party (which the depositor believes to be the case here), as contrasted to a contract solely between private parties. It may be possible for the California legislature to repeal or amend the Wildfire Financing Law or for the CPUC to amend or revoke the financing order notwithstanding the State Pledge, if the legislature or the CPUC acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting PG&E, or if the legislature otherwise acts in the valid exercise of the State’s police power. The issuing entity will file a copy of the Opinion as an exhibit to an amendment to the registration statement of which this prospectus is a part, or to one of the issuing entity’s periodic filings with the SEC.

In addition, any legislative action adversely affecting the recovery property or the ability to collect fixed recovery charges may be considered a “taking” under the United States or California Constitutions. Hunton has advised the issuing entity that it is not aware of any federal or California court cases addressing the applicability of the Takings Clause of the United States or California Constitutions in a situation analogous to that which would be involved in an amendment or repeal of the Wildfire Financing Law. Included in the Opinion, Hunton expects to render an opinion to the effect that under existing case law, assuming a Takings Clause analysis were applied under the United States or California Constitutions, there are sufficient legal grounds for a court to require the State of California to pay just compensation to the bondholders if the State’s repeal or amendment of the Wildfire Financing Law or taking of any other action in contravention of the State Pledge, (a) constituted a permanent appropriation of a substantial property interest of the bondholders in the recovery property or denied all economically productive use of the recovery property; (b) destroyed the recovery property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the recovery property so as to unduly interfere with the reasonable expectations of the bondholders arising from their investments in the recovery bonds; provided, that the court might take a more expansive view of emergency conditions under the California Takings Clause, leading to correspondingly narrower restrictions on State action under the California Takings Clause than under the Federal Takings Clause. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the recovery bonds.

In connection with the foregoing, Hunton will advise the issuing entity that issues relating to the Contract and Takings Clauses of the United States and California Constitutions are decided on a case-by-case basis and that courts’ determinations, in most cases, are strongly influenced by the facts and circumstances of the particular case, and Hunton will further advise the issuing entity that there are no reported controlling judicial precedents that are directly on point. The Opinion described above will be subject to the qualifications included in them.

The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a bondholder would consider material.

For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

Exemptions from Fixed Recovery Charges

Under the Wildfire Financing Law, consumers enrolled in the CARE or FERA programs are exempted from the payment of fixed recovery charges. See “PG&E’s Financing Order” in this prospectus.

PG&E’S FINANCING ORDER

PG&E’s Financing Order

In January 2021, PG&E filed an application with the CPUC for a financing order seeking recovery of up to $7.5 billion of 2017 catastrophic wildfire costs and expenses (collectively, the “Authorized Amount”). In a separate regulatory preceding, in April 2021, the CPUC issued an order (the “Stress Test Order”) that determined that PG&E had satisfied the requirements that the Authorized Amount constituted catastrophic wildfire costs and expenses that may be financed through the issuance of recovery bonds pursuant to the Wildfire Financing Law, subject to the approval of a separate financing order by the CPUC. Three parties filed applications for rehearing of the Stress Test Order and the CPUC issued a decision denying the applications for rehearing.

On May 11, 2021 the CPUC issued its financing order which authorized PG&E to cause to be issued recovery bonds in up to three separate series on or prior to December 31, 2022 in an aggregate principal amount up to $7.5 billion. The final principal amount of any series of recovery bonds will be subject to the approval of the CPUC through the issuance advice letter process described below. Please read “—Issuance Advice Letter” below.

Two parties filed applications for rehearing of the financing order and the CPUC issued decision denying the applications for rehearing. One of the parties filed a petition for writ of review of the financing order and the Stress Test Order in the Appeal Court. On February 18, 2022, the Appeal Court denied such party’s petition for writ of review. Such party did not file a further petition for review by the required deadline of February 28, 2022 and as such, the financing order became final and non-appealable.

The financing order, pursuant to the provisions of the Wildfire Financing Law, is irrevocable and is not subject to reduction, impairment or adjustment by further action of the CPUC, except as contemplated by the periodic true-up adjustments.

The issuing entity has filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The depositor summarized portions of the financing order below.

Fixed Recovery Charges

The Financing Order Requires the Imposition and Collection of Fixed Recovery Charges

Pursuant to the financing order, except for Exempted Consumers, the fixed recovery charge will be an equal cent per kWh charge across all consumer classes. For residential rate schedules with a tiered rate structure, total rates shall retain the rate relationships by tier determined by CPUC Decision (D.) 15-07-001 with the addition of the fixed recovery charges, any FRTAs and the Customer Credit. Such fixed recovery charges will be in amounts sufficient to retire the principal amount of the recovery bonds in accordance with the expected sinking fund schedule, to pay all interest on the recovery bonds when due, and to pay all operating expenses relating to the recovery bonds (“operating expenses”). Under the financing order, there is no limit on the amount of the fixed recovery charge.

The Financing Order Provides that Fixed Recovery Charges are Non-bypassable

As required by the Wildfire Financing Law, the financing order provides that the fixed recovery charges are “non-bypassable” and must be paid by all consumers in PG&E’s service territory, except Exempted Consumers. The financing order provides that, except in the case of municipalization, consumers that no longer take transmission and distribution retail service from PG&E after the date of the financing order, or that meet relevant criteria in the applicable tariff, shall be treated as DL consumers using applicable tariffs for DL consumers, including the Electric-Departing Customer Generation tariff, and will be subject to pay the fixed recovery charges and any FRTAs and entitled to receive the Customer Credit. Please read “The Depositor, Seller, Initial Servicer and Sponsor—Community Choice Aggregation, Direct Access and Departing Load” in this prospectus.

The financing order specifies that any successor to an electric utility shall perform and satisfy all obligations of the electric utility pursuant to the Wildfire Financing Law, including collecting and paying to the bondholders revenues arising with respect to the recovery property. The financing order states that it is binding on PG&E and any successor to PG&E that provides electric distribution service directly to consumers of electricity within PG&E’s service territory.

In the servicing agreement, PG&E will covenant to assert in an appropriate forum that any municipality, or any other person or entity, that acquires any portion of PG&E’s electric distribution facilities must be treated as a successor to PG&E under the Wildfire Financing Law and the financing order, subject to approval by the CPUC, and that its retail consumers remain responsible for payment of fixed recovery charges. Please read “The Servicing Agreement—Servicing Standards and Covenants” in this prospectus.

In addition, under the financing order and the Wildfire Financing Law, in the event that residents of a municipality who are consumers no longer take transmission and distribution retail service after the date of the financing order, such consumers will be subject to pay the fixed recovery charges and any FRTAs. See “The Depositor, Seller, Initial Servicer And Sponsor—Municipalization; Municipal Departing Load” in this prospectus.

The Financing Order Approves the Methodology used to Calculate the Fixed Recovery Charges

The financing order approves the methodology by which the fixed recovery charges will be calculated and adjusted from time to time by the servicer pursuant to the issuance advice letter and true-up advice letters submitted to the CPUC as described below. Pursuant to the financing order, except for Exempted Consumers, the fixed recovery charge will be an equal cent per kWh charge across all consumer classes. For residential rate schedules with a tiered rate structure, the fixed recovery charge rate component will be an equal cent per kWh charge and the total rates shall retain the rate relationships by tier determined by CPUC Decision (D.) 15-07-001. This means that all consumers that pay the fixed recovery charge would pay the same rate per kWh. All consumers that are required to pay the fixed recovery charges will also receive the benefit of the Customer Credit. To ensure that the fixed recovery charge and the Customer Credit will be equal when the Customer Credit revenue requirement and the fixed recovery charge revenue requirement are equal, the servicer will establish a Customer Credit rate on the same equal cent per kWh basis as the fixed recovery charge rate.

The Wildfire Financing Law and the financing order provide that the fixed recovery charges shall not be imposed on consumers that receive either the California Alternative Rates for Energy (“CARE”) or the Family Electric Rate Assistance (“FERA”) discount. The financing order provides that, except in the case of municipalization, consumers that no longer take transmission and distribution retail service from PG&E after the date of the financing order, or that meet relevant criteria in the applicable tariff, shall be treated as DL consumers using applicable tariffs for DL consumers, including the Electric-Departing Customer Generation tariff, and will be subject to pay the fixed recovery charges and any FRTAs and entitled to receive the Customer Credit. In addition, under the financing order and the Wildfire Financing Law, in the event that residents of a municipality who are consumers no longer take transmission and distribution retail service after the date of the financing order, such consumers will be subject to pay the fixed recovery charges and any FRTAs. Accordingly, after the date of the financing order, all direct access (“DA”), CCA and bundled service consumers would pay the fixed recovery charge and receive the Customer Credit unless they are participating in the CARE or FERA programs. In 2021, these exempt consumers accounted for approximately 12% of total electric deliveries and approximately 32% of deliveries to the residential domestic FRC consumer classes.

In accordance with the financing order, after the initial implementation of the fixed recovery charge, PG&E will revise the fixed recovery charge rates at least annually to collect the required fixed recovery charge revenue based on the then- current sales forecast. Please read “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Fixed Recovery Charge” in this prospectus.

The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge

The financing order requires that the servicer submit with the CPUC annually, semi-annually, if necessary, and more frequently, if necessary, an advice letter (each, an “advice letter”), applying the true-up methodology described above, to adjust the fixed recovery charges to ensure the recovery of revenues sufficient to provide for the timely payment of the periodic payment requirement. In addition to the annual true-up adjustment and, if the servicer deems necessary, the semi-annual true-up adjustment, the servicer is authorized under the financing order to make interim routine adjustments by means of an advice letter at any time the servicer deems necessary to ensure the recovery of revenues sufficient to provide for the timely payment of the periodic payment requirement.

In addition, the financing order requires that if there are recovery bonds outstanding following the scheduled final payment date of the latest maturing tranche of the recovery bonds, the servicer must submit quarterly true-up adjustments. Mandatory annual true-up adjustments, semi-annual true-up adjustments, if necessary, interim true-up adjustments, if necessary, and mandatory quarterly true-up adjustments as described above are referred to as “routine true-up adjustments”. Each such routine true-up adjustment shall utilize the methodology described above under the heading “—The Financing Order Approves the Methodology used to Calculate the Fixed Recovery Charges” to determine the fixed recovery charges requested on the next adjustment date.

Routine annual true-up adjustment advice letters, routine semi-annual true-up advice letters, and routine interim true-up adjustment advice letters must be submitted at least fifty days prior to the proposed effective date of the adjustment, which in the case of annual and semi-annual true-up advice letters will be fifty days prior to the last day of February and August, respectively. In each case, the CPUC has committed in the financing order to provide a negative or affirmative response within twenty days of the submission of any routine true-up adjustment submission. Under the financing order, the CPUC’s review of any routine true-up adjustment advice letter, and any protest, will be limited solely to determining whether there is any mathematical error in such advice letter. No protest, review or required correction of mathematical errors will delay the effective date of such adjustment and, if such correction cannot be corrected prior to the effective date, such correction will be reflected in the next routine adjustment request. In the absence of a negative response from the energy division of the CPUC, PG&E’s, or a successor servicer’s, timely revision to the fixed recovery charges should automatically go into effect in accordance with the advice letter’s proposed schedule.

The servicer is also authorized under the financing order to seek a non-routine true-up at any time to revise the logic of the methodology approved in the financing order to determine the fixed recovery charges. Any such adjustment is referred to as a “non-routine true-up adjustment”. A non-routine true-up adjustment advice letter must be submitted to the CPUC at least ninety days prior to the effective date specified therein and will be acted upon by the CPUC within ninety days. In connection with a non-routine true-up adjustment, the energy division of the CPUC will have the opportunity to prepare a resolution that adopts, modifies or rejects the changes to the methodology proposed by the servicer. Absent a CPUC resolution that adopts, modifies or rejects a non-routine true-up adjustment advice letter, PG&E, or a successor servicer, may implement the fixed recovery charge adjustments proposed in such non-routine true-up adjustment advice letter on the effective date identified in the letter if that date is at least ninety days after the date of submission.

The Initial Fixed Recovery Charges

The initial fixed recovery charges will be determined and approved by the CPUC as part of the issuance advice letter process described below. Please read “PG&E’s Financing Order—Issuance Advice Letter” in this prospectus. The initial fixed recovery charge for the recovery bonds offered hereby is expected to represent approximately 1.4% of the total electric bill, as of March 1, 2022, received by a 500 kWh residential consumer of PG&E. However, as described below, the impact of the fixed recovery charge is designed to be neutral, on average, to consumers in conjunction with to the Customer Credit. For the avoidance of doubt, the Customer Credit will not be used to pay fixed recovery charges. Please read “PG&E’s Financing Order—Customer Credit Trust” in this prospectus.

The estimated aggregate initial fixed recovery charge for (1) the recovery bonds offered hereby, (2) the 2021 Wildfire Recovery Bonds and (3) the Series 2022-A Bonds is expected to represent approximately 3.5% of the total electric bill, as of March 1, 2022, received by a 500 kWh residential consumer of PG&E.

The fixed recovery charges will become effective on the date specified in the issuance advice letter, and will be subject to periodic true-up as described above.

Partial Payments of the Fixed Recovery Charges will be Pro-rated

The financing order requires that, if a consumer pays only a portion of its bill, a pro-rata amount of such payment will be allocated to the payment of fixed recovery charges, based on the amount of the fixed recovery charges billed to all charges billed to such consumer. The portion owed in respect of fixed recovery charges may be further allocated among different series of recovery bonds, including the recovery bonds, issued pursuant to a financing order to PG&E by the CPUC, based upon the fixed recovery charges billed with respect to each such series of additional recovery bonds or additional other recovery bonds. Please read “—Additional Recovery Bonds or Additional Other Recovery Bonds” in this prospectus.

Customer Credit Trust

The CPUC determined in an order in connection with PG&E’s emergence from bankruptcy that PG&E’s proposed $7.5 billion securitization transaction must be designed to be neutral, on average, to ratepayers, referred to as “rate neutral”. While it will not affect the collection of revenues from consumers pursuant to the financing order, this separate regulatory requirement will be accomplished by PG&E establishing a Customer Credit Trust to hold amounts to fund the Customer Credit to consumers that is designed to equal the fixed recovery charges and any FRTAs. As described below, consumers must pay the fixed recovery charge regardless of any failure by PG&E to pay the Customer Credit.

The structure, governance and funding for the Customer Credit Trust are established independently of the financing order. In the Stress Test Order, the CPUC made provisions for PG&E to fund the Customer Credit Trust with the main contributions including an Initial Shareholder Contribution, Additional Shareholder Contributions, Customer Credit Trust Returns and, if it is determined to be needed, the Contingent Supplemental Shareholder Contribution. The financing order provides that PG&E’s failure to make the Initial Shareholder Contribution, the Additional Shareholder Contributions or any voluntary or required contribution to the Customer Credit Trust or PG&E’s failure to provide the Customer Credit shall not affect or impair the issuing entity’s ownership of the recovery property as further described below.

The CPUC has determined that PG&E cannot withdraw funds from the Customer Credit Trust for any other purposes, including to satisfy the claims of its creditors. Furthermore, funds from the Customer Credit Trust may not be used to pay the principal of or interest on the recovery bonds or Ongoing Financing Costs. The financing order provides that any failure by PG&E to pay the Customer Credit or to provide the Initial Shareholder Contribution, Additional Shareholder Contributions, or any other voluntary or required contribution to the Customer Credit Trust shall neither (i) impair the characterization of the sale, assignment, or transfer of the recovery property as an absolute transfer and true sale nor (ii) impair the issuing entity’s status as an entity separate from PG&E and PG&E Corporation nor (iii) limit or alter the fixed recovery charges, the recovery property, the financing order, or any rights under the financing order. Additionally, the financing order provides that any failure by PG&E to pay the Customer Credit or any failure by PG&E to provide the Initial Shareholder Contribution, the Additional Shareholder Contributions or any voluntary or required contribution to the Customer Credit Trust shall not affect or impair the issuing entity’s ownership of the recovery property and consumers must pay the fixed recovery charge regardless of any failure by PG&E to provide the Customer Credit.

Issuance Advice Letter

Within one business day after the pricing date of the recovery bonds, PG&E is required to submit with the CPUC an issuance advice letter, which will:

•	specify the final principal amount of the recovery bonds;

•	identify the recovery property to be sold to the issuing entity;

•	document the final terms on which the recovery bonds will be issued;

•	show the actual dollar amount of the fixed recovery charges relating to the recovery bonds;

•	set forth the costs of issuance and other financing costs associated with the issuance of the recovery bonds, including the servicing fee and administration fee payable to PG&E; and

•	identify the issuing entity.

The financing order provides that the issuance advice letter will be automatically approved and become effective at noon on the fourth business day after pricing unless before noon on the fourth business day after pricing the CPUC staff rejects the issuance advice letter.

Servicing Agreement

In the financing order, the CPUC authorized PG&E, as the servicer, to enter into the servicing agreement described under “The Servicing Agreement” in this prospectus. The servicing agreement provides that PG&E may not resign from its obligations and duties as servicer thereunder, except if (a) PG&E determines that the performance of its duties under the servicing agreement is no longer permissible under applicable law or (b) satisfaction of the following: (i) the rating agency condition shall have been satisfied and (ii) the CPUC shall have approved such resignation. No resignation by PG&E as servicer will become effective until a successor servicer has assumed PG&E’s servicing obligations and duties under the servicing agreement. Please read “The Servicing Agreement—Matters Regarding the Servicer” in this prospectus.

Fixed recovery charges will be collected by PG&E from consumers as part of its normal collection activities. Fixed recovery charges will be deposited by PG&E into the collection account under the terms of the indenture, the series supplement and the servicing agreement. Estimated fixed recovery charge collections will be remitted to the trustee on each business day. The estimated daily remittances made by PG&E will use a monthly collections curve that is expressed as a percentage measured at each of six consecutive 30-day intervals and represents the ratio of accumulative daily collections to the total amount billed to a sample customer population. Semi-annually, estimated fixed recovery charge collections will be reconciled with actual fixed recovery charge collections, which may be determined using a six month collections curve for the applicable reconciliation period. Please read “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Additional Recovery Bonds or Additional Other Recovery Bonds

PG&E is authorized to issue up to $7.5 billion of recovery bonds under the financing order from the CPUC under the Wildfire Financing Law in up to three series on or prior to December 31, 2022. In May 2022, PG&E sponsored, and the issuing entity issued, $3.6 billion aggregate principal amount of the Series 2022-A Bonds. The Wildfire Financing Law permits PG&E, upon receipt of an additional financing order, to finance certain costs and expenses related to catastrophic wildfires through the issuance of additional other recovery bonds pursuant to a separate financing order and secured by separate recovery property. In a separate proceeding, PG&E filed an application on March 11, 2022, as amended on May 4, 2022, requesting the CPUC approve a separate financing order permitting PG&E to issue additional other recovery bonds in an amount up to approximately $1.4 billion to finance a second portion of PG&E’s wildfire risk mitigation and capital expenditures under the Wildfire Financing Law.

Any such additional other recovery bonds would be secured by separate recovery property created by a separate financing order or orders. The issuing entity’s organizational documents, as well as the basic documents, give it the authority and flexibility to issue one or more series of additional recovery bonds or additional other recovery bonds authorized by additional financing orders and to acquire additional recovery property or additional other recovery property which will be pledged to such additional recovery bonds or additional other recovery bonds, subject to satisfaction of the rating agency condition. Please read “PG&E Wildfire Recovery Funding LLC, The Issuing Entity” in this prospectus.

The financing order provides that, in the event additional recovery bonds or additional other recovery bonds are issued, the fixed recovery charges should be allocated ratably between the trustee, the trustee for the Series 2022-A Bonds and other trustees for each series of additional recovery bonds or additional other recovery bonds.

Please read “Risk Factors—Other Risks Associated with an Investment in the Recovery Bonds—PG&E has caused, and may cause, the issuance of additional recovery bonds or additional other recovery bonds secured by additional recovery property or additional other recovery property that includes a non-bypassable charge on consumers, which may cause a delay in the payment of the recovery bonds and potential conflicts of interest among bondholders” in this prospectus. In addition, PG&E has covenanted in the sale agreement that it will not sell recovery property or property comparable to the recovery property unless, among other conditions, the rating agency condition is satisfied and until it has entered into a joinder to the intercreditor agreement described in “Security for the Recovery Bonds—Intercreditor Agreement” in this prospectus. Please read “The Sale Agreement—Covenants of the Seller” in this prospectus.

THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR

General

PG&E will be the depositor, seller and initial servicer of the recovery property securing the recovery bonds, and will be the sponsor of the securitization in which recovery bonds covered by this prospectus are issued.

PG&E is a public utility operating in northern and central California and is one of the largest combination natural gas and electric utilities in the United States. PG&E was incorporated in California in 1905 and is a subsidiary of PG&E Corporation. PG&E provides natural gas and electric service to approximately 10 million consumers (including 5.6 million electric service consumers) throughout a 70,000-square-mile service area in northern and central California. PG&E generates revenues mainly through the sale and delivery of electricity and natural gas to consumers.

During the year ended December 31, 2021, PG&E sold or delivered electricity to an average of 5,623,301 consumers and, for the twelve months ended December 31, 2021, its total electric operating revenue was derived as follows: 43% Residential; 12% Small Commercial; 10% Medium Commercial; 13% E/B-19; 0.4% Streetlights; 0.5% Standby; 11% Agriculture and 10% E/B-20. During 2021, Exempted Consumers accounted for 12% of PG&E’s total electric deliveries and approximately 32% of deliveries to the residential domestic FRC consumer classes. The recovery bonds do not constitute a debt, liability or other legal obligation of PG&E or PG&E Corporation.

Community Choice Aggregation, Direct Access and Departing Load

Consumers within PG&E’s service territory may purchase their energy from certain other energy suppliers. In 2002, California Assembly Bill 117 was signed into law, allowing cities and counties to form Community Choice Aggregators (“CCAs”). Community Choice Aggregation, or “CCA”, is a program that allows cities, counties, other California public agencies and Joint Power Authorities to procure electricity for consumers located within the city or county or public agency’s jurisdictional area, including within PG&E’s service territory. Consumers not wishing to participate must opt out. As of year-end 2021, PG&E had twelve CCAs serving consumers in its service territory that represent over 44% of PG&E’s total service load. Since 2019, there has been steady growth with CCA expansion increasing CCA consumers served from approximately 2.3 million in 2019 to 3.4 million at the end of 2021. In 2021, direct access and CCA load was more than half (approximately 61%) of its total service load. When consumers are served by a CCA, PG&E continues to be responsible for the transmission and distribution of the electricity, as well as metering and billing and consumers must pay the fixed recovery charges on all electricity consumption.

California law also provides limited opportunities for consumers in PG&E’s service territory to choose to purchase power directly from an Electric Service Provider (which do not include CCAs). A limited, phased-in partial reopening of direct access for nonresidential consumers was authorized in 2010, and an additional limited partial reopening of direct access was authorized in 2018. On June 24, 2021, the CPUC adopted a decision further implementing the 2018 legislation. In that decision, the CPUC recommended against further legislative expansion of DA at this time. The CPUC considered recent reliability events and the current integrated resource planning forecasted needs for additional generation to conclude that there was not a need for further DA reopening. As of year end 2021, about 14,270 consumers, consuming approximately 9,840 gigawatt hours of electricity, took service on direct access. PG&E’s forecast reflects an approximate 14% increase to the existing direct access cap (“DA cap”) of 11,393 gigawatt hours in 2022 and 2023. California may decide to further increase the DA cap in the future. Please read “The Depositor, Seller, Initial Servicer and Sponsor—Forecasting Electricity Consumption” in this prospectus. As with the CCAs, when a consumer who previously took bundled service from PG&E converts to taking procurement service from an ESP or Community Aggregator, PG&E remains that consumer’s transmission and distribution provider and consumers must pay the fixed recovery charges on all electric consumption.

Other forms of departing load (“DL”) include consumer generation, and load that departs PG&E service entirely to take electricity service from a publicly owned utility. Please read “—Municipalization; Municipal Departing Load” in this prospectus.

Under PG&E’s current tariffs, consumers who self-generate using generation facilities which interconnect to and operate in parallel with PG&E’s electric system must also pay the fixed recovery charges based on metered consumption, or if metered consumption is not available, then estimated based on historical load, and also pay the fixed recovery charges on electric service they receive from PG&E when the consumer’s load is not served by the consumer’s generation facility (i.e., in a partial or complete outage of the generation facility).

Under PG&E’s existing tariff applicable to consumer generation departing load, consumers are not subject to a departing load charge in certain circumstances, including when the consumer physically disconnects from PG&E’s grid, when consumers experience changes in usage in the normal course of business, and consumers whose load is served from a back-up unit during certain emergency conditions.

Pursuant to the financing order, PG&E is required to utilize DL tariffs existing as of the effective date of the financing order to determine the consumption on which fixed recovery charges will be imposed on DL consumers. Current departing load tariffs apply to consumers who disconnect entirely from PG&E’s grid after the date of the issuance of the financing order. The financing order requires that the fixed recovery charges be paid by such disconnected consumers using the same methodology as that applied to other DL consumers under existing DL tariffs.

PG&E Retail Consumer Base and Electric Energy Consumption

PG&E’s retail consumer base currently consists of eight revenue reporting rate classes, referred to herein as FRC consumer classes: Residential; Small Commercial; Medium Commercial; E/B-19; Streetlights; Standby; Agriculture and E/B-20. Under the Wildfire Financing Law, the Residential Domestic (FERA), Non-Residential (CARE) and Residential/Domestic Income Qualified (CARE) are exempt from paying the fixed recovery charges and the costs associated with these groups is allocated to the remaining FRC consumer classes.

The following tables show the electricity delivered to retail consumers, electric delivery revenues and number of retail consumers for each of the eight revenue reporting rate classes for 2021 and each of the four preceding years. There can be no assurances that the retail electricity sales, retail electric revenues and number of retail consumers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.

Electricity Delivered to Retail Consumers, Electric Delivery Revenues and Retail Consumers Retail Electric Usage (As Measured by Billed GWh Sales) by FRC Consumer Class

and Percentage Composition(1)

FRC Consumer Class	2017		2018		2019		2020		2021
Residential	29,409	35.6%	27,485	34.3%	27,514	35.1%	29,814	37.8%	28,660	36%
Residential (Excludes CARE & FERA)	21,425	26.0%	20,125	25.1%	20,144	25.7%	21,070	26.7%	19,407	25%
Residential (CARE & FERA Only)	7,983	9.7%	7,366	9.2%	7,370	9.4%	8,744	11.1%	9,253	12%
Small Commercial	8,450	10.2%	8,173	10.2%	8,174	10.4%	7,343	9.3%	7,452	9%
Medium Commercial	8.791	10.7%	8,476	10.6%	8,355	10.7%	7,499	9.5%	7,603	10%
E/B-19	14,476	17.5%	13,582	17.0%	13,555	17.3%	12,561	15.9%	13,032	17%
Streetlight	299	0.4%	277	0.3%	266	0.3%	258	0.3%	249	0%
Standby	450	0.5%	443	0.6%	449	0.6%	340	0.4%	465	1%
Agriculture	5,238	6.3%	6,270	7.8%	5,093	6.5%	6,657	8.4%	7,438	9%
E/B-20	15,402	18.7%	15,360	19.2%	14,967	19.1%	14,322	18.2%	13,959	18%

Total	82,514	100.0%	80,066	100.0%	78,372	100.0%	78,793	100.0%	78,857	100%

(1)	Amounts may not recalculate due to rounding.

Revenue by FRC Consumer Class (1)

(dollars in thousands)

FRC Consumer Class	2017	2018	2019	2020	2021
Residential	$5,692,974	$5,051,434	$4,846,918	$5,522,636	$6,088,969
Residential (Excludes CARE & FERA)	4,615,558	4,115,124	3,934,653	4,327,821	$4,633,494
Residential (CARE & FERA Only)	1,077,416	936,310	912,265	1,194,815	$1,455,475
Small Commercial	1,783,931	1,651,434	1,631,443	1,586,135	$1,699,903
Medium Commercial	1,590,035	1,457,849	1,380,540	1,362,035	$1,442,265
E/B-19	2,069,610	1,809,587	1,756,375	1,785,519	$1,914,824
Streetlight	64,776	58,891	53,306	56,118	$57,173
Standby	76,166	76,905	82,314	77,739	$64,544
Agriculture	1,068,812	1,233,848	1,106,296	1,471,223	$1,564,755
E/B-20	1,573,308	1,503,478	1,462,460	1,504,973	$1,475,074

Total	13,919,612	12,843,425	12,319,652	13,366,378	14,307,507

(1)	Amounts may not recalculate due to rounding.

Number of Average Metered Retail Electric Consumers (1)

FRC Consumer Class	2017	2018	2019	2020	2021
Residential	4,808,739	4,798,717	4,845,470	4,910,753	4,947,951
Residential (Excludes CARE & FERA)	3,602,908	3,626,243	3,667,341	3,621,849	3,553,281
Residential (CARE & FERA Only)	1,205,831	1,172,474	1,178,129	1,288,904	1,394,670
Small Commercial	470,517	472,365	477,344	477,888	475,768
Medium Commercial	43,970	43,361	43,201	42,768	41,961
E/B-19	27,572	28,124	28,668	29,568	30,143
Streetlight	37,214	37,055	36,948	36,920	36,985
Standby	657	660	667	638	680
Agriculture	90,089	90,364	90,667	90,908	88,757
E/B-20	1,131	1,131	1,116	1,119	1,056

Total	5,479,889	5,471,777	5,524,081	5,590,562	5,623,301

(1)	Amounts may not recalculate due to rounding.

Forecasting Electricity Consumption

PG&E develops retail electricity sales forecasts each year for approval by the CPUC for rate setting in the following year. These updates reflect bundled load migration along with other minor changes, and most recently, to account for the impacts of the COVID-19 pandemic. PG&E is forecasting a decrease in bundled sales of approximately 10% in calendar year 2022 compared to 2021, due largely to CCA departures and other economic conditions (such as COVID-19).

PG&E develops econometric models to forecast electricity sales for the residential, commercial, industrial, and agricultural market segments. These forecasts will be used to calculate the fixed recovery charges for any given period, in order to determine the revenue required to meet the expected sinking fund schedules for the recovery bonds.

For the residential sector, electricity consumption is modeled as a function of population, housing, and heating and cooling degree days. The commercial sector is modeled as a function of residential accounts, cooling degree days, and regional employment components for PG&E’s service territory. Electricity usage for the industrial sector is modeled as a function of cooling degree days and regional GDP. Finally, agricultural usage is projected using a drought indicator based on river runoff and regional agricultural economic output for PG&E’s service territory. Forecasted weather-related drivers assume normal weather conditions. Thirty-year averages for such weather drivers as heating and cooling degree-days, and rainfall are employed in developing the sales forecast.

PG&E’s electricity demand forecast models have been in use in their current form for more than five years and have undergone extensive review by the CPUC and the California Energy Commission, respectively. Each year PG&E updates these models with the most recent recorded data, and conducts testing to ensure that model statistics indicate that drivers are relevant and significant.

As discussed above, various CCAs have formed and become operational in PG&E’s service territory, which resulted in customers departing bundled service starting in 2010. In 2013, CCAs served about 1% of the system load. The most recent short term CCA load forecast, which is expected to be about 48% of the system load in 2022, was developed in coordination with the CCAs through a meet and confer process. A new meet and confer process is in progress for the 2023 short term CCA forecast. For the long-term CCA load forecast, PG&E utilizes a probabilistic model to account for the uncertainty of future CCA formations and expansions. Given the current size of the CCA load, forecasted incremental departure will be relatively small compared to the overall size of existing CCA load. PG&E has incorporated its best estimate of the departing CCA load to this forecast based on the best information PG&E had received at the time that this forecast was made. PG&E’s forecast also reflects the limited expansion of DA starting in 2021. Once such expansion is reached, DA is expected to serve 15% of system load by the end of 2022.

The table below shows electricity forecasts and variances from the forecast for the five years 2017-2021.

PG&E updated its sales forecast model in 2020 to account for the impacts of the COVID-19 pandemic and estimates that 2022 deliveries will be lower than otherwise forecasted by approximately 1.6% due to COVID-19 impacts. Adjustments for COVID-19 are expected to decrease in 2023.

Annual Forecast Variance For Ultimate Electric Delivery (GWh)
	2017	2018	2019	2020	2021

Forecast (1)	82,039	81,134	81,371	79,860	76,601
Actual	82,514	80,066	78,372	78,793	78,857
Variance	0.58%	-1.32%	-3.69%	-1.34%	2.95%

(1)	Annual Electric Delivery Forecast (GWh) inclusive of public transit rate class (E/B-20).

Variances among the FRC consumer classes, which are used to allocate payment responsibility for the recovery bonds, may differ from the variances shown above, as the classifications relate to distribution voltage only.

Billing and Collections

In 2021, PG&E received approximately 76.6% of total bill payments electronically, through means such as electronic funds transfer, electronic data interchange, pay by phone, and web-based payments. Approximately 20.4% of bill payments were received via U.S. Mail and the remaining 3.0% were received through Authorized Payment Agencies (walk-in payments). Regardless of payment type, if a consumer currently has delinquent debt, the delinquent balance is paid first followed by any current outstanding debt for the billing period. Payment allocation rules are the same for all consumers, where delinquent debt is satisfied first, followed by current debt. An account’s debt is broken into delinquent vs. current debt. Delinquent debt is debt aged greater than the due date of the bill. Current debt is debt aged less than the due date of the bill. Accounts are due upon presentment.

PG&E’s billing system automatically calculates monthly charges based on each consumer’s usage, rate schedule and any special programs they may be participating in. Consumers with a third-party provider, such as CCA, may require PG&E to send usage files so that the third-party can calculate their charges. The third-party provider has 4 business days to send their charges back to PG&E to ensure they are added onto the monthly billing statement.

Residential consumer accounts are considered past due 21 days from the bill date and non-residential consumer accounts are considered past due 17 days from the bill date. For residential consumers, PG&E mails a 15-day overdue notice and a subsequent 48-hour disconnect notice. PG&E makes a reasonable attempt to contact an adult person residing at the consumer’s residence at least 24 hours prior to termination of service. Non-residential accounts receive a seven-day overdue notice and although not required, these non-residential consumers may also be provided with a 24-hour disconnect notice prior to disconnection of service.

For residential and non-residential consumers, a closing bill including all unpaid amounts is generally issued within three to ten days of service termination. If amounts remain outstanding after 27 days, for residential consumers and 21 days for non-residential consumers, a phone call will be made, and a letter of non-payment will be sent to the consumer. Unpaid residential accounts will be referred to third-party collection agencies approximately 42 days after the closing bill and listed with major credit bureaus by the agencies approximately 3 months thereafter. Unpaid non-residential accounts will be referred to third party collection agencies and listed with the major credit bureaus, if applicable, approximately 50 days after the closing bill. Active collections on unpaid accounts will continue up to the statutory limit of 3 years. Under current policies, unpaid closed account balances are written off 180 days after the final bill is issued.

Generally, service may be disconnected if payment is not received after all notifications have been provided. Please read “—COVID-19 Consumer Protections” below for current measure restricting PG&E’s ability to disconnect consumers for non-payment. The CPUC adopted certain additional regulations relating to disconnection that would make permanent certain of the provisions of the temporary protections enacted in connection with the COVID-19 pandemic which may extend the time it takes to complete the process of disconnecting consumers for nonpayment.

Before restoring service that has been shut-off for non-payment, PG&E has the right to require the payment of the past due amount, a reconnection fee, and a deposit, if applicable.

Credit Policy

Under California law and CPUC regulatory guidelines, PG&E is obligated to provide service to electricity consumers in its service territory regardless of their creditworthiness.

Certain accounts are secured with deposits or guarantees to reduce losses. Since the vast majority of consumers pay their bills within the allotted time, it is not necessary to require deposits from all consumers. Specific criteria have been developed for establishing credit. These criteria are based on multiple factors, including prior service, payment history, or external credit score.

In June 2020, the CPUC issued a decision that prohibits investor-owned utilities, such as PG&E, from collecting deposits from residential consumers for the establishment and reestablishment of service. Therefore, PG&E will not secure any new residential consumer accounts, or those reconnected after June 11, 2020 after a service disconnection for non-payment. Credit policies are managed within the Credit Policy team and are updated and/or reviewed as needed in accordance with regulatory requirements or business adjustments/strategies. Policies and Procedures developed through committee reviews and approved at the Manager or Director level.

Non-residential consumers may establish credit by depositing cash equal to twice the highest monthly electric charge or furnishing a satisfactory guarantor, or other credit support such as a surety bond, a certificate of deposit or an irrevocable letter of credit.

PG&E may change its credit and collections policies from time to time.

COVID-19 Consumer Protections

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported to have surfaced in Wuhan, China, resulting in significant disruptions to manufacturing, supply chain, markets, and travel world-wide. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the COVID-19 outbreak a public health emergency of international concern and on March 12, 2020, announced the outbreak was a pandemic. In response to the California governor’s emergency proclamation on March 4, 2020, PG&E extended a disconnection moratorium to residential and small business consumers. On April 16, 2020, the CPUC approved a resolution requiring utilities to extend this disconnection moratorium through April 16, 2021. The resolution also authorizes utilities to establish memorandum accounts to track incremental costs associated with complying with the resolution. On June 11, 2020, the CPUC issued a final decision as part of the Order Instituting Rulemaking to Consider New Approaches to Disconnections and Reconnections to Improve Energy Access and Contain Costs that permanently eliminated deposit requirements for residential consumers. On February 11, 2021, the CPUC approved a resolution extending the moratorium on service disconnections for residential and small business consumers to June 30, 2021.

In addition, on April 19, 2021, the CPUC issued a final decision to implement a temporary moratorium on service disconnection for medium and large commercial and industrial consumers (which include Medium Commercial, E/B-19 and E/B-20 FRC consumer classes) through June 30, 2021. The final decision authorized PG&E to submit an advice letter to establish a memorandum account to track incremental costs for the period of December 30, 2020 to June 30, 2021 for this moratorium. On June 30, 2021, the CPUC issued a final decision on bill debt relief, which suspended disconnections through September 30, 2021 for residential and small business consumers (which was extended to medium and large commercial and industrial consumers as well by existing final decision language). Although the moratorium on service disconnections ended on September 30, 2021, based on the requirements outlined in Assembly Bill 135 and Assembly Bill 205, PG&E anticipates resuming residential service disconnections in the fourth quarter of 2022. PG&E resumed non-residential service disconnections in the first quarter of 2022.

On July 16, 2021, the California governor approved Assembly Bill 135, which established the California Arrearage Payment Program (“CAPP”). CAPP enables California investor-owned utilities to apply for a statewide total of approximately $695 million to offset customer arrearages incurred during the COVID-19 pandemic. PG&E received approximately $300 million in January 2022 to reduce the amounts owed by customer accounts in arrears. The amount of funding was determined by the California Department of Community Services and Development, which is the agency responsible for administering the CAPP. On June 30, 2022, the California governor approved Assembly Bill 205, which included authorization for additional incremental CAPP funding for California investor-owned utilities to be determined by the California Department of Community Services and Development.

Loss Experience

The following table sets forth information relating to PG&E’s annual net write-offs as a percentage of billed revenue for its electric retail consumers for the five years ending December 31, 2017 through 2021:

Net Write-Offs as a Percentage of Billed Revenues (dollars in thousands)
	2017	2018	2019	2020	2021

Billed Electric Revenues	$13,919,612	$12,843,425	$12,319,652	$13,366,379	$14,307,507

Net Write-Offs	$32,535	$32,414	$29,108	$27,891	$49,277

Percentage of Billed Revenue	0.2337%	0.2524%	0.2363%	0.2087%	0.3444%

Average Days Sales Outstanding

The following table sets forth information relating to the average number of days retail consumer electricity bills remained outstanding beyond 31 days from the bill date for the five years ending December 31, 2017 through 2021:

Average Days Sales Outstanding
	2017	2018	2019	2020	2021
Average Days Sales Outstanding	22.34	21.76	22.99	28.23	37.72

The average days sales outstanding for December 2020 compared to the average days sales outstanding for December 2021 increased from 28.23 days to 37.72 days, or a 33% increase reflecting the impact of COVID-19, including consumer impacts and implementation of the CPUC disconnection policies.

Delinquencies

The following table sets forth information relating to the delinquencies as a percentage of total annual billed revenues for all classes of electric consumers as of December 31st for the years 2017 to 2021. Balances are aged when the following month’s bill is rendered.

Delinquencies as a Percentage of Total Billed Electric Revenues
	2017	2018	2019	2020	2021
31-60 days	0.77%	0.78%	0.67%	1.15%	1.29%
61-90 days	0.35%	0.33%	0.38%	0.83%	0.87%
91+ days	0.40%	0.41%	0.53%	2.29%	4.03%
Total	1.53%	1.52%	1.58%	4.28%	6.19%

Municipalization; Municipal Departing Load

California law may authorize certain local municipalities to seek to acquire portions of PG&E’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems and serve consumers with those facilities. Additionally, local municipalities may extend their own facilities to take over service of consumers located within their jurisdictional areas which overlap with PG&E’s service territory. These circumstances involve what is referred to in the tariffs as “Municipal DL”, where the affected consumers are no longer interconnected with PG&E’s electric facilities.

The Wildfire Financing Law and the financing order provide that the fixed recovery charges must be paid by all existing and future consumers, except Exempted Consumers, within PG&E’s service territory as it existed on the date of the financing order. The financing order provides that, except in the case of municipalization (which is discussed in the next two paragraphs below), consumers that no longer take transmission and distribution retail service from PG&E after the date of the financing order, or that meet relevant criteria in the applicable tariff, shall be treated as DL consumers using applicable tariffs for DL consumers, including the Electric-Departing Customer Generation tariff, and will be subject to pay the fixed recovery charges and any FRTAs and entitled to receive the Customer Credit. In addition, under the financing order and the Wildfire Financing Law, in the event that residents of a municipality who are consumers no longer take transmission and distribution retail service after the date of the financing order as a result of a municipalization proceeding, such consumers will be subject to pay the fixed recovery charges and any FRTAs; the determination of the Customer Credit applicable to such consumers will be determined by the CPUC in a future proceeding, if any, regarding municipalization.

The Wildfire Financing Law also specifies that any successor to an electric utility shall perform and satisfy all obligations of the electric utility pursuant to the Wildfire Financing Law, including collecting and paying to the bondholders revenues arising with respect to the recovery property. In the servicing agreement, PG&E will covenant to assert in an appropriate forum that any municipality that acquires any portion of PG&E’s electric distribution facilities must be treated as a successor to PG&E under the Wildfire Financing Law and the financing order, subject to approval by the CPUC, and that retail consumers in such municipalities remain responsible for payment of fixed recovery charges.

In the financing order, the CPUC has committed, in furtherance of the State Pledge, in connection with any Commission proceeding to authorize the voluntary or involuntary change in ownership of PG&E facilities by a public entity, to ensure the new asset owner either (a) will continue to bill and collect fixed recovery charges from consumers and remit such collections to PG&E or a new servicer for the recovery bonds or (b) ensure the upfront funding of the fixed recovery charges that would otherwise be paid by consumers where rate payment would be affected by the ownership change. Any such upfront funding would constitute recovery property pledged to the payment of the recovery bonds.

Successors

California law also provides the merger, acquisition or control of PG&E, either directly or indirectly, by any person or corporation must be approved by the CPUC. The Wildfire Financing Law specifies that any successor to an electric utility shall perform and satisfy all obligations of the electric utility pursuant to the Wildfire Financing Law, including collecting and paying to the bondholders revenues arising with respect to the recovery property. Further, the financing order states that it is binding on PG&E and any successor to PG&E that provides electric distribution service directly to consumers of electricity within PG&E’s service territory. In the servicing agreement, PG&E has covenanted to assert in an appropriate forum that any person or corporation that merges with, acquires or controls PG&E directly or indirectly must be treated as a successor to PG&E under the Wildfire Financing Law and the financing order, subject to approval by the CPUC, and that consumers remain responsible for payment of fixed recovery charges.

Prior Securitizations

PG&E currently serves as, or has previously served as, sponsor and servicer, as applicable in the issuance of (i) the Series 2022-A Bonds, (ii) the 2021 Wildfire Recovery Bonds, (iii) $2,901,000,000 original aggregate principal amount of rate reduction certificates by the California Infrastructure and Economic Development Bank, issued on December 11, 1997 (the “1997 rate reduction certificates”), issued to permit PG&E to recover certain stranded costs associated with the restructuring of the electric utility industry in California, (iv) $1,887,864,000 original aggregate principal amount of energy recovery bonds by PG&E Energy Recovery Funding LLC, issued on February 10, 2005 (the “Series 2005-1 recovery bonds”), issued to permit PG&E to reduce outstanding debt and retire common equity, or to finance future capital expenditures, and (v) $844,461,000 original aggregate principal amount of energy recovery bonds by PG&E Energy Recovery Funding LLC, issued on November 9, 2005 (the “Series 2005-2 recovery bonds”, together with the Series 2022-A Bonds, the 2021 Wildfire Recovery Bonds, the 1997 rate reduction certificates and the Series 2005-1 recovery bonds, the “prior transactions”), issued to permit PG&E to reduce outstanding debt and retire common equity, or to finance future capital expenditures.

The underlying structure of the prior transactions is comparable to the underlying structure of the recovery bonds, with the exception of the use in 1997 of an issuing entity created by the State of California, in that PG&E, pursuant to the authority granted by the CPUC in a financing order that created property, namely, the right to impose, bill and receive the charges to another entity, and each such entity financed the purchase of the property through the issuance of indebtedness. The charges were included on the bills of PG&E’s consumers, collected via PG&E’s bills, and the revenues related to such charges were remitted to the trustee for such rate reduction certificates to make payments on the certificates.

In each of the prior transactions, PG&E serviced the charges authorized by an order of the CPUC that were subject to regular and periodic true-up adjustments following similar processes as in the current transaction, including submissions with and review and approval by the CPUC. In addition, PG&E services “non-bypassable charges” on behalf of the issuing entity of each transaction to support recovery bonds issued to (i) finance power purchase costs during the State of California’s energy crisis in 2000 and 2001 (for the 1997 rate reduction certificates) and (ii) reduce outstanding debt and retire common equity, or to finance future capital expenditures (for both the Series 2005-1 recovery bonds and the Series 2005-2 recovery bonds). In servicing the recovery property, PG&E will draw upon its current experience servicing the Series 2022-A Bonds and the 2021 Wildfire Recovery Bonds and its prior servicing experience with the prior transactions and the charges it collects on behalf of each of the issuing entities of each transaction, each similar to the fixed recovery charges, and in calculating and implementing rates and charges under various cost recovery clauses and billing those amounts to consumers as a result of the prior transactions.

Beyond its experience serving stranded cost recovery charges in connection with the prior transactions, PG&E has a long history of collecting charges from its consumers and allocating them accordingly. PG&E has over 100 years of experience in collecting charges from its consumers, which it will be doing on the issuing entity’s behalf, as initial servicer of the recovery property.

Future Securitizations

In a separate proceeding, PG&E filed an application on March 11, 2022, as amended on May 4, 2022, requesting the CPUC approve a separate financing order permitting PG&E to issue additional other recovery bonds in an amount up to approximately $1.4 billion to finance a second portion of PG&E’s wildfire risk mitigation and capital expenditures under the Wildfire Financing Law. Any such additional other recovery bonds issued pursuant to the financing order described in this paragraph would be secured by separate property created by a separate financing order or orders. Please read Risk Factors—Other Risks Associated with an Investment in the Recovery Bonds—PG&E has caused, and may cause, the issuance of additional recovery bonds or additional other recovery bonds secured by additional recovery property or additional other recovery property that includes a non-bypassable charge on consumers, which may cause a delay in the payment of the recovery bonds and potential conflicts of interest among bondholders”, “Security for the Recovery Bonds—Intercreditor Agreement” and “Sale Agreement—Covenants of the Seller” in this prospectus.

PG&E, in its sole discretion, may sell recovery property or property similar to recovery property, created by one or more separate financing orders in connection with the issuance of additional other recovery bonds or obligations similar to the recovery bonds without your prior review or approval.

Any new issuance would be offered pursuant to a separate registration statement and may include terms and provisions that would be unique to that particular issuance. PG&E has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution and delivery of a joinder to the intercreditor agreement are condition precedents to the sale of additional recovery property or similar property consisting of non-bypassable charges payable by consumers comparable to the recovery property to another entity. Please read “Security for the Recovery Bonds—Intercreditor Agreement” and “Sale Agreement—Covenants of the Seller” in this prospectus.

Where to Find Information About PG&E

PG&E routinely provides links to PG&E’s principal regulatory proceedings before the CPUC at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E also routinely post or provide direct links to presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Chapter 11: PG&E Progress,” “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. The information contained on such website (other than the materials specifically incorporated by reference herein) is not part of this registration statement or any report that PG&E files with, or furnishes to, the SEC. PG&E and the issuing entity are providing the address to this website solely for the information of investors and does not intend the address to be an active link.

PG&E WILDFIRE RECOVERY FUNDING LLC, THE ISSUING ENTITY

The issuing entity is a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by the issuing entity’s sole member, PG&E, and the filing of a certificate of formation with the Secretary of the State of Delaware. The issuing entity was formed on March 8, 2022.

The issuing entity has been organized as a special purpose subsidiary of PG&E for the limited purpose of holding recovery property and issuing recovery bonds, including the recovery bonds, secured by recovery property and other collateral pledged to secure such recovery bonds.

On May 10, 2022, the issuing entity issued the Series 2022-A Bonds, which was the issuing entity’s first issuance of a series of recovery bonds. The Series 2022-A Bonds were issued pursuant to the financing order and are secured by separate fixed recovery charges and separate recovery property and a separate indenture dated as of May 10, 2022, including a capital account established to secure the Series 2022-A Bonds. Holders of the Series 2022-A Bonds have no recourse to the recovery property securing the recovery bonds offered hereby and have no claim against the issuing entity if revenue from the fixed recovery charges and funds on deposit in the trust accounts with respect to the Series 2022-A Bonds are insufficient to pay such bonds in full.

The issuing entity’s organizational documents, as well as the basic documents supporting the recovery bonds, give the issuing entity the authority and flexibility to issue additional recovery bonds authorized by the financing order or additional other recovery bonds authorized by additional financing orders and to acquire recovery property created by the financing order or such additional financing orders, which will be pledged solely to the payment of such additional recovery bonds or additional other recovery bonds, subject to satisfaction of the rating agency condition. As a result, the issuing entity may acquire additional recovery property and issue one or more series of additional recovery bonds or additional other recovery bonds that are supported by such additional recovery property or other collateral to finance the recovery costs approved by an additional financing order. Please read “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated—Issuance of Additional Recovery Bonds or Additional Other Recovery Bonds” and “—Allocations as Between Series of Recovery Bonds” in this prospectus.

The issuing entity’s limited liability company agreement restricts it from engaging in activities other than those described in this section. The issuing entity does not have any employees, but it will pay its member for out-of-pocket expenses incurred by the member in connection with its services to the issuing entity in accordance with the issuing entity’s limited liability company agreement. The issuing entity has summarized selected provisions of its limited liability company agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. On the date of issuance of the recovery bonds, the capital subaccount securing the recovery bonds will be funded at a level equal to 0.50% of the principal amount of such recovery bonds issued or such other amount as may allow the recovery bonds to achieve the desired security rating and treat the recovery bonds as debt under applicable guidance issued by the Internal Revenue Service, which the issuing entity also refers to as the “IRS”.

At the time of the issuance of the recovery bonds, the issuing entity’s assets available to secure the recovery bonds will consist primarily of the recovery property and the other collateral held under the indenture and the series supplement for the recovery bonds. The recovery property and other collateral securing the Series 2022-A Bonds will not secure the recovery bonds, and the recovery property and other collateral securing the recovery bonds will not secure the Series 2022-A Bonds.

Restricted Purpose

The issuing entity has been created for the sole purpose of:

•

acquiring, owning, holding, disposing of, administering, servicing or entering into agreements regarding the receipt and servicing of the recovery property, and any recovery property created by the financing order or an additional financing order, and the other collateral;

•	issuing securities, including the Series 2022-A Bonds, the recovery bonds and one or more series of additional recovery bonds or additional other recovery bonds;

•	making payment on the Series 2022-A Bonds, the recovery bonds and any series of additional recovery bonds or additional other recovery bonds;

•	distributing amounts released to the issuing entity;

•	managing, selling, assigning, pledging, collecting amounts due on, or otherwise dealing with the recovery property and the other recovery bond collateral and related assets;

•	negotiating, executing, assuming and performing the issuing entity’s obligations under the basic documents;

•

pledging the issuing entity’s interest in recovery property and other collateral to an indenture trustee under one or more indentures and one or more series supplements in order to secure a series of recovery bonds, including the Series 2022-A Bonds, the recovery bonds and any additional recovery bonds or additional other recovery bonds; and

•	performing other activities that are necessary, suitable or convenient to accomplish these purposes.

The issuing entity’s limited liability company agreement does not permit the issuing entity to engage in any activities not directly related to these purposes, including issuing securities (other than the recovery bonds, any additional recovery bonds and any additional other recovery bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in the issuing entity’s limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of the issuing entity’s managers, which vote must include the affirmative vote of the issuing entity’s independent manager. The issuing entity’s limited liability company agreement and the indenture will prohibit it from issuing any recovery bonds (as such term is defined in the Wildfire Financing Law), other than the recovery bonds that the issuing entity will offer pursuant to this prospectus and any additional recovery bonds or additional other recovery bonds issued by the issuing entity pursuant to a separate financing order and secured by additional recovery property or additional other recovery property, as the case may be. Please read “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated—Issuance of Additional Recovery Bonds or Additional Other Recovery Bonds” and “—Allocations as Between Series of Recovery Bonds” in this prospectus.

The Issuing Entity’s Relationship with PG&E

On the issue date for the recovery bonds, PG&E will sell recovery property to the issuing entity pursuant to a sale agreement between the issuing entity and PG&E. PG&E will service the recovery property pursuant to a servicing agreement between the issuing entity and PG&E and will provide administrative services to the issuing entity pursuant to an administration agreement between the issuing entity and PG&E.

The Issuing Entity’s Management

Pursuant to the issuing entity’s limited liability company agreement, the issuing entity’s business will be managed by three or more managers, at least one of whom will be an independent manager, in each case appointed from time to time by PG&E or, in the event that PG&E transfers its interest in the issuing entity, by the issuing entity’s owner or owners. Following the initial issuance of recovery bonds, the issuing entity will have at least one independent manager, who among other things, must be a natural person who, for the five-year period prior to his or her appointment as an independent manager has not been and during the continuation of his or her service as independent manager is not:

•

an employee, director, stockholder, manager, partner, agent, consultant, attorney, accountant, advisor or officer or an employee, director, manager, stockholder, partner, agent, consultant, attorney, accountant, advisor or officer of the issuing entity, PG&E or any of their respective affiliates, other than his or her service as independent manager;

•

a creditor or supplier, or a creditor, service provider or supplier of the issuing entity, PG&E or any their respective affiliates, except that an independent manager may be an employee of a supplier of corporate related services to the issuing entity or any of our affiliates; or

•	any member of the immediate family of a person described in either of the above bullets.

PG&E, as the issuing entity’s sole member, appointed the independent manager prior to the issuance of the recovery bonds. None of the issuing entity’s managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K. None of the issuing entity’s managers or officers beneficially own any equity interest in the issuing entity.

The following is a list of our managers as of the date of this prospectus:

Name	Age	Title	Background
Margaret K. Becker	40	Manager and President	Manager and President of the issuing entity since its inception in 2022. Ms. Becker has served as Vice President and Treasurer of PG&E since April 2021. From 2016 to March 2020, Ms. Becker served as Assistant Treasurer and Director of Banking and Economic Analysis at PG&E. From March 2020 to April 2021, Ms. Becker served as Senior Director and Treasurer at PG&E.

Monica Klemann	39	Manager, Treasurer and Secretary	Manager, Treasurer and Secretary of the issuing entity since its inception in 2022. Ms. Klemann has served as Assistant Treasurer and Director of PG&E since April 2021. From April 2015 to March 2020, Ms. Klemann served as Manager of the Banking and Money Management team at PG&E. From March 2020 to April 2021, she served as Senior Manager of PG&E.

Orlando Figueroa	62	Independent Manager	Independent Manager of the issuing entity since its inception in 2022. With over 21 years’ US and global capital markets experience, Mr. Figueroa currently serves as Senior Managing Director and is primarily responsible for leading the business development efforts of Citadel SPV, which he co-founded in November 2014. Prior to forming Citadel SPV, Mr. Figueroa served as Managing Director - Corporate Governance and New Business Development of Lord Securities Corporation, a TMF Group Company from March 2002 to October 2014. Mr. Figueroa’s responsibilities at Lord Securities included business development, senior oversight of Lord Securities’ corporate governance practice, and managing all daily aspects of document review and execution, including legal response and transaction management. Mr. Figueroa also was a member of TMF Group’s Structured Finance Global Strategy Board and served as TMF Group’s Regional Director for Structured Finance in the Americas from January 2010 to October 2014. During his career, Mr. Figueroa has served as a director on the boards of over 1,000 special purpose vehicles spanning various asset classes. He also served on the Executive Board of Directors of the American Securitization Forum (the “ASF”) and acted as Chairman of the ASF’s Membership Committee from 2008 to 2010. Mr. Figueroa currently serves on the Board of Directors of The Cameron Kravitt Foundation, a not-for-profit charitable foundation, which he has served on since 2010.

Manager Fees and Limitation on Liabilities

The issuing entity has not and will not compensate its managers, other than the independent manager, for their services on behalf of the issuing entity. The issuing entity will pay the annual fees of the independent manager from its revenues and will reimburse them for reasonable expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent managers may employ in connection with the exercise and performance of his or her rights and duties under the issuing entity’s limited liability company agreement. In the event that one or more series of additional recovery bonds or additional other recovery bonds is issued by the issuing entity, independent manager fees and other operating expenses payable by the issuing entity on a payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding principal amounts of each series.

The issuing entity’s limited liability company agreement provides that to the extent permitted by law, the managers will not be personally liable for any of the issuing entity’s debts, obligations or liabilities. The issuing entity’s limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, the issuing entity will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the issuing entity’s best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. The issuing entity will not indemnify the manager for any judgment, penalty, fine or other expense directly caused by their fraud, gross negligence or willful misconduct. In addition, unless ordered by a court, the issuing entity will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. The issuing entity will pay any indemnification amounts owed to the managers out of funds in the collection accounts, subject to the priority of payments described under “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated” in this prospectus.

The Issuing Entity is a Separate and Distinct Legal Entity from PG&E

Under the issuing entity’s limited liability company agreement, the issuing entity may not file a voluntary bankruptcy petition for relief under the Bankruptcy Code or any other state, local, federal, foreign or other law relating to bankruptcy, without the affirmative vote of PG&E, the sole member of the issuing entity, and the affirmative vote of all of its managers, including the independent manager. PG&E has agreed that it will not cause the issuing entity to file a voluntary petition for relief under the Bankruptcy Code. The issuing entity’s limited liability company agreement requires the issuing entity, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain its existence separate from PG&E including:

•	taking all necessary steps to continue its identity as a separate legal entity;

•	making it apparent to third persons that the issuing entity is an entity with assets and liabilities distinct from those of PG&E, other affiliates of PG&E, the managers or any other person; and

•	making it apparent to third persons that, except for federal and certain other tax purposes, the issuing entity is not a division of PG&E or any of its affiliated entities or any other person.

Administration Agreement

PG&E will, pursuant to an administration agreement between PG&E and the issuing entity, provide administrative services to the issuing entity, including, among others, services relating to required filings with the SEC with respect to the recovery bonds, any financial statements or tax returns the issuing entity might be required to file under applicable law, qualifications to do business, and minutes of the issuing entity’s managers’ meetings. The issuing entity will pay PG&E a fixed fee of $100,000 per series of recovery bonds per annum, payable in installments of $50,000 on each payment date for performing these services, plus out of pocket expenses; provided, that the first payment may be adjusted for a longer or shorter first payment period. Pursuant to a separate administration agreement executed in connection with the Series 2022-A Bonds, PG&E has agreed to provide similar administrative services to the issuing entity in respect to the Series 2022-A Bonds. The issuing entity may amend the administration agreement between PG&E and the issuing entity that relates to the recovery bonds offered hereby such that PG&E will provide administrative services to the issuing entity with respect to additional recovery bonds or additional other recovery bonds issued in connection with an additional financing order.

DESCRIPTION OF THE RECOVERY BONDS

General

The depositor has summarized below selected provisions of the indenture and the recovery bonds. A form of the indenture and series supplement are filed as exhibits to the registration statement of which this prospectus forms a part. Please read “Where You Can Find More Information” in this prospectus.

The recovery bonds are not a debt, liability or other obligation of the State of California, the CPUC or of any political subdivision, governmental agency, authority or instrumentality of the State or California and do not represent an interest in or legal obligation of PG&E or any of its affiliates, other than the issuing entity. Neither PG&E nor any of its affiliates will guarantee or insure the recovery bonds. The financing order authorizing the issuance of the recovery bonds does not constitute a pledge of the full faith and credit of the State of California or of any of its political subdivisions. The issuance of the recovery bonds under the Wildfire Financing Law will not directly, indirectly or contingently obligate the State of California or any of its political subdivisions to levy or to pledge any form of taxation for the recovery bonds or to make any appropriation for their payment.

The issuing entity will issue the recovery bonds and secure their payment under an indenture that the issuing entity will enter into with The Bank of New York Mellon Trust Company, National Association, as trustee, referred to in this prospectus as the “trustee”. The issuing entity will issue the recovery bonds in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, except that the issuing entity may issue one recovery bond in each tranche in a smaller denomination. The initial principal balance, scheduled final payment date, final maturity date and interest rate for each tranche of the recovery bonds are stated in the table below:

Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1	4.99	$613,080,000	06/01/2031	06/01/2033	4.022%
A-2	12.09	$600,000,000	06/01/2037	06/01/2039	4.722%
A-3	16.96	$500,040,000	06/01/2041	06/01/2043	5.081%
A-4	22.42	$1,149,960,000	12/01/2047	12/01/2049	5.212%
A-5	27.94	$1,036,920,000	06/01/2052	06/01/2054	5.099%

The scheduled final payment date for each tranche of the recovery bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if the issuing entity makes payments according to the expected sinking fund schedule for that tranche. The final maturity date for each tranche of recovery bonds is the date when the issuing entity is required to pay the entire remaining unpaid principal balance, if any, of all outstanding recovery bonds of that tranche. The failure to pay principal of any tranche of recovery bonds by the final maturity date for that tranche is an event of default, but the failure to pay principal of any tranche of recovery bonds by the respective scheduled final payment date will not be an event of default. Please read “—Interest Payments” and “—Principal Payments” and “—Events of Default; Rights Upon Event of Default” in this prospectus.

Payment and Record Dates and Payment Sources

Beginning June 1, 2023, the issuing entity will make payments of principal and interest on the recovery bonds semi-annually on June 1 and December 1 of each year, or, if that day is not a business day, the following business day (each, a “payment date”). So long as the recovery bonds are in book-entry form, on each payment date, the issuing entity will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to herein as the “record date”. If the issuing entity issues certificated recovery bonds to beneficial owners of the recovery bonds, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, the issuing entity will pay amounts on outstanding recovery bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated” in this prospectus. These available amounts, which will include amounts collected by the servicer for the issuing entity with respect to the fixed recovery charges, are described in greater detail under “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated” and “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Interest Payments

Interest on each tranche of recovery bonds will accrue from and including the issue date to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the recovery bonds have been paid in full, at the interest rate indicated on the cover of this prospectus and in the table above. Each of those periods is referred to as an “interest accrual period”. The issuing entity will calculate interest on tranches of the recovery bonds on the basis of a 360-day year of twelve 30-day months.

On each payment date, the issuing entity will pay interest on each tranche of the recovery bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any; and

•

accrued interest on the principal balance of each tranche of the recovery bonds as of the close of business on the preceding payment date (or with respect to the initial payment date, the date of the original issuance of the recovery bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

The issuing entity will pay interest on the recovery bonds before the issuing entity pays principal on the recovery bonds. Interest payments will be made from collections of fixed recovery charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount.

If there is a shortfall in the amounts available in the collection account to make interest payments on the recovery bonds, the trustee will distribute interest pro rata to each tranche of recovery bonds based on the amount of interest payable on each such outstanding tranche. Please read “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated” in this prospectus.

Principal Payments

On each payment date, the issuing entity will pay principal of the recovery bonds to the bondholders equal to the sum, without duplication, of:

•	the unpaid principal amount of any recovery bond whose final maturity date is on that payment date, plus

•	the unpaid principal amount of any recovery bond upon acceleration following an event of default relating to the recovery bonds, plus

•	any overdue payments of principal, plus

•	any unpaid and previously scheduled payments of principal, plus

•	the principal scheduled to be paid on any recovery bond on that payment date,

but only to the extent funds are available in the collection account after payment of certain of the issuing entity’s fees and expenses and after payment of interest as described above under “—Interest Payments” in this prospectus. If the trustee receives insufficient collections of fixed recovery charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any tranche of recovery bonds may be payable later than expected. Please read “Risk Factors—Other Risks Associated with an Investment in the Recovery Bonds” in this prospectus. To the extent funds are so available, the issuing entity will make scheduled payments of principal of the recovery bonds in the following order:

(1)	to the holders of the tranche A-1 recovery bonds, until the principal balance of that tranche has been reduced to zero,

(2)	to the holders of the tranche A-2 recovery bonds, until the principal balance of that tranche has been reduced to zero,

(3)	to the holders of the tranche A-3 recovery bonds, until the principal balance of that tranche has been reduced to zero,

(4)	to the holders of the tranche A-4 recovery bonds, until the principal balance of that tranche has been reduced to zero, and

(5)	to the holders of the tranche A-5 recovery bonds, until the principal balance of that tranche has been reduced to zero.

However, on any payment date, unless an event of default has occurred and is continuing and the recovery bonds have been declared due and payable, the trustee will make principal payments on the recovery bonds only until the outstanding principal balances of those recovery bonds have been reduced to the principal balances specified in the applicable expected sinking fund schedule for that payment date. Accordingly, principal of the recovery bonds may be paid later, but not sooner, than reflected in the expected sinking fund schedule, except in the case of an acceleration. The entire unpaid principal balance of each tranche of the recovery bonds will be due and payable on the final maturity date for that tranche. The failure to make a scheduled payment of principal on the recovery bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to pay in full the unpaid balance of any tranche upon the final maturity date for such tranche.

Unless the recovery bonds have been accelerated following an event of default, any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date.

If an event of default (other than a breach by the State of California of the State Pledge) has occurred and is continuing, then the trustee or the holders of not less than a majority in principal amount of the recovery bonds then outstanding may declare the recovery bonds to be immediately due and payable, in which event the entire unpaid principal amount of the recovery bonds will become due and payable. Please read “—Events of Default; Rights Upon Event of Default” in this prospectus. However, the nature of the issuing entity’s business will result in payment of principal upon an acceleration of the recovery bonds being made as funds become available.

Please read “Risk Factors—Risks Associated With the Unusual Nature of the Recovery Property—Foreclosure of the trustee’s lien on the recovery property for the recovery bonds might not be practical, and acceleration of the recovery bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the recovery bonds because the source of funds for payment is limited” in this prospectus.

If there is a shortfall in the amounts available to make principal payments on the recovery bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account pro rata to each tranche of recovery bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the recovery bonds that are scheduled to be paid, the trustee will distribute principal from the collection account pro rata to each tranche of recovery bonds based on the principal amount then scheduled to be paid on the payment date.

The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the recovery bonds from the issuance date to the scheduled final payment date. Similarly, the expected sinking fund schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the recovery bonds from the issuance date to the scheduled final payment date.

EXPECTED SINKING FUND SCHEDULE

Semi-Annual Payment Date	Tranche A-1 Principal	Tranche A-2 Principal	Tranche A-3 Principal	Tranche A-4 Principal	Tranche A-5 Principal
06/01/2023	$36,489,308	$0	$0	$0	$0
12/01/2023	$31,365,611	$0	$0	$0	$0
06/01/2024	$32,036,835	$0	$0	$0	$0
12/01/2024	$32,722,423	$0	$0	$0	$0
06/01/2025	$33,422,684	$0	$0	$0	$0
12/01/2025	$34,137,928	$0	$0	$0	$0
06/01/2026	$34,868,481	$0	$0	$0	$0
12/01/2026	$35,614,666	$0	$0	$0	$0
06/01/2027	$36,376,820	$0	$0	$0	$0
12/01/2027	$37,155,283	$0	$0	$0	$0
06/01/2028	$37,950,407	$0	$0	$0	$0
12/01/2028	$38,762,546	$0	$0	$0	$0
06/01/2029	$39,592,064	$0	$0	$0	$0
12/01/2029	$40,439,334	$0	$0	$0	$0
06/01/2030	$41,304,736	$0	$0	$0	$0
12/01/2030	$42,188,657	$0	$0	$0	$0
06/01/2031	$28,652,217	$14,439,277	$0	$0	$0
12/01/2031	$0	$44,059,137	$0	$0	$0
06/01/2032	$0	$45,140,788	$0	$0	$0
12/01/2032	$0	$46,248,994	$0	$0	$0
06/01/2033	$0	$47,384,407	$0	$0	$0
12/01/2033	$0	$48,547,695	$0	$0	$0
06/01/2034	$0	$49,739,540	$0	$0	$0
12/01/2034	$0	$50,960,646	$0	$0	$0
06/01/2035	$0	$52,211,730	$0	$0	$0
12/01/2035	$0	$53,493,527	$0	$0	$0
06/01/2036	$0	$54,806,794	$0	$0	$0
12/01/2036	$0	$56,152,301	$0	$0	$0
06/01/2037	$0	$36,815,164	$20,715,676	$0	$0
12/01/2037	$0	$0	$58,980,510	$0	$0
06/01/2038	$0	$0	$60,534,646	$0	$0
12/01/2038	$0	$0	$62,129,735	$0	$0
06/01/2039	$0	$0	$63,766,852	$0	$0
12/01/2039	$0	$0	$65,447,110	$0	$0
06/01/2040	$0	$0	$67,171,641	$0	$0
12/01/2040	$0	$0	$68,941,613	$0	$0
06/01/2041	$0	$0	$32,352,217	$38,406,008	$0
12/01/2041	$0	$0	$0	$72,655,350	$0
06/01/2042	$0	$0	$0	$74,631,575	$0
12/01/2042	$0	$0	$0	$76,661,553	$0
06/01/2043	$0	$0	$0	$78,746,748	$0
12/01/2043	$0	$0	$0	$80,888,660	$0
06/01/2044	$0	$0	$0	$83,088,831	$0
12/01/2044	$0	$0	$0	$85,348,847	$0
06/01/2045	$0	$0	$0	$87,670,336	$0
12/01/2045	$0	$0	$0	$90,054,969	$0
06/01/2046	$0	$0	$0	$92,504,464	$0

Semi-Annual Payment Date	Tranche A-1 Principal	Tranche A-2 Principal	Tranche A-3 Principal	Tranche A-4 Principal	Tranche A-5 Principal
12/01/2046	$0	$0	$0	$95,020,586	$0
06/01/2047	$0	$0	$0	$97,605,145	$0
12/01/2047	$0	$0	$0	$96,676,928	$3,583,078
06/01/2048	$0	$0	$0	$0	$102,986,182
12/01/2048	$0	$0	$0	$0	$105,761,659
06/01/2049	$0	$0	$0	$0	$108,611,937
12/01/2049	$0	$0	$0	$0	$111,539,028
06/01/2050	$0	$0	$0	$0	$114,545,004
12/01/2050	$0	$0	$0	$0	$117,631,993
06/01/2051	$0	$0	$0	$0	$120,802,175
12/01/2051	$0	$0	$0	$0	$124,057,793
06/01/2052	$0	$0	$0	$0	$127,401,151
Total Payments	$613,080,000	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000

The issuing entity cannot assure you that the principal balance of any tranche of the recovery bonds will be reduced at the rate indicated in the table above. The actual reduction in tranche principal balances may occur more slowly. The actual reduction in tranche principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The recovery bonds will not be in default if principal is not paid as specified in the schedule above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

EXPECTED OUTSTANDING PRINCIPAL BALANCE PER TRANCHE

Semi-Annual Payment Date	Tranche A-1 Principal	Tranche A-2 Principal	Tranche A-3 Principal	Tranche A-4 Principal	Tranche A-5 Principal
Closing Date	$613,080,000	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2023	$576,590,692	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2023	$545,225,081	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2024	$513,188,246	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2024	$480,465,823	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2025	$447,043,139	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2025	$412,905,211	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2026	$378,036,730	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2026	$342,422,064	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2027	$306,045,244	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2027	$268,889,961	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2028	$230,939,554	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2028	$192,177,008	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2029	$152,584,944	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2029	$112,145,610	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2030	$70,840,874	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2030	$28,652,217	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2031	$0	$585,560,723	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2031	$0	$541,501,586	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2032	$0	$496,360,798	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2032	$0	$450,111,804	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2033	$0	$402,727,397	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2033	$0	$354,179,702	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2034	$0	$304,440,162	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2034	$0	$253,479,516	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2035	$0	$201,267,786	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2035	$0	$147,774,259	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2036	$0	$92,967,465	$500,040,000	$1,149,960,000	$1,036,920,000
12/01/2036	$0	$36,815,164	$500,040,000	$1,149,960,000	$1,036,920,000
06/01/2037	$0	$0	$479,324,324	$1,149,960,000	$1,036,920,000
12/01/2037	$0	$0	$420,343,814	$1,149,960,000	$1,036,920,000
06/01/2038	$0	$0	$359,809,168	$1,149,960,000	$1,036,920,000
12/01/2038	$0	$0	$297,679,433	$1,149,960,000	$1,036,920,000
06/01/2039	$0	$0	$233,912,581	$1,149,960,000	$1,036,920,000
12/01/2039	$0	$0	$168,465,471	$1,149,960,000	$1,036,920,000
06/01/2040	$0	$0	$101,293,830	$1,149,960,000	$1,036,920,000
12/01/2040	$0	$0	$32,352,217	$1,149,960,000	$1,036,920,000
06/01/2041	$0	$0	$0	$1,111,553,992	$1,036,920,000
12/01/2041	$0	$0	$0	$1,038,898,642	$1,036,920,000
06/01/2042	$0	$0	$0	$964,267,067	$1,036,920,000
12/01/2042	$0	$0	$0	$887,605,514	$1,036,920,000
06/01/2043	$0	$0	$0	$808,858,766	$1,036,920,000
12/01/2043	$0	$0	$0	$727,970,106	$1,036,920,000
06/01/2044	$0	$0	$0	$644,881,275	$1,036,920,000
12/01/2044	$0	$0	$0	$559,532,428	$1,036,920,000
06/01/2045	$0	$0	$0	$471,862,092	$1,036,920,000
12/01/2045	$0	$0	$0	$381,807,123	$1,036,920,000

Semi-Annual Payment Date	Tranche A-1 Principal	Tranche A-2 Principal	Tranche A-3 Principal	Tranche A-4 Principal	Tranche A-5 Principal
06/01/2046	$0	$0	$0	$289,302,659	$1,036,920,000
12/01/2046	$0	$0	$0	$194,282,073	$1,036,920,000
06/01/2047	$0	$0	$0	$96,676,928	$1,036,920,000
12/01/2047	$0	$0	$0	$0	$1,033,336,922
06/01/2048	$0	$0	$0	$0	$930,350,740
12/01/2048	$0	$0	$0	$0	$824,589,081
06/01/2049	$0	$0	$0	$0	$715,977,144
12/01/2049	$0	$0	$0	$0	$604,438,116
06/01/2050	$0	$0	$0	$0	$489,893,112
12/01/2050	$0	$0	$0	$0	$372,261,119
06/01/2051	$0	$0	$0	$0	$251,458,944
12/01/2051	$0	$0	$0	$0	$127,401,151
06/01/2052	$0	$0	$0	$0	$0

On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the recovery bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of the issuing entity’s fees and expenses and after payment of interest.

Distribution Following Acceleration

Upon an acceleration of the maturity of the recovery bonds, the total outstanding principal balance of and interest accrued on the recovery bonds will be payable, without regard to tranche. Although principal will be due and payable upon acceleration, the nature of the issuing entity’s business will result in principal being paid as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Recovery Property—Foreclosure of the trustee’s lien on the recovery property for the recovery bonds might not be practical, and acceleration of the recovery bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the recovery bonds because the source of funds for payment is limited” in this prospectus.

Optional Redemption

The issuing entity may not voluntarily redeem any tranche of the recovery bonds.

Payments on the Recovery Bonds

The trustee will pay on each payment date to the holders of each tranche of recovery bonds, to the extent of available funds in the collection account, all payments of principal and interest then due. The trustee will make each payment other than the final payment with respect to any recovery bonds to the holders of record of the recovery bonds of the applicable tranche on the record date for that payment date. The trustee will make the final payment for each tranche of recovery bonds, however, only upon presentation and surrender of the recovery bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment. The trustee will mail notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in fixed recovery charges received) will result in an event of default for the recovery bonds unless such failure is cured within five business days. Please read “—Events of Default; Rights Upon Event of Default” in this prospectus. Any interest not paid when due (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least fifteen business days prior to the date on which the trustee is to make such special payment (a “special payment date”). The issuing entity will fix any special record date and special payment date. At least 10 days before any special record date, the trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

The entire unpaid principal amount of the recovery bonds will be due and payable:

•	on the final maturity date; or

•

if an event of default under the indenture occurs and is continuing and the trustee or the holders of a majority in principal amount of the recovery bonds have declared the recovery bonds to be immediately due and payable.

However, the nature of the issuing entity’s business will result in payment of principal upon an acceleration of the recovery bonds being made as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Recovery Property—Foreclosure of the trustee’s lien on the recovery property for the recovery bonds might not be practical, and acceleration of the recovery bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the recovery bonds because the source of funds for payment is limited” in this prospectus.

At the time, if any, the issuing entity issues the recovery bonds in the form of definitive recovery bonds and not to DTC or its nominee, the trustee will make payments with respect to that tranche on a payment date or a special payment date by wire transfer to each holder of a definitive recovery bond of the tranche of record on the applicable record date to an account maintained by the payee.

If any special payment date or other date specified for any payments to bondholders is not a business day, the trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.

Fees and Expenses

As set forth in the table below, the issuing entity is obligated to pay fees to the servicer, the trustee, its independent managers and PG&E as administrator. The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Fixed recovery charge collections and investment earnings	$1,950,000 (0.05% of the initial aggregate principal amount of the recovery bonds) per annum (so long as servicer is PG&E or an affiliate), plus out of pocket expenses
Trustee	Fixed recovery charge collections and investment earnings	$17,000 per annum plus expenses
Independent Manager	Fixed recovery charge collections and investment earnings	$3,000 per annum plus expenses
Administration Fee	Fixed recovery charge collections and investment earnings	$100,000 per series of recovery bonds per annum plus expenses

The annual servicing fee for the recovery bonds payable to any other servicer not affiliated with PG&E must be approved by the CPUC. The CPUC will not approve the appointment of a successor servicer unless the rating agency condition for the recovery bonds is satisfied.

Recovery Bonds Will Be Issued in Book-Entry Form

The recovery bonds will be available to investors only in the form of book-entry recovery bonds. You may hold your recovery bonds through DTC in the United States, Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe. You may hold your recovery bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear

Cede & Co., as nominee for DTC, will hold the global recovery bond or recovery bonds representing the recovery bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream consumers and Euroclear participants, respectively, through consumers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in consumers’ securities accounts in the depositaries’ names on the books of DTC.

The Function of DTC

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.

DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participants, either directly or indirectly (“indirect participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

The Function of Clearstream

Clearstream holds securities for its consumers and facilitates the clearance and settlement of securities transactions between Clearstream consumers through electronic book-entry changes in accounts of Clearstream consumers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its consumers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s consumers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the recovery bonds. Clearstream’s U.S. consumers are limited to securities brokers and dealers and banks. Clearstream has consumers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear

The Euroclear System was created in 1968 in Brussels. Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank SA/NV. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the recovery bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream consumers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream consumers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving recovery bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream consumers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream consumer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream consumer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC Will Be the Holder of the Recovery Bonds

Bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, recovery bonds may do so only through direct participants and indirect participants. In addition, bondholders will receive all payments of principal of and interest on the recovery bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The trustee will not recognize bondholders as bondholders, as that term is used in the indenture, and bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of bondholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the recovery bonds and is required to receive and transmit payments of principal and interest on the recovery bonds. Direct participants and indirect participants with whom bondholders have accounts with respect to the recovery bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective bondholders. Accordingly, although bondholders will not possess recovery bonds, bondholders will receive payments and will be able to transfer their interests.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a bondholder to pledge recovery bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those recovery bonds, may be limited due to the lack of a physical certificate for those recovery bonds.

DTC has advised the issuing entity that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the recovery bonds are credited. Additionally, DTC has advised the issuing entity that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Except as required by law, none of any underwriter, the servicer, PG&E, the trustee, the issuing entity or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

How Recovery Bond Payments Will Be Credited by Clearstream and Euroclear

Payments with respect to recovery bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream consumers or Euroclear participants in accordance with the applicable system’s rules and operating procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream consumer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the recovery bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Recovery Bonds

The issuing entity will issue recovery bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include: (1) the issuing entity advising the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry recovery bonds and that the issuing entity is unable to locate a recovery successor, (2) the issuing entity electing to terminate the book-entry system through DTC, with written notice to the trustee, or (3) after the occurrence of an event of default under the indenture, holders of recovery bonds aggregating not less than a majority of the aggregate outstanding principal amount of the recovery bonds maintained as book-entry recovery bonds advising the issuing entity, the trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon issuance of definitive recovery bonds, the recovery bonds evidenced by such definitive recovery bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.

Upon surrender by DTC of the definitive securities representing the recovery bonds and instructions for registration, the issuing entity will sign and the trustee will authenticate and deliver the recovery bonds in the form of definitive recovery bonds, and thereafter the trustee will recognize the registered holders of the definitive recovery bonds as bondholders under the indenture.

The trustee will make payment of principal of and interest on the recovery bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture. The trustee will make interest payments and principal payments to bondholders in whose names the definitive recovery bonds were registered at the close of business on the related record date. The trustee will make payments by wire transfer to the bondholder as described in the indenture or in such other manner as may be provided in the series supplement. The trustee will make the final payment on any recovery bond (whether definitive recovery bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the recovery bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access of Bondholders

Upon written request of any bondholder or group of bondholders of recovery bonds evidencing not less than 10 percent of the aggregate outstanding principal amount of the recovery bonds, the trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture.

The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any tranche of recovery bonds, the servicer will deliver to the trustee, and the trustee will make available on its website (currently located at https://gctinvestorreporting.bnymellon.com), a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

•	the amount of the payment to bondholders allocable to (1) principal and (2) interest,

•	the aggregate outstanding principal balance of the recovery bonds, before and after giving effect to payments allocated to principal reported immediately above,

•	the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected sinking fund schedule,

•	any other transfers and payments to be made on such payment date, including amounts paid to the trustee and the servicer, and

•	the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.

Unless and until recovery bonds are no longer issued in book-entry form, the reports will be provided to the depository for the recovery bonds, or its nominee, as sole beneficial owner of the recovery bonds. The reports will be available to bondholders upon written request to the trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the recovery bonds, the trustee, so long as it is acting as paying agent and transfer agent and registrar for the recovery bonds, will, upon written request by the issuing entity or any bondholder, mail to persons who at any time during the calendar year were bondholders and received any payment on the recovery bonds, a statement containing certain information for the purposes of the bondholder’s preparation of United States federal and state income tax returns.

SEC Filings; Website Disclosure

Neither the issuing entity nor the depositor is an asset-backed issuer and the recovery bonds are not asset- backed securities as such terms are defined by the SEC in governing regulations Item 1101 of Regulation AB. However, the issuing entity will file documents and plan to file with the SEC reports related to the recovery bonds consistent with the disclosure and regulatory regime established by Regulation AB. Such reports will be filed under the name of one or more issuing entities and will include reports on Form 10-D, Form 10-K and Form 8-K. Please read “The Servicing Agreement—Evidence as to Compliance” in this prospectus.

The issuing entity will, to the extent permitted by and consistent with the issuing entity’s legal obligations under applicable law, cause to be posted on a website associated with PG&E, currently located at https://investor.pgecorp.com/investors/default.aspx, periodic reports containing to the extent such information is reasonably available to it:

•	the final prospectus for the recovery bonds;

•	a statement of fixed recovery charge remittances made to the trustee;

•	a statement reporting the balances in the collection account and in each subaccount of the collection account as of the end of each quarter or the most recent date available;

•	a statement showing the balance of outstanding recovery bonds that reflects the actual periodic payments made on the recovery bonds during the applicable period;

•	the servicer’s certificate delivered for the recovery bonds pursuant to the servicing agreement;

•	the monthly servicer’s certificate delivered for the recovery bonds pursuant to the servicing agreement;

•	the reconciliation certificate as required to be submitted pursuant to the servicing agreement;

•	the text (or a link to the website where a reader can find the text) of each true-up submission in respect of the outstanding recovery bonds and the results of each such true-up submission;

•	any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies;

•	material legislative or regulatory developments directly relevant to the recovery bonds; and

•	any reports and other information that the issuing entity is required to file with the SEC under the Exchange Act.

Information contained on such website (other than the materials specifically incorporated by reference herein) is not part of this registration statement or any report that PG&E files with, or furnishes to, the SEC. PG&E and the issuing entity are providing the address to this website solely for the information of investors and does not intend to address to be an active link.

Conditions of Issuance of Additional Recovery Bonds or Additional Other Recovery Bonds

After the initial issuance of recovery bonds pursuant to this prospectus, the issuing entity’s acquisition of recovery property created by the financing order or an additional financing order and its issuance of additional recovery bonds or additional other recovery bonds with respect thereto after the acquisition and issuance described in this prospectus is subject to the following conditions, among others:

•

PG&E has existing authority under the financing order to issue additional recovery bonds or PG&E requests and receives an additional financing order from the CPUC to recover additional recovery costs through the issuance of additional other recovery bonds;

•

PG&E must serve as the initial servicer and administrator for such series of the additional recovery bonds or additional other recovery bonds and the servicer and administrator cannot be replaced without the requisite approval of the holders of all series of recovery bonds then-outstanding;

•	satisfaction of the rating agency condition;

•

each series of additional recovery bonds or additional other recovery bonds shall have recourse only to the additional recovery property or additional other recovery property, as applicable, and funds on deposit in the trust account held by the indenture trustee with respect to such additional recovery bonds or additional other recovery bonds, as the case may be, will be nonrecourse to the issuing entity’s other assets and does not constitute a claim against the issuing entity if revenue from the fixed recovery charges and funds on deposit in the trust account with respect to such series of additional recovery bonds or additional other recovery bonds are insufficient to pay such series of additional recovery bonds or additional other recovery bonds, as the case may be, in full;

•

the trustee and the rating agencies then rating any series of the issuing entity’s outstanding recovery bonds will be provided an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance will not result in the issuing entity’s substantive consolidation with PG&E and that there will have been a true sale of the recovery property with respect to such series, subject to the customary exceptions, qualifications and assumptions contained therein;

•

transaction documentation for the other series provides that the indenture trustee with respect to such series of additional recovery bonds or additional other recovery bonds on behalf of holders of the additional recovery bonds or additional other recovery bonds will not file or join in filing of any bankruptcy petition against the issuing entity;

•

if holders of such additional recovery bonds or additional other recovery bonds are deemed to have any interest in any of the collateral dedicated to the recovery bonds, holders of such additional recovery bonds or additional other recovery bonds must agree that their interest in the collateral dedicated to the additional recovery bonds or additional other recovery bonds, as the case may be, is only a first priority perfected interest in the assets relating to the additional recovery bonds or additional other recovery bonds, as the case may be, in accordance with the related intercreditor agreement;

•	each series of additional recovery bonds or additional other recovery bonds issued under any separate indenture will have a separate collection account;

•	no series of additional recovery bonds or additional other recovery bonds will be issued under the indenture governing the recovery bonds offered hereby; and

•	each series will bear its own indenture trustee fees, servicer fees and administration fees.

The acquisition by any issuing entity (other than us) of recovery property created by the financing order or an additional financing order and issuance of additional recovery bonds or additional other recovery bonds with respect thereto after the acquisition and issuance described in this prospectus is subject to the issuing entity’s satisfaction of the rating agency condition.

In addition, PG&E has covenanted under the sale agreement that the execution of a joinder to the intercreditor agreement is a condition precedent to the sale of property by PG&E consisting of non-bypassable charges payable by consumers comparable to the recovery property sold by PG&E pursuant to the sale agreement. Please read “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated—Issuance of Additional Recovery Bonds or Additional Other Recovery Bonds”, “Security for the Recovery Bonds—Intercreditor Agreement” and “Sale Agreement—Covenants of the Seller” in this prospectus.

Allocations as Between Series of Recovery Bonds

The recovery bonds are not and will not be subordinated in right of payment to the Series 2022-A Bonds or any other series of additional recovery bonds or additional other recovery bonds. The Series 2022-A Bonds are, the recovery bonds, each series of additional recovery bonds and each series of additional other recovery bonds will be, secured by its own separate recovery property, which will include the right to impose, bill, collect and receive fixed recovery charges calculated in respect of that series, and the right to implement a true-up mechanism to correct overcollections or undercollections in respect of that series. Also, each series has or will have its own collection account, including any related subaccounts, into which revenue from the fixed recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series. Holders of one series of recovery bonds will have no recourse to collateral for a different series. The independent manager fees and other operating expenses payable by the issuing entity on a payment date will be assessed to each series of recovery bonds issued by the issuing entity on a pro rata basis, based upon the respective outstanding principal amounts of each series. Please read “—Description of Indenture Accounts” and “—How Funds in the Collection Account Will Be Allocated” in this prospectus.

Although the Series 2022-A Bonds, the recovery bonds and each series of additional recovery bonds or additional other recovery bonds will have its own recovery property reflecting the right in and to a separate fixed recovery charge, fixed recovery charges relating to the Series 2022-A Bonds, fixed recovery charges relating to the recovery bonds and fixed recovery charges relating to any additional recovery bonds or additional other recovery bonds, as the case may be, will be collected through single periodic bills to each consumer, and all fixed recovery charges might be combined into a single line item on those periodic bills. The fixed recovery charges for each series of recovery bonds may not be separately identified on consumer electricity bills, although consumer electricity bills will state that a portion of the electricity bill consists of the rights to the fixed recovery charges that have been sold to the financing entity created to issue such additional recovery bonds or additional other recovery bonds. In the event a consumer does not pay in full all amounts owed under any bill, including fixed recovery charges, the servicer is required to allocate any resulting shortfalls in fixed recovery charges ratably based on the amounts of fixed recovery charges owing in respect of the recovery bonds, the Series 2022-A Bonds and amounts owing in respect of additional recovery bonds or additional other recovery bonds. Please read “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

The Issuing Entity and the Trustee May Modify the Indenture

Modifications of the Indenture that do not Require Consent of Bondholders

From time to time, and without the consent of the bondholders (but with prior notice to the rating agencies and when authorized by an issuing entity order), the issuing entity and the trustee may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

•

to correct or amplify the description of any property including, without limitation, the collateral subject to the indenture, or to better convey, assure and confirm to the trustee the property subject to the indenture, or to add additional property;

•	to evidence the succession of another person to us in accordance with the terms of the indenture and the assumption by any such successor of the covenants in the indenture and in the recovery bonds;

•	to add to the covenants for the benefit of the bondholders and the trustee, or surrender any right or power conferred to the issuing entity with the indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•

to cure any ambiguity or mistake or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; provided, however, that (i) such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition shall have been satisfied with respect thereto;

•

to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee with respect to the recovery bonds and to add or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee;

•

to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar or successor federal statute hereafter enacted;

•	to qualify the recovery bonds for registration with a clearing agency;

•	to satisfy any rating agency requirements;

•	to make any amendment to the indenture or the recovery bonds relating to the transfer and legending of the recovery bonds to comply with applicable securities laws; and

•

to conform the text of the indenture or the recovery bonds to any provision of the registration statement filed by the issuing entity with the SEC with respect to the issuance of the recovery bonds to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture or the recovery bonds.

The issuing entity may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel experienced in structured finance transactions, adversely affect the interests of any holders of recovery bonds then outstanding in any material respect and (ii) the rating agency condition shall have been satisfied with respect thereto.

Modifications of the Indenture that Require the Approval of Bondholders

The issuing entity may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the recovery bonds (and with prior notice to the rating agencies), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. In determining whether a majority of holders have consented, recovery bonds owned by the issuing entity, PG&E or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any recovery bonds it actually knows to be so owned. No supplement, however, may, without the consent of each bondholder of each tranche affected thereby, take certain actions enumerated in the indenture, including:

•

change the date of payment of any installment of principal of or premium, if any, or interest on any recovery bond of such tranche, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto;

•

change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the recovery bonds or tranche, or change the coin or currency in which any recovery bond or any interest thereon is payable;

•

reduce the percentage of the aggregate amount of the outstanding recovery bonds, or of a tranche thereof, the consent of the bondholders of which is required for any supplemental indenture, or the consent of the bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture or modify certain aspects of the definition of the term “outstanding”;

•	reduce the percentage of the outstanding amount of the recovery bonds or tranche the holders of which are required to consent to direct the trustee to sell or liquidate the collateral;

•

modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any recovery bond of such tranche on any payment date or change the expected sinking fund schedules or final maturity dates of any recovery bonds of such tranche;

•	decrease the required capital amount;

•

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the recovery bonds or tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any recovery bond of the security provided by the lien of the indenture;

•	cause any material adverse federal income tax consequence to the seller, the issuing entity, the manager, the trustee or the beneficial owners of the recovery bonds; or

•	impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment or application of funds.

Promptly following the execution of any supplement to the indenture requiring the approval of the bondholders, the issuing entity will furnish either a copy of such supplement or written notice of the substance of the supplement to each bondholder, and a copy of such supplement to each rating agency.

Notification of the Rating Agencies, the Trustee and the Bondholders of Any Modification

If the issuing entity, PG&E or the servicer or any other party to the applicable agreement:

•

proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the administration agreement or the servicing agreement; or

•	waives timely performance or observance by PG&E or the servicer under the sale agreement, the administration agreement or the servicing agreement;

in each case in a way which would materially and adversely affect the interests of bondholders, the issuing entity must first notify the rating agencies of the proposed amendment and satisfy the rating agency condition. Upon satisfaction of the rating agency condition, the issuing entity must thereafter notify the trustee in writing, and the trustee will be required to notify the bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the recovery bonds of the tranches materially and adversely affected thereby. In determining whether a majority of holders have consented, recovery bonds owned by the issuing entity, PG&E or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any recovery bonds it actually knows to be so owned.

Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement

With the prior written consent of the trustee, the sale agreement, the administration agreement and the servicing agreement may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the bondholders. However, any such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the recovery bonds. In determining whether a majority of holders have consented, recovery bonds owned by the issuing entity, PG&E or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any recovery bonds it actually knows to be so owned.

In addition, the sale agreement, the administration agreement and the servicing agreement may be amended with ten business days’ prior written notice given to the rating agencies, with the prior written consent of the trustee (other than with respect to the sale agreement and the administration agreement, and which consent shall be given in reliance on an opinion of counsel and an officer’s certificate stating that such amendment is permitted or authorized under and adopted in accordance with the provisions of the applicable agreement and that all conditions precedent have been satisfied, upon which the trustee may conclusively rely), but without the consent of the bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in the applicable agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action shall not, as evidenced by an officer’s certificate delivered to the issuing entity and the trustee, adversely affect in any material respect the interests of any bondholder or (ii) to conform the provisions of the applicable agreement to the description of such agreement in this prospectus. Promptly after the execution of any such amendment or consent, the issuing entity shall furnish copies of such amendment or consent to each of the rating agencies.

Enforcement of the Sale Agreement, the Administration Agreement, the Servicing Agreement and the Intercreditor Agreement

The indenture provides that the issuing entity will take all lawful actions to enforce the issuing entity’s rights under the sale agreement, the administration agreement and the servicing agreement; provided, that such action shall not adversely affect the interests of bondholders in any material respect. The indenture also provides that the issuing entity will take all lawful actions to compel or secure the performance and observance by PG&E, the administrator and the servicer of their respective obligations to the issuing entity under or in connection with the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement. So long as no event of default occurs and is continuing, the issuing entity may exercise any and all rights, remedies, powers and privileges lawfully available to the issuing entity under or in connection with the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement. However, if the issuing entity or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the fixed recovery charges, the issuing entity must notify the trustee in writing and the trustee must notify the bondholders of this proposal. The intercreditor agreement provides that PG&E will allocate and remit funds from the collection account (i) in the case of collections relating to the collateral pledged to secure the recovery bonds to the securitization collection account at the times and in the manner specified in the basic documents; and (ii) in the case of collections relating to the receivables, to the receivables account at the times and in the manner specified in the basic documents; provided, that if a remittance of collections by a consumer is less than the aggregate amount due and payable by each consumer. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding recovery bonds of the tranches materially and adversely affected thereby and only if the rating agency condition is satisfied. In determining whether a majority of holders have consented, recovery bonds owned by the issuing entity, PG&E or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any recovery bonds it actually knows to be so owned.

If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of all affected tranches of recovery bonds, will, exercise all of the issuing entity’s rights, remedies, powers, privileges and claims against PG&E, the seller, the administrator and servicer, under or in connection with the sale agreement, administration agreement and servicing agreement, and any right of the issuing entity to take this action shall be suspended.

The Issuing Entity’s Covenants

The issuing entity may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	the entity expressly assumes, by a supplemental indenture, the performance or observance of all of the issuing entity’s agreements and covenants under the indenture and the series supplement;

•

the entity expressly assumes all of the issuing entity’s obligations and succeeds to all of the issuing entity’s rights under the sale agreement, servicing agreement and any other basic document to which the issuing entity is a party;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•	the rating agency condition will have been satisfied with respect to the merger or consolidation;

•

the issuing entity has delivered to PG&E, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by the issuing entity, in form and substance reasonably satisfactory to PG&E, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to the issuing entity, PG&E, the trustee or the then-existing bondholders;

•

any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken, as evidenced by an opinion of counsel of external counsel; and

•

the issuing entity has delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

The issuing entity may not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the collateral to any person or entity, unless:

•	the person or entity acquiring the properties and assets:

•	is a United States citizen or an entity organized under the laws of the United States or any state;

•	expressly assumes, by a supplemental indenture, the performance or observance of all of the issuing entity’s agreements and covenants under the indenture and the series supplement;

•	expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders;

•

unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold the issuing entity and the trustee harmless against and from any loss, liability or expense arising under or related to the indenture, the series supplement and the recovery bonds (including the enforcement cost of such indemnity);

•

expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Exchange Act in connection with the recovery bonds; and

•

if such sale, conveyance, exchange, transfer or disposal relates to the issuing entity’s rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of the issuing entity’s rights under the sale agreement and the servicing agreement, as applicable;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•	the rating agency condition has been satisfied with respect to such transaction;

•

it has delivered to PG&E, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by the issuing entity, in form and substance reasonably satisfactory to PG&E, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to the issuing entity, PG&E, the trustee or the then-existing bondholders;

•

any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken as evidenced by an opinion of counsel of external counsel; and

•

the issuing entity has delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that the conveyance or transfer complies with the indenture and the series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

The issuing entity will not, among other things, for so long as any recovery bonds are outstanding:

•	except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of its assets unless directed to do so by the trustee;

•

claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the recovery bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•	terminate its existence, or dissolve or liquidate in whole or in part, except as permitted above,

•	permit the validity or effectiveness of the indenture or the series supplement to be impaired;

•

permit the lien of the indenture and the series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the recovery bonds except as may be expressly permitted by the indenture;

•

permit any lien, charge, claim, security interest, mortgage, pledge, equity or other encumbrance, other than the lien and security interest granted under the indenture or the series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•	permit the lien granted under the indenture or the series supplement not to constitute a valid first priority perfected security interest in the related collateral;

•

elect to be classified as an association taxable as a corporation for federal tax purposes, file any tax return, make any election or take any other action inconsistent with the issuing entity’s treatment, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the issuing entity’s sole member;

•

change its name, identity or structure or the location of the issuing entity’s chief executive office, unless at least ten (10) business days prior to the effective date of any such change, the issuing entity delivers to the trustee (with copies to each rating agency) such documents, instruments or agreements, executed by the issuing entity, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture or the series supplement;

•	take any action which is subject to the rating agency condition if such action would result in a downgrade, suspension or withdrawal of the then-current ratings assigned to the recovery bonds; or

•	issue any recovery bonds (other than the recovery bonds offered hereby and additional recovery bonds or additional other recovery bonds issued in connection with an additional financing order).

The issuing entity may not engage in any business other than financing, purchasing, owning and managing recovery property and the other collateral and the issuance of the recovery bonds in the manner contemplated by the financing order and the basic documents, and financing, purchasing owning and managing recovery property and related assets and the issuance of additional recovery bonds or additional other recovery bonds in the manner contemplated in an additional financing order and the related basic documents, or certain related activities incidental thereto.

The issuing entity will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the recovery bonds and additional recovery bonds or additional other recovery bonds issued in connection with an additional financing order. Also, the issuing entity will not, except as contemplated by the recovery bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The issuing entity will not, except for the acquisition of recovery property as contemplated by the recovery bonds and the basic documents (or as contemplated by an additional financing order), make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

The issuing entity will not make any payments, distributions, dividends or redemptions to any holder of the issuing entity’s equity interests in respect of that interest except in accordance with the indenture.

The issuing entity will cause the servicer to deliver to the trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

An “event of default” with respect to the recovery bonds is defined in the indenture as any one of the following events:

•	a default for five business days in the payment of any interest on any recovery bond (whether such failure to pay interest is caused by a shortfall in fixed recovery charges received or otherwise);

•	a default in the payment of the then unpaid principal of any recovery bond of any tranche on the final maturity date for that tranche;

•

a default in the observance or performance of any of the issuing entity’s covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to the issuing entity by the trustee or to the issuing entity and the trustee by the holders of at least 25% in principal amount of the recovery bonds then-outstanding or (ii) the date that the issuing entity had actual knowledge of the default;

•

any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given to the issuing entity by the trustee or to the issuing entity and the trustee by the holders of at least 25% in principal amount of the recovery bonds then-outstanding or (ii) the date that the issuing entity had actual knowledge of the default;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

•	a breach by the State of California or any of its agencies (including the CPUC), officers or employers that violates or is not in accordance with the State Pledge.

If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to the recovery bonds, the trustee or holders of not less than a majority in principal amount of the recovery bonds then-outstanding may declare the unpaid principal of the recovery bonds and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of the issuing entity’s business will result in payment of principal upon an acceleration of the recovery bonds being made as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Recovery Property— Foreclosure of the trustee’s lien on the recovery property for the recovery bonds might not be practical, and acceleration of the recovery bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the recovery bonds because the source of funds for payment is limited” in this prospectus. The holders of a majority in principal amount of the recovery bonds may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the trustee may exercise all of the issuing entity’s rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement (at the direction of a majority of bondholders of the outstanding amount of the recovery bonds). If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree. The costs of any such action will be payable from fixed recovery charge collections as an operating expense in accordance with the priorities described in “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated” in this prospectus. The servicer will have no obligations to undertake such action if it is not being reimbursed on a current basis for its costs and expenses in taking such actions, and shall not be required to advance its own funds to satisfy its obligations hereunder. The costs of any such action would be payable by the seller pursuant to the sale agreement. Except for an event of default specified in the first two bullet points above, the trustee will not be deemed to have knowledge of any event of default or a breach of representation or warranty unless a responsible officer of the trustee has actual knowledge of the default or the trustee has received written notice of the default in accordance with the indenture.

If the recovery bonds have been declared to be due and payable following an event of default, the trustee may elect to have the issuing entity maintain possession of all or a portion of such recovery property and continue to apply fixed recovery charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the recovery property following a foreclosure, in light of the event of default, the unique nature of the recovery property as an asset and other factors discussed in this prospectus. In addition, the trustee is prohibited from selling the recovery property following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any recovery bond, which requires the direction of holders of a majority in principal amount of the recovery bonds, unless:

•	the holders of all the outstanding recovery bonds consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding recovery bonds; or

•

the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the recovery bonds as those payments would have become due if the recovery bonds had not been declared due and payable, and the trustee obtains the written consent of the holders of 66 2/3% of the aggregate outstanding amount of the recovery bonds.

Subject to the provisions of the indenture relating to the duties of the trustee (please read “The Trustee” in this prospectus), if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the recovery bonds at the request or direction of any of the holders of recovery bonds if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture (please read “The Trustee” in this prospectus):

•

the holders of not less than a majority in principal amount of the outstanding recovery bonds of an affected tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee; and

•

the holders of not less than a majority in principal amount of the recovery bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding recovery bonds of all tranches affected thereby.

No holder of any recovery bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Wildfire Financing Law or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	the holder previously has given to the trustee written notice of a continuing event of default;

•	the holders of not less than a majority in principal amount of the outstanding recovery bonds have made written request of the trustee to institute the proceeding in its own name as trustee;

•	the holder or holders have offered the trustee satisfactory indemnity;

•	the trustee has for 60 days failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding recovery bonds.

In addition, the trustee and the servicer will covenant and each bondholder will be deemed to covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against the issuing entity or against the issuing entity’s managers or the issuing entity’s member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of the CPUC or a court of competent jurisdiction to order sequestration and payment of revenues arising with respect to the recovery property.

Neither any manager nor the trustee in its individual capacity, nor any holder of any ownership interest in the issuing entity, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the recovery bonds or for the issuing entity’s agreements contained in the indenture.

Actions by Bondholders

Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the recovery bonds of the affected tranche or tranches will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, of exercising any trust or power conferred on the trustee under the indenture; provided, that:

•	the direction is not in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability or expense;

•

subject to the other conditions described above under “—Events of Default; Rights Upon Event of Default” in this prospectus, the consent of 100% of the bondholders is required to direct the trustee to sell the collateral (other than an event of default for failure to pay interest or principal at maturity);

•	if the trustee elects to retain the collateral in accordance with the indenture, then any direction to the trustee by less than 100% of the bondholders will be of no force and effect; and

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

In circumstances under which the trustee is required to seek instructions from the holders of the recovery bonds of any tranche with respect to any action or vote, the trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of recovery bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its recovery bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its recovery bonds on the final maturity date therefor.

Annual Report of Trustee

If required by the Trust Indenture Act, the trustee will be required to mail each year to all bondholders a brief report. The report must state, among other things:

•	the trustee’s eligibility and qualification to continue as the trustee under the indenture;

•	any amounts advanced by it under the indenture;

•	the amount, interest rate and maturity date of specific indebtedness owing by the issuing entity to the trustee in the trustee’s individual capacity;

•	the property and funds physically held by the trustee;

•	any additional issue of the recovery bonds not previously reported; and

•	any action taken by it that materially affects the recovery bonds and that has not been previously reported.

Annual Compliance Statement

The issuing entity will file annually with the trustee and the rating agencies a written statement as to whether it has fulfilled its obligations under the indenture.

Satisfaction and Discharge of Indenture

The indenture will cease to be of further effect with respect to the recovery bonds and the trustee, on the issuing entity’s written demand and at its expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the recovery bonds, when:

•

either (a) all recovery bonds which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or (b) either (i) the scheduled final payment date has occurred with respect to all recovery bonds not previously delivered to the trustee for cancellation or (ii) the issuing entity has irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premiums, if any, on the recovery bonds and all other sums payable by the issuing entity with respect to the recovery bonds when scheduled to be paid and to discharge the entire indebtedness on such recovery bonds when due;

•	the issuing entity has paid all other sums payable by it under the indenture with respect to the recovery bonds; and

•

the issuing entity has delivered to the trustee an officer’s certificate, an opinion of external counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture.

The Issuing Entity’s Legal and Covenant Defeasance Options

The issuing entity may, at any time, terminate all of its obligations under the indenture, referred to herein as the “legal defeasance option”, or terminate its obligations to comply with some of the covenants in the indenture, including some of the covenants described under “—The Issuing Entity’s Covenants” above and referred to herein as the issuing entity’s “covenant defeasance option”.

The issuing entity may exercise the legal defeasance option of the recovery bonds notwithstanding its prior exercise of the covenant defeasance option. If the issuing entity exercises the legal defeasance option, the recovery bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date or redemption date therefor as described below. The recovery bonds will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable. If the issuing entity exercises the legal defeasance option, the final payment of the recovery bonds may not be accelerated because of an event of default. If the issuing entity exercises the covenant defeasance option, the final payment of the recovery bonds may not be accelerated because of an event of default relating to a default in the observance or performance of any of the issuing entity’s covenants or agreements made in the indenture.

The indenture provides that the issuing entity may exercise its legal defeasance option or its covenant defeasance option of recovery bonds only if:

•

the issuing entity irrevocably deposits or causes to be irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the recovery bonds other sums payable by the issuing entity under the indenture with respect to the recovery bonds when scheduled to be paid and to discharge the entire indebtedness on the recovery bonds when due;

•

the issuing entity delivers to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the recovery bonds:

•	principal in accordance with the expected sinking fund schedule therefor;

•	interest when due; and

•	all other sums payable by the issuing entity under the indenture with respect to the recovery bonds,

•

in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of the issuing entity’s bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period;

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto;

•

in the case of the legal defeasance option, the issuing entity delivers to the trustee an opinion of external counsel stating that: the issuing entity has received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the recovery bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of the covenant defeasance option, the issuing entity delivers to the trustee an opinion of external counsel to the effect that the holders of the recovery bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

the issuing entity delivers to the trustee a certificate of one of its officers and an opinion of external counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture;

•

the issuing entity delivers to the trustee an opinion of external counsel to the effect that (a) in a case under the Bankruptcy Code in which PG&E (or any of its affiliates, other than the issuing entity) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of PG&E (or any of its affiliates, other than the issuing entity, that deposited the cash or U.S. government obligations); and (b) in the event PG&E (or any of its affiliates, other than the issuing entity, that deposited the cash or U.S. government obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of PG&E (or any of its affiliates, other than the issuing entity, that deposited the cash or U.S. government obligations) and the issuing entity so as to order substantive consolidation under the Bankruptcy Code of the issuing entity’s assets and liabilities with the assets and liabilities of PG&E or such other affiliate; and

•	the rating agency condition has been satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

No Recourse to Others

No recourse may be taken directly or indirectly, by the holders with respect to the issuing entity’s obligations on the recovery bonds, under the indenture or any supplement thereto or any certificate or other writing delivered in connection therewith, against (1) any owner of a beneficial interest in the issuing entity (including PG&E) or (2) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the trustee, the managers or any owner of a beneficial interest in the issuing entity (including PG&E) in its individual capacity, or of any successor or assign or any of them in their respective individual or corporate capacities, except as any such person may have expressly agreed in writing. Each holder by accepting a recovery bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the recovery bonds.

Notwithstanding any provision of the indenture or the series supplement to the contrary, bondholders shall look only to the collateral with respect to any amounts due to the bondholders under the indenture and the recovery bonds, and, in the event such collateral is insufficient to pay in full the amounts owed on the recovery bonds, shall have no recourse against the issuing entity in respect of such insufficiency.

THE TRUSTEE

The Bank of New York Mellon Trust Company, National Association, a national banking association, will act as the trustee, the paying agent and the registrar for the recovery bonds. The Bank of New York Mellon Trust Company, National Association has acted as trustee on numerous electric utility sponsored bond transactions. The indenture and series supplement will be administered from The Bank of New York Mellon Trust Company, National Association, Corporate Trust Department located at 2 N. LaSalle Street, Suite 700, Chicago, IL 60602 Attn: ABS Corporate Trust Administration.

The trustee (or any other eligible institution in any capacity under the indenture) may resign at any time upon not less than 30 days’ prior written notice to the issuing entity. The holders of a majority in principal amount of the outstanding amount of the recovery bonds under the indenture may remove the trustee (or any other eligible institution in any capacity under the indenture) upon not less than 30 days’ prior written notice by so notifying the trustee (or such other eligible institution) and may appoint a successor trustee (or successor eligible institution in the applicable capacity). The issuing entity will remove the trustee if the trustee: (i) ceases to be eligible under the Trust Indenture Act; (ii) ceases to satisfy certain credit standards set forth in the indenture and the series supplement; (iii) becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent or a receiver or other public officer takes charge of the trustee or its property; (iv) becomes incapable of acting; or (v) fails to provide to the issuing entity certain information pertaining to the trustee that it reasonably requests that is necessary for it to satisfy its reporting obligations under the securities laws. The issuing entity will remove any person who maintains the collection account or any other account established under the Indenture and fails to constitute an eligible institution with 30 days’ prior notice. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, the issuing entity will be obligated promptly to appoint a successor trustee eligible under the indenture, and notice of such appointment is required to be promptly given to each rating agency by the successor trustee. If any person (other than the trustee) acting in any capacity under the indenture as an eligible institution is removed, fails to constitute an eligible institution or if a vacancy exists in any such capacity for any reason, the issuing entity will promptly appoint a successor to such capacity that constitutes an eligible institution. No resignation or removal of the trustee (or any other person acting as an eligible institution) will become effective until acceptance of the appointment by a successor trustee (or a successor eligible institution). The issuing entity is responsible for payment of the expenses associated with any such removal or resignation.

The trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 of the Investment Company Act of 1940 and have a combined capital and surplus of at least $50,000,000 and a long- term debt rating of BBB– (or the equivalent thereof) or better by all of the rating agencies rating the recovery bonds and from which a rating is available. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association will without any further action be the successor trustee.

The trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, that its conduct does not constitute willful misconduct, negligence or bad faith. The issuing entity has agreed to indemnify the trustee and its officers, directors, employees and agents against any and all cost, damage, loss, liability or expense (including attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture; provided, that the issuing entity is not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith. Please read “Security for the Recovery Bonds—How Funds in the Collection Account will be Allocated” in this prospectus.

In the ordinary course of business, The Bank of New York Mellon, an affiliate of the trustee, is named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitizations, or RMBS transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously.

The issuing entity, PG&E and their respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York Mellon Trust Company, National Association and its affiliates. The Bank of New York Mellon Trust Company, National Association acts as trustee under the May 10, 2022 indenture for the Series 2022-A Bonds. The Bank of New York Mellon, National Association acts as trustee for PG&E’s first mortgage bonds. The Bank of New York Mellon Trust Company, National Association also acts as the trustee under an indenture under which PG&E’s parent, PG&E Corporation, has issued and may issue debt securities in the future. PG&E maintains bank deposits with The Bank of New York Mellon and may borrow money from the bank from time to time.

No relationships currently exist or existed during the past two years between PG&E, the issuing entity and each of their respective affiliates, on the one hand, and The Bank of New York Mellon Trust Company, National Association and its affiliates, on the other hand, that would be outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party.

SECURITY FOR THE RECOVERY BONDS

General

The recovery bonds issued under the indenture will be non-recourse obligations and are payable solely from and secured solely by a pledge of and lien on the recovery property and the other collateral as provided in the indenture. If and to the extent the recovery property and the other assets of the trust estate are insufficient to pay all amounts owing with respect to the recovery bonds, then the bondholders will generally have no claim in respect of such insufficiency against the issuing entity or any other person. By the acceptance of the recovery bonds, the bondholders waive any such claim.

Pledge of Collateral

To secure the payment of principal of and interest on the recovery bonds, the issuing entity will grant to the trustee a security interest in all of the issuing entity’s right, title and interest (whether now owned or hereafter acquired or arising) in and to the following property:

•	the recovery property and all related fixed recovery charges;

•	the issuing entity’s rights under the true-up mechanism;

•	the issuing entity’s rights under a sale agreement pursuant to which it will acquire the recovery property;

•	the issuing entity’s rights under the servicing agreement and any subservicing, agency, or collection agreements executed in connection with the servicing agreement;

•	the issuing entity’s rights under the administration agreement (or its allocable rights, if one or more series of additional recovery bonds or additional other recovery bonds are issued);

•

the collection account for the recovery bonds and all subaccounts of the collection account, and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

•

all of the issuing entity’s other property related to the recovery bonds, other than any amounts released to PG&E by the trustee on any payment date relating to its return on capital of its capital contribution;

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

•	all proceeds in respect of any or all of the foregoing.

The security interest does not extend to:

•	amounts released to PG&E by the trustee on any payment date relating to its return on capital of its capital contribution;

•	amounts deposited in the capital subaccount or any other subaccount that have been released to the issuing entity or as it directs following retirement of recovery bonds; and

•	amounts deposited with the issuing entity on the issuance date required for payment of costs of issuance with respect to the recovery bonds (together with any interest earnings thereon).

The depositor refers to the foregoing assets in which the issuing entity, as assignee of the seller, will grant the trustee a security interest as the “collateral”.

Furthermore, the Customer Credit and the Customer Credit Trust are not collateral for the recovery bonds, and any shortfalls or alterations of the Customer Credit or Customer Credit Trust shall not affect the fixed recovery charges or the obligations under the recovery bonds.

Security Interest in the Collateral

The Wildfire Financing Law provides that consensual security interests can be granted in recovery property and that a statutory lien will be established on recovery property. With respect to consensual security interests, the Wildfire Financing Law provides that a valid and enforceable security interest in recovery property attaches when (a) the CPUC has issued the financing order authorizing fixed recovery charges included in the recovery property, (b) the pledgee of the recovery property has given value for the recovery property, and (c) the pledgor (i.e., the issuing entity or the issuing entity’s successor) has signed a security agreement covering the recovery property. The security interest in the recovery property is perfected when it has attached and when a financing statement has been filed with the California Secretary of State, with a copy filed with the CPUC, in accordance with the Wildfire Financing Law.

In addition, a statutory lien on recovery property with respect to the recovery bonds arises under the Wildfire Financing Law. This statutory lien arises automatically, without further action by the servicer, the issuing entity or any other person. Under the financing order, a statutory lien will exist on the recovery property then existing or thereafter arising and will secure all obligations, then existing or subsequently arising, to the holders of the recovery bonds and the trustee for those holders. This statutory lien will be a first priority lien on all recovery property then in existence or that subsequently arises.

Right of Foreclosure

The Wildfire Financing Law provides that if an event of default occurs under the recovery bonds, the holders of the recovery bonds or their representatives, as secured parties, may foreclose or otherwise enforce the lien and security interest in the recovery property securing the recovery bonds as if they were secured parties under Article 9 of the UCC. In addition, the CPUC has an independent right under the Wildfire Financing Law may order the sequestration and payment of fixed recovery charge collections to pledgees and transferees of recovery property.

Description of Indenture Accounts

Collection Account

Pursuant to the indenture, the issuing entity will establish a segregated trust account in the name of the trustee with an eligible institution, for the recovery bonds called the “collection account”. The collection account will be under the sole dominion and exclusive control of the trustee. The trustee will hold the collection account for the issuing entity’s benefit as well as for the benefit of the bondholders. The collection account for the recovery bonds will consist of three subaccounts: a “general subaccount”, an “excess funds subaccount”, and a “capital subaccount”, which need not be separate bank accounts. For administrative purposes, the subaccounts may be established by the trustee as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include the collection account and each of the subaccounts contained therein.

The following institutions are eligible institutions for the establishment of the collection account:

•

the corporate trust department of the trustee, so long as any of the securities of the trustee have (i) either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and (ii) a credit rating from S&P of at least “A”; or

•

a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term issuer rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

Eligible Investments for Funds in the Collection Account

Funds in the collection account may be invested only in such investments as meet the criteria described below and which mature on or before the business day preceding the next payment date:

•	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

•

demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of or bankers’ acceptances issued by, any depository institution (including the trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to the supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated as least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the recovery bonds;

•

commercial paper (including commercial paper of the trustee, acting in its commercial capacity, and other than commercial paper issued by PG&E or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the recovery bonds;

•

investments in money market funds which have a rating in the highest investment category granted thereby (including funds for which the trustee or any of its affiliates is investment manager or advisor) from Moody’s and S&P;

•

repurchase obligations with respect to any security that is a direct obligations of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions; or

•

repurchase obligations with respect to any security or whole loan entered into with an eligible institution or with a registered broker-dealer acting as principal and that meets certain ratings criteria.

The trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by the issuing entity.

The servicer will remit fixed recovery charge payments to the collection account in the manner described under “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

General Subaccount

The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts. The servicer will remit all fixed recovery charge payments to the general subaccount. On each payment date, the trustee will draw on amounts in the general subaccount to pay the issuing entity’s expenses and to pay interest and make scheduled payments on the recovery bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.

Excess Funds Subaccount

The trustee, at the written direction of the servicer, will allocate to the excess funds subaccount fixed recovery charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account (other than investment earnings on the capital subaccount) in excess of such amounts.

Capital Subaccount

In connection with the issuance of the recovery bonds, the seller, in its capacity as the issuing entity’s sole owner, will contribute capital to the issuing entity in an amount equal to the “required capital level”, which will be not less than 0.50% of the principal amount of the recovery bonds issued. This amount will be funded by the seller and not from the proceeds of the sale of the recovery bonds, and will be deposited into the capital subaccount on the issuance date. In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal and interest on the recovery bonds and payments of fees and expenses contemplated by the first nine bullets under “—How Funds in the Collection Account will be Allocated” in this prospectus, the trustee will draw on amounts in the capital subaccount to make such payments up to the lesser of the amount of such insufficiency and the amounts on deposit in the capital subaccount. In the event of any such withdrawal, collected fixed recovery charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal and interest on the recovery bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If the recovery bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to the issuing entity, free of the lien of the indenture.

How Funds in the Collection Account will be Allocated

On each payment date for the recovery bonds (or any other date as directed by the servicer with respect to operating expenses in clause (4) below payable prior to the next payment date), the trustee will with respect to the recovery bonds, pay or allocate, solely at the written direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) to pay the following amounts in the following priority:

(1)

amounts owed by the issuing entity to the trustee, the trustee’s fees and expenses and any outstanding indemnity amounts owed to the trustee in an amount not to exceed $200,000 per annum (the “Trustee Cap”); provided, however, that the Trustee Cap shall be disregarded and inapplicable upon the acceleration of the recovery bonds following the occurrence of an event of default;

(2)	the servicing fee and any unpaid servicing fees from prior payment dates to the servicer as described under “The Servicing Agreement—Servicing Compensation” in this prospectus;

(3)	the administration fee and an allocable share of the fees owed to the issuing entity’s independent manager;

(4)

all of the issuing entity’s other ordinary periodic operating expenses relating to the recovery bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement;

(5)	interest then due on the recovery bonds, including any past-due interest;

(6)	principal then due and payable on the recovery bonds as a result of an event of default or on the final maturity date for the recovery bonds;

(7)

scheduled principal payments of recovery bonds according to its expected sinking fund schedule, together with any overdue scheduled principal payments, paid pro rata among the recovery bonds if there is a deficiency;

(8)	any remaining unpaid fees, expenses and indemnity amounts owed to the trustee;

(9)	any other unpaid operating expenses relating to the recovery bonds and any remaining amounts owed pursuant to the basic documents;

(10)	replenishment of any amounts drawn from the capital subaccount;

(11)

provided that no event of default has occurred and is continuing, release to PG&E an amount representing a return on capital of its capital contribution calculated at an annual rate per annum equal to the weighted average interest rate on the recovery bonds;

(12)	the remainder, if any, to the excess funds subaccount for distribution on subsequent payment dates; and

(13)

after principal of and premium, if any, and interest on all recovery bonds and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the applicable capital subaccount and the applicable excess funds subaccount), if any, shall be paid to PG&E free and clear from the lien of the indenture and the series supplement and credited to consumers through normal ratemaking processes.

If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (9) above, the trustee will first, draw from amounts on deposit in the excess funds subaccount, and second, draw from amounts on deposit in the capital subaccount, up to the amount of the shortfall, in order to make those payments in full. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the fixed recovery charges will take into account, among other things, the need to replenish those amounts. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the transfer described in clause (10) above, the trustee will draw from amounts on deposit in the excess funds subaccount to make such transfer. Please read “Risk Factors—Other Risks Associated with an Investment in the Recovery Bonds—PG&E’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the recovery bonds” in this prospectus.

If, on any payment date, available collections of the fixed recovery charges, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding recovery bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable. If, on any payment date, remaining collections of the fixed recovery charges, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding recovery bonds on that payment date, amounts available will be allocated pro rata based on the principal amount then due and payable. If, on any payment date, remaining collections of the fixed recovery charges, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding recovery bonds, amounts available will be allocated pro rata based on the principal amounts then scheduled to be paid on the payment date.

Issuance of Additional Recovery Bonds or Additional Other Recovery Bonds

The issuing entity has been organized as a special purpose subsidiary of PG&E for the limited purpose of holding recovery property and issuing recovery bonds, including the Series 2022-A Bonds, the recovery bonds and any additional recovery bonds or additional other recovery bonds, secured by recovery property and other collateral pledged to secure such recovery bonds. As a result, the issuing entity may acquire additional recovery property and issue one or more series of additional recovery bonds or additional other recovery bonds that are supported by such additional and separate recovery property or other collateral to finance the recovery costs approved by an additional financing order.

The issuing entity may issue additional recovery bonds or additional other recovery bonds and acquire additional recovery property after the acquisition and issuance described in this prospectus, subject to satisfaction of the following conditions, among others:

•

PG&E has existing authority under the financing order to issue additional recovery bonds or PG&E requests and receives an additional financing order from the CPUC to recover additional recovery costs through the issuance of additional other recovery bonds;

•

PG&E must serve as the initial servicer and administrator for such series of the additional recovery bonds or additional other recovery bonds and the servicer and administrator cannot be replaced without the requisite approval of the holders of all series of recovery bonds then-outstanding;

•	satisfaction of the rating agency condition;

•

each series of additional recovery bonds or additional other recovery bonds shall have recourse only to the additional recovery property or additional other recovery property, as applicable, and funds on deposit in the trust account held by the indenture trustee with respect to such additional recovery bonds or additional other recovery bonds, as the case may be, will be nonrecourse to the issuing entity’s other assets and does not constitute a claim against the issuing entity if revenue from the fixed recovery charges and funds on deposit in the trust account with respect to such series of additional recovery bonds or additional other recovery bonds are insufficient to pay such series of additional recovery bonds or additional other recovery bonds, as the case may be, in full;

•

the trustee and the rating agencies then rating any series of the issuing entity’s outstanding recovery bonds will be provided an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance will not result in the issuing entity’s substantive consolidation with PG&E and that there will have been a true sale of the recovery property with respect to such series, subject to the customary exceptions, qualifications and assumptions contained therein;

•

transaction documentation for the other series provides that the indenture trustee with respect to such series of additional recovery bonds or additional other recovery bonds on behalf of holders of the additional recovery bonds or additional other recovery bonds will not file or join in filing of any bankruptcy petition against the issuing entity;

•

if holders of such additional recovery bonds or additional other recovery bonds are deemed to have any interest in any of the collateral dedicated to the recovery bonds, holders of such additional recovery bonds or additional other recovery bonds must agree that their interest in the collateral dedicated to the additional recovery bonds or additional other recovery bonds, as the case may be, is only a first priority perfected interest in the assets relating to the additional recovery bonds or additional other recovery bonds, as the case may be, in accordance with the related intercreditor agreement;

•	each series of additional recovery bonds or additional other recovery bonds issued under any separate indenture will have a separate collection account;

•	no series of additional recovery bonds or additional other recovery bonds will be issued under the indenture governing the recovery bonds offered hereby; and

•	each series will bear its own trustee fees, servicer fees and administration fees.

The issuance of any additional recovery bonds or additional other recovery bonds, whether issued by the issuing entity or any affiliated entity, is subject to satisfaction of the rating agency condition. In addition, PG&E has covenanted under the sale agreement that the execution of a joinder to the intercreditor agreement is a condition precedent to the sale of property by PG&E consisting of non-bypassable charges payable by consumers comparable to the recovery property sold by PG&E pursuant to the sale agreement. Please read “Security for the Recovery Bonds—Intercreditor Agreement” and “Sale Agreement—Covenants of the Seller” in this prospectus.

Each series of recovery bonds that may be issued, whether issued by the issuing entity or any affiliated entity, will be backed by separate recovery property the issuing entity or affiliated entity acquires for the separate purpose of repaying that series of additional recovery bonds or additional other recovery bonds. Each series of additional recovery bonds or additional other recovery bonds that may be issued will have the same true-up mechanism as required by the financing order or additional financing order.

Any series of additional recovery bonds may include terms and provisions that would be unique to that particular series of recovery bonds

Allocations as Between Series of Recovery Bonds

The recovery bonds will not be subordinated in right of payment to the Series 2022-A Bonds or any series of additional recovery bonds or additional other recovery bonds. The Series 2022-A Bonds are, and each series of recovery bonds will be, secured by its own separate recovery property, which will include the right to impose, bill, collect and receive fixed recovery charges calculated in respect of that series, and the right to implement the true-up mechanism to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which revenue from the fixed recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of recovery bonds. Holders of one series of recovery bonds will have no recourse to collateral for a different series. The independent manager fees and other operating expenses payable by the issuing entity on a payment date will be assessed to each series of recovery bonds on a pro rata basis, based upon the respective outstanding principal amounts of each series. Please read “—Description of Indenture Accounts” and “—How Funds in the Collection Account will be Allocated” in this prospectus.

Although the Series 2022-A Bonds, the recovery bonds, each series of additional recovery bonds or additional other recovery bonds will have its own recovery property reflecting the right in and to a separate fixed recovery charge, fixed recovery charges relating to the Series 2022-A Bonds, fixed recovery charges relating to the recovery bonds and fixed recovery charges relating to any additional recovery bonds or additional other recovery bonds, as the case may be, will be collected through single periodic bills to each consumer, and all fixed recovery charges might be combined into a single line item on those periodic bills. The fixed recovery charges for each series of recovery bonds may not be separately identified on consumer electricity bills, although consumer electricity bills will state that a portion of the electricity bill consists of the rights to the fixed recovery charges that have been sold to the financing entity created to issue such additional recovery bonds or additional other recovery bonds. In the event a consumer does not pay in full all amounts owed under any bill, including fixed recovery charges, the servicer is required to allocate any resulting shortfalls in fixed recovery charges ratably based on the amounts of fixed recovery charges owing in respect of the recovery bonds, the Series 2022-A Bonds and amounts owing in respect of additional recovery bonds or additional other recovery bonds. Please read “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Intercreditor Agreement

PG&E currently has a trade receivable program under which it sells substantially all its accounts receivable (other than the fixed recovery charges, which are entitlements of the issuing entity and not the servicer, and which are excluded from this arrangement). In accordance with the intercreditor agreement, as amended, among PG&E, the issuing entity, the trustee for the recovery bonds, the trustee for the Series 2022-A Bonds, the trustee for the 2021 Wildfire Recovery Bonds and the parties to PG&E’s accounts receivable program, (i) the fixed recovery charges are excluded from the assets sold under the accounts receivable sales program and (ii) replacement of the servicer will require the agreement of the trustees and the administrative agent under the accounts receivable sales program. In the sale agreement, PG&E has covenanted that it will not enter into any future sale of charges owing by electric consumers to the issuing entity or other issuing entities for the purpose of issuing additional recovery bonds or additional other recovery bonds without entering into a joinder to the intercreditor agreement. Please read “The Sale Agreement—Covenants of the Seller” in this prospectus.

If the trustees are unable to agree on a replacement servicer, no trustee would be able to replace PG&E or any successor as servicer; the parties must cooperate to appoint a replacement servicer within ten business days of the date of notice that the servicer shall be replaced. Please read “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE RECOVERY BONDS

The rate of principal payments, the amount of each interest payment and the actual final payment date of each tranche of the recovery bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected fixed recovery charges by the trustee and the statutory true-up mechanism. The aggregate amount of collected fixed recovery charges and the rate of principal amortization on the recovery bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The fixed recovery charges are required to be adjusted from time to time based in part on the actual rate of collected fixed recovery charges. However, the issuing entity can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the fixed recovery charges that will cause collected fixed recovery charges to be received at any particular rate. Please read “Risk Factors—Servicing Forecasting Risks—Inaccurate consumption or collection forecasting might reduce scheduled payments on the recovery bonds” and “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Fixed Recovery Charge” in this prospectus.

The recovery bonds may be retired later than expected. Except in the event of an acceleration of the final payment date of the recovery bonds after an event of default, however, the recovery bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each tranche of the recovery bonds even if the receipt of collected fixed recovery charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the recovery bonds in accordance with the applicable expected sinking fund schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Amounts on deposit in the excess funds subaccount will be taken into consideration in calculating the next true-up adjustment. Acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the recovery bonds is received in later years, the recovery bonds may have a longer weighted average life.

Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of recovery bonds, the aggregate amount of each interest payment on each tranche of recovery bonds and the actual final payment date of each tranche of recovery bonds will depend on the timing of the servicer’s receipt of fixed recovery charges from ESPs. Changes in the expected weighted average lives of the tranches of the recovery bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below.

			Weighted Average Life Sensitivity
		-5% (1.79 Standard Deviations from Mean)		-15% (5.82 Standard Deviations from Mean)
Tranche	Expected Weighted Average Life (Years)	WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*
A-1	4.99	4.99	0	4.99	0
A-2	12.09	12.09	0	12.09	0
A-3	16.96	16.96	0	16.96	0
A-4	22.42	22.42	0	22.42	0
A-5	27.94	27.94	0	27.95	4

*	Number is rounded to whole days

Assumptions

For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) in relation to the initial forecast, the forecast error stays constant over the life of the recovery bonds and is equal to an overestimate of electricity consumption of 5% (1.79 standard deviations from mean) or 15% (5.82 standard deviations from mean), (ii) the servicer makes timely and accurate submissions to true-up the fixed recovery charges annually, (iii) consumer write-off rates are held constant at 0.42% and 0.08% for residential and non-residential, (iv) PG&E remits all fixed recovery charges on average 47 days and 34 days after such charges are billed to residential and non-residential consumers, respectively, (v) operating expenses are equal to projections, (vi) there is no acceleration of the final maturity date of the recovery bonds, (vii) a permanent loss of all consumers has not occurred, and (viii) the issuance date of the recovery bonds is July 20, 2022. There can be no assurance that the weighted average lives of the recovery bonds will be as shown.

THE SALE AGREEMENT

The following summary describes particular material terms and provisions of the sale agreement pursuant to which the issuing entity will purchase recovery property from the seller. The depositor has filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part.

Sale and Assignment of the Recovery Property

On the issuance date, pursuant to a sale agreement, the seller will sell, transfer and assign recovery property to the issuing entity, without recourse, except as provided in such sale agreement. The recovery property acquired on that date represents all irrevocable right, title and interest in and to non-bypassable rates and other charges established by the financing order to be collected from existing and future consumers in PG&E’s service territory in amounts sufficient to repay bond principal, interest and related financing costs and all rights to obtain adjustments to such fixed recovery charges in accordance with the Wildfire Financing Law and the financing order. The issuing entity will apply the net proceeds that the issuing entity receives from the sale of the recovery bonds to the purchase of the recovery property acquired on that date.

In accordance with the Wildfire Financing Law, the transfer by PG&E to the issuing entity of recovery property will be deemed perfected as against third persons when the CPUC has issued the financing order authorizing the fixed recovery charges included in the recovery property and PG&E executes and delivers to the issuing entity a written assignment of that recovery property.

Conditions to the Sale of Recovery Property

The issuing entity’s obligation to purchase and the seller’s obligation to sell recovery property on the issuance date will be subject to the satisfaction of each of the following conditions:

•	on or prior to the issuance date, the seller must duly execute and deliver the sale agreement to the issuing entity;

•	on or prior to the issuance date, the seller must have received the financing order from the CPUC authorizing the creation of the recovery property;

•	on or prior to the issuance date, the seller must have filed the issuance advice letter with the CPUC and such letter must be effective;

•

as of the issuance date, the seller may not be insolvent and may not be made insolvent by the sale of recovery property to the issuing entity, and the seller may not be aware of any pending insolvency with respect to itself;

•

as of the issuance date, the representations and warranties of the seller in the sale agreement must be true and correct (except to the extent they relate to an earlier date), the seller may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement;

•

as of the issuance date, the issuing entity must have sufficient funds available to pay the purchase price for recovery property to be conveyed and all conditions to the issuance of the recovery bonds intended to provide the funds to purchase that recovery property set forth in the indenture must have been satisfied or waived;

•

on or prior to the issuance date, the seller must have taken all action required to transfer ownership of recovery property to be conveyed to the issuing entity on the issuance date, free and clear of all liens other than liens created by the issuing entity pursuant to the basic documents and to perfect such transfer including, without limitation, filing any statements or filings under the Wildfire Financing Law or the UCC; and the issuing entity or the servicer, on the issuing entity’s behalf, must have taken any action required for the issuing entity to grant the trustee a lien and first priority perfected security interest in the collateral and maintain that security interest as of the issuance date;

•

the seller must receive and deliver to the issuing entity and the trustee an opinion or opinions of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to the issuing entity and the underwriters),

•

to the effect that: (i) the issuing entity will not be subject to United States federal income tax as an entity separate from the issuing entity’s sole owner and that the recovery bonds will be treated as debt of the issuing entity’s sole owner for U.S. federal income tax purposes and (ii) for U.S. federal income tax purposes, the issuance of the recovery bonds will not result in gross income to the seller;

•

on and as of the issuance date, the issuing entity’s limited liability company agreement, the servicing agreement, the sale agreement, the indenture, the Wildfire Financing Law, the financing order and any tariff authorizing the collection of fixed recovery charges must be in full force and effect; and

•	the seller must deliver to the issuing entity and to the trustee an officers’ certificate confirming the satisfaction of each of these conditions.

Seller Representations and Warranties

In the sale agreement, the seller will represent and warrant to the issuing entity, as of the issuance date, to the effect, among other things, that:

•

no portion of the recovery property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person other than the issuing entity and immediately prior to the sale of the recovery property, the seller owns the recovery property free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the recovery property;

•

on the issuance date, immediately upon the sale under the sale agreement, the recovery property transferred on the issuance date will be validly transferred and sold to the issuing entity, the issuing entity will own the recovery property free and clear of all liens (except for liens created in your favor by the Wildfire Financing Law and the basic documents) and all filings and action to be made or taken by the seller (including filings with the Secretary of State of California under the Wildfire Financing Law) necessary in any jurisdiction to give the issuing entity a perfected ownership interest (subject to any lien created by the issuing entity or by the Wildfire Financing Law in your favor under the basic documents or the Wildfire Financing Law) in the recovery property will have been made or taken;

•

subject to the clause below regarding assumptions used in calculating the fixed recovery charges as of the issuance date, all written information, as amended or supplemented from time to time, provided by the seller to the issuing entity with respect to the recovery property (including the expected sinking fund schedule, the financing order and the issuance advice letter relating to the recovery property) is true and correct in all material respects;

•	under the laws of the State of California (including the Wildfire Financing Law) and the United States in effect on the issuance date:

•

the financing order and issuance advice letter pursuant to which the rights and interests of the seller in the recovery property have been created, including the right to impose, collect and receive the fixed recovery charges and, the interest in and to the recovery property, has become final and non-appealable and is in full force and effect, and the seller has validly and irrevocably consented to the terms of the financing order;

•

the recovery bonds are entitled to the protection provided in specific sections of the Wildfire Financing Law, subject to the limitations specified therein (please read “The Recovery Property and the Wildfire Financing Law” in this prospectus);

•	the process by which the financing order was approved and the financing order, issuance advice letter and tariff comply with all applicable laws and regulations;

•

no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required on the part of the seller in connection with the creation of the recovery property, except those that have been obtained or made;

•

the issuance advice letter and the tariff have been filed in accordance with the financing order and an officer of the seller has provided the certification to the CPUC required by the issuance advice letter; and

•

the State of California has pledged that it will neither limit nor alter, except as provided with respect to the true-up mechanism, the fixed recovery charges, the recovery property, the financing order, or any rights under the financing order until the recovery bonds, together with the interest on the recovery bonds and associated financing costs related to the recovery bonds, are fully paid and discharged, the State of California could not constitutionally take any action of a legislative character, including the repeal or amendment of the Wildfire Financing Law, which would substantially limit or alter the fixed recovery charges, the recovery property or other rights vested in the bondholders pursuant to the financing order, the financing order or any rights under the financing order, absent adequate provision for the protection of PG&E and bondholders, and, under the takings clauses of the California and United States Constitutions, the State of California could not repeal or amend the Wildfire Financing Law or take any other action in contravention of its pledge and agreement quoted above without paying just compensation to the bondholders, as determined by a court of competent jurisdiction, if, for a public use the law (a) constituted a permanent appropriation of a substantial property interest of the bondholders in the recovery property or denied all economically productive use of the recovery property; (b) destroyed the recovery property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the recovery property so as to unduly interfere with the reasonable expectations of the bondholders arising from their investments in the recovery bonds, however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the recovery bonds;

•

based on information available to the seller on the issuance date, the assumptions used in calculating the fixed recovery charges as of the issuance date are reasonable and are made in good faith; however, notwithstanding the foregoing, PG&E makes no representation or warranty, express or implied, that amounts actually collected arising from those fixed recovery charges will in fact be sufficient to meet the payment obligations on the related recovery bonds or that the assumptions used in calculating such fixed recovery charges will in fact be realized;

•	upon the effectiveness of the financing order, the issuance advice letter and the tariff with respect to the transferred recovery property and the transfer of such recovery property to us:

•

the right and interest of the seller under the financing order in and to the fixed recovery charges established by provisions of the Wildfire Financing Law and the financing order, including all rights to obtain true-up adjustments, become recovery property;

•	the recovery property constitutes an existing present property right vested in us;

•

the recovery property includes (i) the right, title and interest in and to the fixed recovery charges, including the right to obtain adjustments of such charges as authorized in the financing order and (ii) the right to be paid the fixed recovery charges, as well as all revenues, collections, claims, payments, moneys or proceeds of or arising from the fixed recovery charges;

•

the owner of the recovery property is legally entitled to bill fixed recovery charges and collect payments in respect of the fixed recovery charges in the aggregate sufficient to pay the interest on and principal of the related recovery bonds in accordance with the indenture, to pay the fees and expenses of servicing the recovery bonds, and to replenish the capital subaccount to the required capital level until the recovery bonds are paid in full; and

•	the recovery property is not subject to any lien other than the lien created by the basic documents or pursuant to the Wildfire Financing Law;

•

the seller is a corporation duly organized and in good standing under the laws of the State of California, with the requisite corporate power and authority to own its properties and conduct its business as currently owned or conducted;

•

the seller has the requisite corporate power and authority to obtain the financing order and to own the rights and interests under the financing order relating to the recovery bonds, to sell and transfer those rights and interests to the issuing entity, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become recovery property;

•

the seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the seller’s business, operations, assets, revenues or properties).

•

the seller has the requisite corporate power and authority to execute and deliver the sale agreement and to carry out its terms, and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action;

•

the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor’s rights and equitable principles;

•

the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (a) conflict with the seller’s organizational documents or any indenture or other agreement or instrument to which the seller is a party or by which it or any of its property is bound, (b) result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in favor of the trustee for the benefit of the bondholders or any liens created by the issuing entity pursuant to the Wildfire Financing Law and the financing order or the basic documents), (c) violate any existing law or any existing order, rule or regulation applicable to the seller and (d) is consistent with the Wildfire Financing Law and the financing order;

•

no proceeding is pending and, to the seller’s knowledge, no proceeding is threatened and, to the seller’s knowledge, no investigation is pending or threatened before any governmental authority having jurisdiction over the seller or its properties involving or relating to the seller or to the issuing entity or, to the seller’s knowledge, any other person:

•	asserting the invalidity of the Wildfire Financing Law, the financing order, the issuance advice letter, the sale agreement, the recovery bonds and the basic documents;

•	seeking to prevent the issuance of the recovery bonds or the consummation of any of the transactions contemplated by the sale agreement or any of the other basic documents;

•

seeking any determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the Wildfire Financing Law, the financing order, the recovery bonds, the issuance advice letter, the sale agreement or the other basic documents; or

•	seeking to adversely affect the federal income tax or state income or franchise tax classification of the recovery bonds as debt;

•

except for financing statements under the UCC and other filings under the Wildfire Financing Law, no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the servicing agreement;

•	the information describing the seller under the caption “The Depositor, Seller, Initial Servicer and Sponsor” in this prospectus is true and correct in all material respects;

•

there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Wildfire Financing Law, the financing order, the issuance advice letter, the recovery property or the fixed recovery charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order; and

•	after giving effect to the sale of the recovery property under the sale agreement, PG&E:

•	is solvent and expects to remain solvent;

•	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

•	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

•	reasonably believes that it will be able to pay its debts as they become due; and

•	is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

The seller will not make any representation or warranty, express or implied, that billed fixed recovery charges will be actually collected from consumers.

Certain of the representations and warranties that the seller makes in the sale agreement involve conclusions of law. The seller makes those representations and warranties in order to reflect the understanding of the basis on which the issuing entity is issuing the recovery bonds and to reflect the agreement that if this understanding proves to be incorrect, the seller will be obligated to indemnify the issuing entity.

The representations and warranties made by the seller will survive the execution and delivery of the sale agreement, and the issuing entity’s pledge of the recovery property to the trustee. The seller will not be in breach of any representation or warranty as a result of any change in law occurring after the issuance date including by means of any legislative enactment, constitutional amendment or voter initiative that renders any of the representations or warranties untrue.

Covenants of the Seller

In the sale agreement, the seller makes the following covenants:

•

Subject to its right to assign its rights and obligations to a successor utility under the sale agreement, so long as any of the recovery bonds are outstanding, the seller will (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary to perform its obligations under the sale agreement and the other basic documents and (c) continue to operate its distribution system to provide service to its consumers.

•

Except for the conveyances under the sale agreement or any lien under the Wildfire Financing Law for the benefit of the issuing entity, the bondholders or the trustee, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the recovery property, or any interest therein, and the seller will defend the right, title and interest of the issuing entity and of the trustee on behalf of the bondholders, in, to and under the recovery property against all claims of third parties claiming through or under the seller. The seller also covenants that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the recovery property.

•

If the seller receives any payments in respect of the fixed recovery charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer, on behalf of the issuing entity, and to hold such amounts in trust for the issuing entity and the trustee prior to such payment.

•

The seller shall not continue as or become a party to any trade receivables purchase and sale agreement or similar arrangement under which it sells all or any portion of its accounts receivables owing from consumers who are obligated to pay the fixed recovery charge, unless the trustee, the seller and the other parties to such additional arrangement shall have entered into a joinder to its existing intercreditor agreement in connection therewith and the terms of the documentation evidencing such new or amended trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude recovery property (including fixed recovery charges) from any receivables or other assets pledged or sold under such arrangement.

•

If the seller enters into a sale agreement selling to any other affiliate recovery property or similar property, consisting of non-bypassable charges payable by consumers comparable to those sold by the seller pursuant to the sale agreement, the rating agency condition must be satisfied with respect to the recovery bonds prior to or coincident with such sale and the seller will enter into a joinder agreement to the intercreditor agreement with the issuing entity, the trustee for the recovery bonds, the issuing entity of any such additional recovery bonds or additional other recovery bonds and the trustee for such additional recovery bonds or additional other recovery bonds described in “Security for the Recovery Bonds—Intercreditor Agreement”.

•

The seller will notify the issuing entity and the trustee promptly after becoming aware of any lien on any of the recovery property, other than the conveyances under the sale agreement, or any lien under the basic documents or under the Wildfire Financing Law or the UCC in favor of the trustee for the benefit of the bondholders.

•

The seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the issuing entity’s or the trustee’s interests in the recovery property or under the basic documents to which the seller is a party or the seller’s performance of its obligations under the basic documents to which the seller is a party.

•	So long as any of the recovery bonds are outstanding, the seller will:

•	treat the recovery property as the issuing entity’s property for all purposes other than for financial reporting, state or federal regulatory or tax purposes;

•	treat the recovery bonds as debt of the issuing entity, other than for financial reporting, state or federal regulatory or tax purposes;

•	treat the recovery bonds as indebtedness of the seller secured by the recovery bond collateral solely for the purposes of federal taxes;

•

disclose in its financial statements that the issuing entity and not the seller are the owner of the recovery property and that the issuing entity’s assets are not available to pay creditors of the seller or its affiliates (other than us);

•	not own or purchase any recovery bonds; and

•	disclose the effects of all transactions between the issuing entity and the seller in accordance with generally accepted accounting principles.

•

The seller agrees that, upon the sale by the seller of recovery property to the issuing entity pursuant to the sale agreement, to the fullest extent permitted by law, the issuing entity will have all of the rights originally held by the seller with respect to the recovery property, including the right to exercise any and all rights and remedies to collect any amounts payable by any consumer in respect of the transferred recovery property, notwithstanding any objection or direction to the contrary by the seller, and any payment by any consumer to the issuing entity will discharge that consumer’s obligations in respect of that recovery property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller;

•	So long as any of the recovery bonds are outstanding:

•

In all proceedings relating directly or indirectly to the recovery property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the recovery property that is inconsistent with the issuing entity’s ownership interest (other than for financial accounting, state or regulatory or tax purposes).

•

The seller will not take any action in respect of the recovery property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents.

•

Neither the seller nor the issuing entity will file any tax return, or make any election inconsistent with the treatment of the issuing entity, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of the issuing entity, as the issuing entity).

•

The seller will execute and file the filings required by law to fully preserve, maintain, protect and perfect the issuing entity’s ownership interest in and the trustee’s lien on the recovery property, including all filings required under the Wildfire Financing Law and the UCC relating to the transfer of the ownership of the rights and interests related to the recovery bonds under the financing order by the seller to the issuing entity and the pledge of the recovery property to the trustee. The seller will institute any action or proceeding necessary to compel performance by the CPUC, the State of California or any of their respective agents of any of their obligations or duties under the Wildfire Financing Law, the financing order or any issuance advice letter. The seller also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect the issuing entity, the bondholders and the trustee from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Wildfire Financing Law, the financing order, any issuance advice letter or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to the issuing entity, the trustee or the bondholder or which would otherwise cause an impairment of the issuing entity’s rights or those of the bondholders and the trustee, and the seller will pay the costs of any such actions or proceedings.

•

Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the recovery bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause the issuing entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the issuing entity under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of the issuing entity’s property, or ordering the winding up or liquidation of the issuing entity’s affairs.

•

So long as any of the recovery bonds are outstanding, the seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred recovery property; provided, that no such tax need be paid if the seller or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

•	The seller will not withdraw the submission of any issuance advice letter with the CPUC.

•	The seller will make all reasonable efforts to keep each tariff in full force and effect at all times.

•

Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties in the sale agreement, the seller will notify the issuing entity, the CPUC and the rating agencies of the breach.

•	The seller will use the proceeds of the sale of the recovery property in accordance with the financing order and the Wildfire Financing Law.

•

Upon the issuing entity’s request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out the provisions and purposes of the sale agreement.

Indemnification

The seller will indemnify, defend and hold harmless the issuing entity, the trustee (for itself and for the benefit of the bondholders) and any of the issuing entity’s and the trustee’s officers, directors, employees and agents against:

•	any and all amounts of principal and interest on the recovery bonds not paid when due or when scheduled to be paid in accordance with their terms;

•

any other amounts payable to any person in connection with the recovery bonds or in connection with the recovery property, including but not limited to trustee’s fees and expenses, that are not paid when due or when scheduled to be paid pursuant to the applicable indenture;

•

the amount of any other deposits to the collection account required to have been made in accordance with the terms of the basic documents and retained in the capital subaccount, in the excess funds subaccount or released to the issuing entity free of the lien of the applicable indenture, which are not made when so required;

•	any taxes payable by bondholders resulting in a breach of a specific tax representation of the seller; and

•	any reasonable costs and expenses incurred by such person that are not recoverable pursuant to the applicable indenture,

in each case to the extent resulting from the seller’s breach of any of its representations, warranties or covenants contained in the sale agreement, except to the extent of losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of representation or warranty in any of the basic documents of the party seeking indemnification.

The seller’s indemnification obligations survive the resignation or removal of the trustee and the termination of the sale agreement. The seller will be liable in accordance with the sale agreement only to the extent of the obligations specifically undertaken by the seller in the sale agreement.

Successors to the Seller

Any person (a) into which the seller may be merged, converted or consolidated and that succeeds to all or substantially all of the electric distribution business of the seller, (b) that results from the division of the seller into two or more persons and that succeeds to all or substantially all of the electric distribution business of the seller, (c) that results from any merger or consolidation to which the seller shall be a party and that succeeds to all or substantially all of the electric distribution business of the seller, (d) that succeeds to the properties and assets of the seller substantially as a whole, or succeeds to all or substantially all of the electric distribution business of the seller, or (e) that otherwise succeeds to all or substantially all of the electric distribution business of the seller, shall be the successor to the seller under the sale agreement without further act on the part of any of the parties to the sale agreement; provided, that the following conditions are met:

•

immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

•	the successor must execute an agreement of assumption to perform every obligation of the seller under the sale agreement;

•	officers’ certificates and opinions of counsel specified in the sale agreement will have been delivered to the issuing entity and the trustee; and

•	the rating agencies will have received prior written notice of the transaction.

Amendment

The sale agreement may be amended in writing by the seller and the issuing entity, if a copy of the amendment is provided by the issuing entity to each rating agency and the rating agency condition is satisfied, with the consent of the trustee. If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of the holders of a majority of each affected tranche of recovery bonds is also required. In determining whether a majority of holders have consented, recovery bonds owned by the issuing entity, PG&E or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any recovery bonds it actually knows to be so owned.

In addition, the sale agreement may be amended in writing by the seller and the issuing entity with ten business days’ prior written notice given to the rating agencies, but without the consent of any of the bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in the sale agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the sale agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action shall not, as evidenced by an officer’s certificate delivered to the issuing entity and the trustee, adversely affect in any material respect the interests of any bondholder or (ii) to conform the provisions of the sale agreement to the description of the sale agreement in this prospectus. Promptly after the execution of any such amendment or consent, the issuing entity will furnish copies of such amendment or consent to each of the rating agencies.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the recovery property. The depositor has filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part.

Servicing Procedures

The servicer will manage, service and administer, bill, collect and post all payments in respect of, the recovery property according to the terms of the servicing agreement. The servicer’s duties will include:

•	calculating consumption, billing the fixed recovery charges, collecting the fixed recovery charges from consumers and posting all collections;

•	responding to inquiries of consumers, the CPUC or any other governmental authority regarding the recovery property or fixed recovery charges;

•	investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the issuing entity);

•	processing and depositing collections and making periodic remittances;

•	furnishing periodic and current reports and statements to the issuing entity, the CPUC, the rating agencies and the trustee;

•	making all filings with the CPUC and taking all other actions necessary to perfect the issuing entity’s ownership interests in and the trustee’s lien on the recovery property;

•	making all filings and taking such other action as may be necessary to perfect the trustee’s lien on and security interest in all collateral;

•	selling, as the issuing entity’s agent, as the issuing entity’s interests may appear, defaulted or written off accounts;

•	taking all necessary action in connection with true-up adjustments; and

•	performing other duties specified under the financing order.

The servicer will be required to notify the issuing entity, the trustee and the rating agencies in writing if it becomes aware of any laws or commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on the issuing entity’s behalf.

In addition, upon the issuing entity’s reasonable request or the reasonable request of the trustee or any rating agency, the servicer will provide to the issuing entity, the trustee or any rating agency public financial information about the servicer and any material information about the recovery property that is reasonably available, as may be reasonably necessary and permitted by law to enable the issuing entity, the trustee or any rating agency to monitor the servicer’s performance; provided, however, that any such request by the trustee shall not create any obligation for the trustee to monitor the performance of the servicer. In addition, so long as any recovery bonds are outstanding, the servicer will provide within a reasonable time after written request thereof, any information available to the servicer or reasonably obtainable by it that is necessary to calculate the fixed recovery charges. The servicer will also prepare any reports required to be filed by the issuing entity with the SEC, as further described below, and will cause to be delivered required opinions of counsel to the effect that all filings with the State of California necessary to preserve and protect the interests of the trustee in the recovery property have been made.

Servicing Standards and Covenants

The servicing agreement will require the servicer to (i) manage, service, administer, bill, collect and calculate fixed recovery charges in accordance with the Wildfire Financing Law and post collections in respect of the recovery property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the CPUC and guidelines, using the same degree of care and diligence that the servicer exercises with respect to similar assets for its own account, (ii) follow customary standards, policies and procedures for the industry in California in performing its duties as servicer, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the recovery property and to bill and collect the fixed recovery charges, (iv) comply with all requirements of law, including all applicable regulations and guidelines of the CPUC applicable to and binding on it relating to the recovery property, (v) file all CPUC notices described in the Wildfire Financing Law and file and maintain the effectiveness of UCC financing statements with respect to the property transferred to the issuing entity under the sale agreement and (vi) take such other action on the issuing entity’s behalf to ensure that the lien of the trustee on the collateral remains perfected and of first priority. The servicer shall follow customary and usual practices and procedures as it deems necessary or advisable in servicing the recovery property, which, in the servicer’s judgment, may include taking legal action at the issuing entity’s expense but subject to the priority of payments set forth in the indenture or in the series supplement.

Notwithstanding anything to the contrary in the servicing agreement, the duties of the servicer set forth in the servicing agreement shall be qualified and limited in their entirety by the Wildfire Financing Law, the financing order, any CPUC regulation and U.S. federal securities laws and the rules and regulations promulgated thereunder as in effect at the time such duties are to be performed.

The servicing agreement will also require the servicer to provide various reports regarding the fixed recovery charges and allocation of the fixed recovery charges among various classes of consumers and payments to the bondholders, in each case as are necessary to effect collection, allocation and remittance of payments in respect of fixed recovery charges and other collected funds as required under the basic documents.

The servicer will be responsible for instituting any action or proceeding to compel performance by the State of California or the CPUC of their respective obligations under the Wildfire Financing Law, the financing order and any true-up adjustment. The servicer will take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Wildfire Financing Law, the financing order or the rights of holders of recovery property by legislative enactment, constitutional amendment or other means that would be adverse to bondholders. Any costs associated with such legal or administrative action will be borne by the issuing entity as an operating expense; provided, however, that the servicer will be obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with the related indenture or series supplement, and is not required to advance its own funds to satisfy these obligations.

True-Up Adjustment Submissions

The servicing agreement requires the servicer to submit routine true-up mechanism advice letters to secure annual and interim true-up adjustments to the fixed recovery charges. The servicing agreement also requires the servicer to submit advice letters for interim true-up adjustments at any time for any reason if the servicer forecasts that projected fixed recovery charge collections will be insufficient to pay principal of and interest on the recovery bonds and other related financing costs to otherwise satisfy the current or next succeeding payment period requirement or to replenish any draws upon the capital subaccount.

In addition, the financing order permits the servicer to submit a request for a non-routine true-up adjustment 90 days before the date when the proposed changes to revise the logic of the methodology used to determine the fixed recovery charges approved in the financing order would become effective. For more information on the true-up adjustment process, please read “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Fixed Recovery Charge” in this prospectus.

Each true-up adjustment will allocate the revenue requirement among the FRC consumer classes in accordance with the methodology used to determine the fixed recovery charges approved in the financing order, including as the methodology as the same may be modified by a non-routine true-up adjustment submission described in the prior paragraphs. Please read “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Approves the Methodology used to Calculate the Fixed Recovery Charges” in this prospectus.

Remittances to Collection Account

The servicer will remit estimated fixed recovery charge collections directly to the trustee on a daily basis. The servicer will remit estimated fixed recovery charges based on PG&E’s historic consumer payment patterns using a monthly collections curve that is expressed as a percentage measured at each of six consecutive 30-day intervals and represents the ratio of accumulative daily collections to the total amount billed to a sample customer population. Fixed recovery charge collections remitted will represent the charges estimated to be received for any period based upon the daily billed amounts.

The servicer will prepare a monthly report for the trustee showing the estimated fixed recovery charge revenues by month over the life of the recovery bonds, including estimated fixed recovery charge collections based on historic consumer payment patterns. Every six months, the servicer will compare actual fixed recovery charges against the estimated fixed recovery charge revenues that have been remitted to the trustee during the intervening six month period. Any differences between estimated and actual collections will be netted against the following month’s remittance to the trustee. The trustee will have the legal right to only the amount of actual fixed recovery charge cash collections.

The servicing agreement and the financing order require that, in the event a consumer does not pay in full all amounts owed under any bill, including fixed recovery charges, any resulting shortfalls in fixed recovery charges will be allocated ratably among the fixed recovery charges, FRTAs and other charges.

The servicer has agreed and acknowledged that it holds all fixed recovery charge collections received by it and any other proceeds for the recovery bond collateral received by it for the benefit of the trustee and the bondholders and that all such amounts will be remitted by the servicer without any surcharge, fee, offset, charge or other deduction. The servicer has further agreed not to make any claim to reduce its obligation to remit all fixed recovery charge payments collected by it in accordance with this servicing agreement.

Servicing Compensation

The servicer will be entitled to receive an annual servicing fee in an amount equal to:

•	$1,950,000 per annum (0.05% of the initial aggregate principal amount of the recovery bonds) for so long as the servicer remains PG&E or an affiliate, plus out of pocket expenses; or

•	if PG&E or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the trustee, and approved by the CPUC.

The servicing fee shall be paid semi-annually, with half of the servicing fee being paid on each payment date, except for the amount of the servicing fee to be paid on the first payment date in which the servicing fee then due will be calculated based on the number of days the servicing agreement has been in effect. The trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the recovery bonds.

Servicer Representations and Warranties; Indemnification

In the servicing agreement, the servicer will represent and warrant to the issuing entity, as of the issuance date of the recovery bonds, among other things, that:

•

the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization (which is California, when PG&E is the servicer), with requisite corporate or other power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, and to service the recovery property and hold the records related to the recovery property, and to execute, deliver and carry out the terms of the servicing agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the recovery property and to hold the recovery property records as custodian;

•

the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the recovery property as required under the servicing agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or to its servicing of the recovery property);

•

the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

•

the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law (including concepts of materiality, reasonableness, good faith and fair dealing);

•

the consummation of the transactions contemplated by the servicing agreement do not conflict with, result in any breach of, nor constitute a material default under the servicer’s organizational documents or any indenture or material agreement or other instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted in favor of the trustee for the benefit of bondholders under the basic documents or any lien created pursuant to the Wildfire Financing Law) or violate any existing law or any existing order, rule or regulation applicable to the servicer of any governmental authority having jurisdiction over the servicer or its properties;

•

each report or certificate delivered in connection with the issuance advice letter or delivered in connection with any submission made to the CPUC by the issuing entity with respect to the fixed recovery charges or true-up adjustments will be true and correct in all material respects, or, if based in part on or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions are reasonable based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);

•

no approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the servicer of the servicing agreement, the performance by the servicer of the transactions contemplated by the servicing agreement or the fulfillment by the servicer of the terms of the servicing agreement, except those that have been obtained or made and those that the servicer is required to make in the future pursuant to the servicing agreement; and

•

no proceeding or, to the servicer’s knowledge, investigation is pending and, to the servicer’s knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties involving or relating to the servicer or the issuing entity or, to the servicer’s knowledge, any other person, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent issuance of the recovery bonds or the consummation of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of, the servicing agreement, the other basic documents or the recovery bonds or seeking to adversely affect the federal income tax or state income or franchise tax classification of recovery bonds as debt.

The Servicer Will Indemnify the Issuing Entity and Other Entities in Limited Circumstances

Under the servicing agreement, the servicer will agree to indemnify the issuing entity, the trustee, for itself and on behalf of those holders, the independent manager and any of the issuing entity’s and the trustee’s respective trustees, officers, directors, employees and agents against any losses that may be imposed upon, incurred by or asserted against any of those persons as a result of:

•

the servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the applicable servicing agreement or the servicer’s reckless disregard of its obligations and duties under the applicable servicing agreement; or

•	the servicer’s material breach of any of its representations and warranties that results in a servicer default under the applicable servicing agreement.

The servicer will not be liable, however, for any losses resulting from the willful misconduct, bad faith or negligence or breach of a representation or warranty in any of the basic documents of the party seeking indemnification.

Furthermore, the servicer is not responsible for any action, decision, ruling, action or delay of the CPUC, other than any delay resulting from the servicer’s failure to submit required advice letters in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also is not liable for the calculation of the fixed recovery charges and true-up adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a grossly negligent manner.

Notwithstanding the servicer’s election to assume the defense of any action, proceeding or investigation, the issuing entity shall have the right to employ separate counsel (including local counsel), and the servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the issuing entity and the servicer and the issuing entity shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the servicer, (ii) the servicer shall not have employed counsel reasonably satisfactory to the issuing entity to represent the issuing entity within a reasonable time after notice of the institution of such action, (iii) the servicer shall authorize the issuing entity to employ separate counsel at the expense of the servicer or (iv) in the case of the trustee, such action exposes the trustee to a material risk of criminal liability or forfeiture or a servicer default has occurred and is continuing. Notwithstanding the foregoing, the servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the issuing entity other than one local counsel, if appropriate. The servicer will not, without the prior written consent of the issuing entity, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought (whether or not the issuing entity is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the issuing entity from all liability arising out of such claim, action, suit or proceeding.

Evidence as to Compliance

The servicing agreement will provide that the servicer will furnish annually to the issuing entity, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2023 or, if earlier, on the date on which the annual report relating to the recovery bonds is required to be filed with the SEC, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended December 31 (or preceding period since the issuance date of the recovery bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

The servicing agreement also provides that a firm of independent certified public accountants, at the servicer’s expense, will furnish annually to the issuing entity, the trustee and the rating agencies on or before March 31 of each year, beginning March 31, 2023 or, if earlier, on the date on which the annual report relating to the recovery bonds is required to be filed with the SEC, an annual accountant’s report, which will include any required attestation report that attests to and reports on the servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted.

Copies of the above reports will be filed with the SEC. You may also obtain copies of the above statements and certificates by sending a written request addressed to the trustee.

The servicer will also be required to deliver to the issuing entity, the trustee and the rating agencies monthly reports setting forth certain information relating to collections of fixed recovery charges received during the preceding calendar month and, shortly before each payment date, a semi-annual report setting forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the recovery bonds and the amounts specified in the related expected sinking fund schedule after giving effect to any such payments, and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date. The servicer is required to file copies of the semi-annual payment date reports with the SEC.

In addition, the servicer is required to send copies of each submission or notice evidencing a true-up adjustment to the issuing entity, the trustee and the rating agencies. The servicer is also required to prepare and deliver certain disclosures to its consumers and to ESPs, and to provide to the rating agencies any non-confidential and non-proprietary information about the ESPs as is reasonably requested by the rating agencies.

Matters Regarding the Servicer

The servicing agreement provides that PG&E may not resign from its obligations and duties as servicer thereunder, except if (a) PG&E determines that the performance of its duties under the servicing agreement is no longer permissible under applicable law or (b) satisfaction of the following: (i) the rating agency condition shall have been satisfied and (ii) the CPUC shall have approved such resignation. No resignation by PG&E as servicer will become effective until a successor servicer has assumed PG&E’s servicing obligations and duties under the servicing agreement.

The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees, and agents will be liable to the issuing entity or to the trustee, the issuing entity’s managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties. The servicer and any of director, officer, employee or agent of the servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie property executed and submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at the issuing entity’s expense.

Any person (a) into which the servicer may be merged or consolidated and that succeeds to all or substantially all of the electric distribution business of the servicer, (b) that results from the division of the servicer into two or more entities and succeeds to all or substantially all of the electric distribution business of the servicer, (c) that may result from any merger or consolidation to which the servicer shall be a party and succeeds to all or substantially all of the electric distribution business of the servicer, or (d) that may otherwise succeed to all or substantially all of the electric distribution business of the servicer, shall be the successor to the servicer under this Agreement; provided the following conditions are met:

•	the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;

•

immediately after giving effect to the transaction, no servicer default and no event that, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing;

•

the servicer has delivered to the issuing entity, the trustee and the rating agencies an officer’s certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with; and

•	the servicer has given prior written notice to the rating agencies.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

The servicing agreement permits the servicer to appoint any person to perform any or all of its obligations.

However, unless the appointed person is an affiliate of PG&E, appointment must satisfy the rating agency condition. In all cases, the servicer must remain obligated and liable under the servicing agreement.

Servicer Defaults

Servicer defaults under the servicing agreement will include (each, a servicer default):

•

any failure by the servicer to remit any amount, including payments arising from the fixed recovery charges into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from the issuing entity or the trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

•

any failure by the servicer to duly perform its obligations to make fixed recovery charge adjustment submissions in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days;

•

any failure by the servicer or, if the servicer is PG&E or an affiliate of PG&E, by PG&E to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party, which failure materially and adversely affects the rights of bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is PG&E or an affiliate of PG&E, by the issuing entity or by the trustee or after such failure is discovered by an officer of the servicer;

•

any representation or warranty made by the servicer in the servicing agreement or any basic document proves to have been incorrect in a material respect when made, which has a material adverse effect on the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by the issuing entity or the trustee after such failure is discovered by an officer of the servicer; and

•	events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default

As long as a default under a servicing agreement remains unremedied, either the trustee for the recovery bonds or the holders of a majority of the outstanding principal amount of the recovery bonds may terminate all the rights and obligations of the servicer under that servicing agreement. However, the servicer’s obligation to continue performing its functions as servicer may not be terminated until a successor servicer is appointed. After the termination, removal or resignation of the servicer, the issuing entity, with the prior written consent of the trustee, will appoint a successor servicer who will succeed to all the responsibilities, duties and liabilities of the servicer under that servicing agreement. Any successor servicer must also be approved by the CPUC.

The issuing entity, with the prior written consent of the trustee, may appoint, or petition the CPUC or a court of competent jurisdiction for the appointment of, a successor servicer, subject to satisfaction of the rating agency condition and all CPUC regulations.

In no event shall the trustee be liable for its or the issuing entity’s appointment of a successor servicer. The trustee’s expenses incurred to appoint a successor shall be at the sole expense of the issuing entity and payable from the collection account as provided in the indenture.

In addition, if the servicer defaults in any obligation to remit required amounts to the trustee, the financing order allows holders of recovery bonds and the trustees and representatives of those holders, the issuing entity or the issuing entity’s assignees, and pledgees and transferees of the recovery property for the related series of recovery bonds to petition the CPUC to order the sequestration and payment to the trustee of revenues arising from the related recovery property. If, however, the servicer is in bankruptcy, the holders of the recovery bonds and their trustees and representatives, the issuing entity, the issuing entity’s assignees and the pledgees and transferees of the recovery property, and the CPUC may be prohibited from obtaining or enforcing such an order. Furthermore, the issuing entity, the trustee, the holders of the recovery bonds, and the CPUC may be prohibited from replacing the servicer if it is in bankruptcy. Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus.

Waiver of Past Defaults

Holders of a series of recovery bonds evidencing not less than a majority in principal amount of the then outstanding recovery bonds, on behalf of all holders, may direct the trustee to waive in writing any default by the servicer in the performance of its obligations under the applicable servicing agreement and its consequences, except a default in making any required remittances to the trustee for deposit into the collection account for that series under the applicable servicing agreement.

Successor Servicer

Under the servicing agreement, if for any reason a third party assumes the role of the servicer under the servicing agreements, the servicer must cooperate with the issuing entity and with the trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreements, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired.

Furthermore, even if the issuing entity appoints a successor servicer, a successor servicer may encounter difficulties in collecting the fixed recovery charges and determining appropriate true-up adjustments to the fixed recover charges. Any successor servicer may have less experience than PG&E and less capable systems than those that PG&E uses. The appointment of any successor servicer must also be approved by the CPUC. Please read “Risk Factors—Servicing Forecasting Risks—Your investment in the recovery bonds depends on PG&E or its successor or assignee, acting as servicer of the recovery property” and “Risk Factors—Servicing Forecasting Risks—It might be difficult for successor servicers to collect the fixed recovery charges from PG&E’s consumers” in this prospectus.

Enhanced Oversight and Enforcement Process

The EOEP was adopted by the CPUC in its decision approving PG&E Corporation’s and the servicer’s Plan and imposed additional reporting requirements on the servicer. The EOEP is a six-step process with potentially escalating CPUC oversight and enforcement measures based on specific “triggering events” identified for each of the six steps. If the servicer is placed into the EOEP, it will be subject to additional reporting requirements and additional monitoring and oversight by the CPUC. Higher steps of the process (steps 3 through 6) also contemplate additional enforcement mechanisms, including appointment of an independent third-party monitor, appointment of a chief restructuring officer, pursuit of the receivership remedy, and review of the servicer’s Certificate of Public Convenience and Necessity (i.e., its license to operate as a utility). The process contains provisions for the servicer to cure and exit the process if it can satisfy specific criteria. The EOEP states that the servicer should presumptively move through the steps of the process sequentially, but the CPUC may place the servicer into the appropriate step of the process upon occurrence of a specified triggering event. On April 15, 2021, the CPUC placed the servicer into step 1 of the EOEP for failing to sufficiently prioritize clearing vegetation on its highest risk power lines as part of the 2020 wildfire mitigation plan. There can be no assurance regarding if or when the servicer will exit the EOEP, or whether the CPUC will initiate another step 1 proceeding or whether the CPUC will seek to move the servicer into a higher step of the process. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—PG&E is subject to the Enhanced Oversight and Enforcement Process and may be subject to additional fines, penalties, or other regulatory actions in the future which could impact the servicer’s ability to service the recovery property” in this prospectus.

Amendment

The servicing agreement may be amended by the servicer and the issuing entity with prior written notice given to the rating agencies and the prior written consent of the trustee, but without the consent of any of the holders of recovery bonds, to cure any ambiguity, to correct or supplement any provisions in the servicing agreement, to add recovery property subject to the servicing agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the servicing agreement or of modifying in any manner the rights of the holders of recovery bonds; provided, however, that such action shall not adversely affect in any material respect the interests of any holder of recovery bonds. For purposes of an amendment described in this paragraph, any amendment that increases the servicing fee payable to a successor servicer shall not be treated as adversely affecting the interests of any bondholder so long as the servicing fee is within the range approved in the financing order.

The servicing agreement may also be amended by the servicer and the issuing entity with prior written notice given to the rating agencies, the trustee and holders of recovery bonds evidencing not less than a majority of the outstanding amount of the recovery bonds, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of the holders of recovery bonds; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of collections of fixed recovery charges or (b) reduce the percentage of the outstanding amount of the recovery bonds, the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding recovery bonds.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

Challenge to True Sale Treatment

PG&E will represent and warrant that the transfer of the recovery property in accordance with the sale agreement constitutes a true and valid sale and assignment of that recovery property by PG&E to the issuing entity. It will be a condition of closing for the sale of the recovery property pursuant to the sale agreement that PG&E will take the appropriate actions under the Wildfire Financing Law to perfect this sale. The Wildfire Financing Law provides that a transfer of recovery property by an electrical corporation to an affiliate or a financing entity (as defined in the Wildfire Financing Law) which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale”, and not as a pledge or other financing, of the relevant recovery property, other than for federal and state income and franchise tax purposes. The issuing entity and PG&E will treat such a transaction as a sale under applicable law. However, the issuing entity will expect that recovery bonds will be reflected as debt on PG&E’s consolidated financial statements. In addition, the issuing entity will anticipate that the recovery bonds will be treated as debt of PG&E for federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the recovery property to the issuing entity pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of PG&E and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the recovery bonds.

In that regard, the issuing entity will note that the bankruptcy court in In re LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

Even if creditors did not challenge the sale of recovery property as a true sale, a bankruptcy filing by PG&E could trigger a bankruptcy filing by the issuing entity with similar negative consequences for bondholders. In a recent bankruptcy case, In re General Growth Properties, Inc., 406 B.R. 171, (Bankr. S.D.N.Y. 2009), General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as special purpose vehicles. The bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders’ cash collateral to make loans to the parent for general corporate purposes. The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.

The issuing entity and PG&E will have attempted to mitigate the impact of a possible recharacterization of the sale of recovery property from PG&E to the issuing entity as a financing transaction under applicable creditors’ rights principles. The sale agreement will provide that if the transfer of the applicable recovery property is thereafter recharacterized by a court as a financing transaction and not a true sale, PG&E will be deemed to have granted to the issuing entity on behalf of the issuing entity and the trustee a first priority security interest in all of PG&E’s right, title and interest in and to the recovery property and all proceeds thereof. In addition, the sale agreement will require the filing of a financing statement naming PG&E as the debtor and the issuing entity as the secured party and identifying the recovery property and the proceeds thereof as collateral in accordance with the Wildfire Financing Law. As a result of this filing, the issuing entity would be a secured creditor of PG&E and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a PG&E bankruptcy.

The Wildfire Financing Law provides that the creation, granting, perfection and enforcement of liens and security interests in recovery property are governed by Wildfire Financing Law and not by the California UCC. Under the Wildfire Financing Law, a valid and enforceable lien and security interest in recovery property arises when all of the following have taken place: the CPUC has issued a financing order authorizing the fixed recovery charges included in the recovery property; value has been given by the pledgees of the recovery property and the pledgor has signed a security agreement covering the recovery property. Upon perfection through the filing of a financing statement with the Secretary of State of California pursuant to rules established by the Secretary of State of California in accordance with the California UCC, the security interest shall be a continuously perfected lien and security interest in the recovery property, with priority in the order of filing and taking precedence over any subsequent judicial or other lien creditor. None of this, however, eliminates the risk of payment delays and other adverse effects caused by a PG&E bankruptcy.

If for any reason, a financing statement is not filed under the Wildfire Financing Law or the issuing entity fails to otherwise perfect the issuing entity’s interest in the recovery property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, the issuing entity would be an unsecured creditor of PG&E. Notwithstanding any failure on the issuing entity’s part to perfect the issuing entity’s interest in the recovery property, under the Wildfire Financing Law and the financing order, a statutory lien on the recovery property and the proceeds thereof arises by operation of law automatically without any action on the part of PG&E, the issuing entity or any other person. This statutory lien secures all obligations, then existing or thereafter arising, to the holders and the trustee of the holders of the recovery bonds issued pursuant to the financing order. Under the Wildfire Financing Law, this statutory lien is valid, perfected and enforceable against the owner of the recovery property and all third parties upon the effectiveness of the financing order without any further public notice (although protective filings (including the filing by the issuing entity of financing statements as described above) is permitted under the Wildfire Financing Law). If PG&E were to become a debtor in a bankruptcy case and a bankruptcy court determined that the issuing entity was an unsecured creditor, there can be no assurance that the court would be made aware of the statutory lien described above or, if the court was aware of the statutory lien arising under the Wildfire Financing Law and the financing order, that the court would determine that trustee and the holders of the recovery bonds have a first priority statutory lien or are secured creditors of PG&E.

Consolidation of the Issuing Entity and PG&E

If PG&E were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of PG&E and the issuing entity. The issuing entity and PG&E will have taken steps to attempt to minimize this risk. Please read “PG&E Wildfire Recovery Funding LLC, The Issuing Entity” in this prospectus. However, no assurance can be given that if PG&E were to become a debtor in a bankruptcy case, a court would not order that the issuing entity’s assets and liabilities be substantively consolidated with the assets and liabilities of PG&E. Substantive consolidation would result in payment of the claims of the beneficial owners of the recovery bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Recovery Property as Current Property

PG&E will represent in the sale agreement, and the Wildfire Financing Law provides, that the recovery property sold pursuant to such sale agreement constitutes a current property right on the date that the recovery property is first transferred or pledged in connection with the issuance of recovery bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of PG&E, a court would not rule that the applicable recovery property comes into existence only as retail electric consumers use electricity.

If a court were to accept the argument that the applicable recovery property comes into existence only as retail electric consumers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the fixed recovery charges in respect of electricity consumed after the commencement of the bankruptcy case or that the recovery property has been sold to the issuing entity. If it were determined that the recovery property had not been sold to the issuing entity, and the security interest in favor of the bondholders did not attach to the applicable fixed recovery charges in respect of electricity consumed after the commencement of the bankruptcy case, then the issuing entity would have an unsecured claim against PG&E. In connection with any such court determination, there would be delays and/or reductions in payments on the recovery bonds. Whether or not a court determined that recovery property had been sold to the issuing entity pursuant to a sale agreement, no assurances can be given that a court would not rule that any fixed recovery charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to the issuing entity or the trustee.

In addition, in the event of a bankruptcy of PG&E, a party in interest in the bankruptcy could assert that the issuing entity should pay, or that the issuing entity should be charged for, a portion of PG&E’s costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the fixed recovery charge receipts used to make payments on the recovery bonds.

Regardless of whether PG&E is the debtor in a bankruptcy case, if a court were to accept the argument that recovery property sold pursuant to the sale agreement comes into existence only as consumers use electricity, a tax or government lien or other nonconsensual lien on property of PG&E arising before that recovery property came into existence could have priority over the issuing entity’s interest in that recovery property. Adjustments to the fixed recovery charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

If PG&E were to become a debtor in a bankruptcy case, to the extent the issuing entity does not have secured claims as discussed above, claims, including indemnity claims, by the issuing entity or the trustee against PG&E as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that the issuing entity or the trustee have against PG&E. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, the issuing entity would be left with a claim for actual damages against PG&E based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving PG&E.

Enforcement of Rights by the Trustee

Upon an event of default under the indenture, the Wildfire Financing Law permits the trustee to enforce the security interest in the recovery property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the CPUC or a court of competent jurisdiction to order the sequestration and payment to holders of recovery bonds of all revenues arising from the applicable fixed recovery charges. There can be no assurance, however, that the CPUC or a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the CPUC or a district court judge and an order requiring an accounting and segregation of the revenues arising from the recovery property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

The servicer is entitled to commingle the fixed recovery charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. The Wildfire Financing Law provides that the relative priority of a lien created under the Wildfire Financing Law is not defeated or adversely affected by the commingling of fixed recovery charges arising with respect to the recovery property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the fixed recovery charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than the issuing entity’s property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled fixed recovery charges held as of that date and could not recover the commingled fixed recovery charges held as of the date of the bankruptcy.

However, if the court were to rule on the ownership of the commingled fixed recovery charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled fixed recovery charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled fixed recovery charges are the issuing entity’s property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the trustee, as the issuing entity’s assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the CPUC or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor servicer may be difficult to obtain and may not be capable of performing all of the duties that PG&E as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

USE OF PROCEEDS

The net proceeds of this offering are estimated to be approximately $3,880,516,537, after deducting underwriting discounts and commissions and upfront financing costs. Proceeds will be used to pay expenses of issuance and to purchase the recovery property from PG&E. In accordance with the financing order, PG&E will use the ultimate proceeds it receives from the sale of the recovery property to reimburse itself for previously incurred recovery costs, including the repayment of a portion of the loans outstanding under the Utility Revolving Credit Agreement and retirement of a portion of the $3.0 billion of related “Temporary Debt” currently outstanding (described below).

The “Temporary Debt” consists of (1) $1,500,000,000 aggregate principal amount of PG&E’s 1.367% First Mortgage Bonds due 2023 (the “1.367% FMBs”), (2) $1,000,000,000 aggregate principal amount of PG&E’s 3.25% First Mortgage Bonds due 2024 (the “3.25% FMBs”) and (3) the loans outstanding under the Utility Term Loan Credit Agreement.

PG&E will use the ultimate proceeds it receives from the sale of the recovery property for (1) the proposed repayment of a portion of the loans outstanding under the Utility Revolving Credit Agreement, (2) the proposed redemption of all or a portion of the 1.367% FMBs, (3) the proposed redemption of all or a portion of the 3.25% FMBs and (4) the prepayment of all or a portion of the loans outstanding under the Utility Term Loan Credit Agreement. This prospectus does not constitute a notice of redemption with respect to 1.367% FMBs or the 3.25% FMBs. Pending application of the ultimate proceeds as described above, PG&E may repay an additional portion of the loans outstanding under the Utility Revolving Credit Agreement.

At July 1, 2022, the 1.367% FMBs had an interest rate of 1.367% per annum and the 3.25% FMBs had an interest rate of 3.25% per annum. At July 1, 2022, borrowings under the Utility Term Loan Credit Agreement totaled $500,000,000. Such borrowings bear interest based at a floating rate (2.145% per annum at July 1, 2022). The Utility Term Loan Credit Agreement matures on April 3, 2023. The proceeds of the loans under the Utility Term Loan Credit Agreement that may be repaid with the ultimate proceeds of this offering were used to prepay a prior term loan credit agreement. At July 1, 2022, borrowings under the Utility Revolving Credit Agreement totaled $1.45 billion. Such borrowings bear interest based at a floating rate (2.875% per annum at July 1, 2022). The Utility Revolving Credit Agreement matures on June 22, 2026, subject to two one-year extensions at PG&E’s option. The proceeds of the portion of the loans under the Utility Revolving Credit Agreement that may be repaid with the ultimate proceeds of this offering were used to fund cash payments of $1.35 billion to the Fire Victim Trust.

Certain of the underwriters and/or their affiliates are agents or lenders under the Utility Revolving Credit Agreement that PG&E intends to repay from the proceeds it will receive from the sale of the recovery property. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case such underwriter could be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of recovery bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Plan of Distribution (Conflicts of Interest)” in this prospectus.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Subject to the terms and conditions in the underwriting agreement among the issuing entity, PG&E and the underwriters, for whom Citigroup Global Markets Inc., Barclays Capital Inc. and Goldman Sachs & Co. LLC are acting as representatives, the issuing entity has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the recovery bonds listed opposite each underwriter’s name below:

Underwriter	Tranche A-1	Tranche A-2	Tranche A-3	Tranche A-4	Tranche A-5
Citigroup Global Markets Inc.	$183,927,000	$180,000,000	$150,016,000	$344,989,000	$311,078,000
Barclays Capital Inc.	$91,962,000	$90,000,000	$75,006,000	$172,494,000	$155,538,000
Goldman Sachs & Co. LLC	$91,962,000	$90,000,000	$75,006,000	$172,494,000	$155,538,000
BofA Securities, Inc.	$42,916,000	$42,000,000	$35,003,000	$80,497,000	$72,584,000
Credit Suisse Securities (USA) LLC	$42,916,000	$42,000,000	$35,003,000	$80,497,000	$72,584,000
J.P. Morgan Securities LLC	$42,916,000	$42,000,000	$35,003,000	$80,497,000	$72,584,000
Mizuho Securities USA LLC	$42,916,000	$42,000,000	$35,003,000	$80,497,000	$72,584,000
AmeriVet Securities, Inc.	$14,713,000	$14,400,000	$12,000,000	$27,599,000	$24,886,000
Blaylock Van, LLC	$14,713,000	$14,400,000	$12,000,000	$27,599,000	$24,886,000
Loop Capital Markets LLC	$14,713,000	$14,400,000	$12,000,000	$27,599,000	$24,886,000
MFR Securities, Inc.	$14,713,000	$14,400,000	$12,000,000	$27,599,000	$24,886,000
R. Seelaus & Co., LLC	$14,713,000	$14,400,000	$12,000,000	$27,599,000	$24,886,000

Total	$613,080,000	$600,000,000	$500,040,000	$1,149,960,000	$1,036,920,000

Under the underwriting agreement, the underwriters will take and pay for all of the recovery bonds the issuing entity will offer, if any is taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters’ Sales Price for the Recovery Bonds

The recovery bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus. The underwriters propose initially to offer the recovery bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche. The underwriters may allow, and dealers may re-allow, a discount not to exceed the percentage listed below for each tranche.

	Selling Concession	Reallowance Discount
Tranche A-1	0.24%	0.12%
Tranche A-2	0.24%	0.12%
Tranche A-3	0.24%	0.12%
Tranche A-4	0.24%	0.12%
Tranche A-5	0.24%	0.12%

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Recovery Bonds

The recovery bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters will have advised the issuing entity that they intend to make a market in the recovery bonds, but they are not obligated to do so and may discontinue market making at any time without notice. The issuing entity will not be able to assure you that a liquid trading market will develop for the recovery bonds.

Various Types of Underwriter Transactions that May Affect the Price of the Recovery Bonds

The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the recovery bonds in accordance with Regulation M under the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the recovery bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the recovery bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the recovery bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the recovery bonds to be higher than they would otherwise be. Neither the issuing entity, PG&E, the trustee, the issuing entity’s managers nor any of the underwriters will represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to PG&E and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the recovery bonds.

The depositor estimates that the issuing entity’s share of the total expenses of the offering will be $3,691,323.

The issuing entity and PG&E will have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the recovery bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the recovery bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

The issuing entity will expect to deliver the recovery bonds against payment for the recovery bonds on or about the date specified in the last paragraph of the cover page of this prospectus, which will be the fifth business day following the date of pricing of the recovery bonds. Since trades in the secondary market generally settle in two business days, purchasers who wish to trade recovery bonds on the date of pricing or the succeeding two business days will be required, by virtue of the fact that the recovery bonds initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Conflicts of Interest

Certain of the underwriters and/or their affiliates are agents or lenders under the Utility Revolving Credit Agreement that PG&E intends to repay from the proceeds it will receive from the sale of the recovery property. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case such underwriter could be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of recovery bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The issuing entity is a wholly-owned subsidiary of PG&E. PG&E is a wholly-owned operating subsidiary of PG&E Corporation. Each of the sponsor, the initial servicer and the depositor may maintain other banking relationships in the ordinary course with The Bank of New York Mellon Trust Company, National Association.

The Bank of New York Mellon Trust Company, National Association serves as trustee for the Series 2022-A Bonds.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the recovery bonds. Except as specifically provided below with respect to Non-U.S. Holders (as defined below), this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their recovery bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the U.S. federal income tax laws (such as financial institutions, life insurance companies, retirement plans, regulated investment companies, persons who hold recovery bonds as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a “functional currency” other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations). This summary also does not address the consequences to holders of the recovery bonds under state, local or foreign tax laws. However, by acquiring a recovery bond, a bondholder agrees to treat the recovery bond as a debt of PG&E to the extent consistent with applicable state, local and other tax law unless otherwise required by appropriate taxing authorities.

This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

U.S. Holder and Non-U.S. Holder Defined

A “U.S. Holder” means a beneficial owner of a recovery bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the U.S., (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court in the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a U.S. person. A “Non-U.S. Holder” means a beneficial owner of a recovery bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the U.S. or (iii) a former resident of the U.S.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a recovery bond, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them. Similarly, former citizens and former residents of the U.S. are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.

ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF RECOVERY BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Taxation of the Issuing Entity and Characterization of the Recovery Bonds

Based on Revenue Procedure 2005-62, 2005-2 CB 507, it is the opinion of Hunton, as tax counsel, that for U.S. federal income tax purposes, (1) the issuance of the recovery bonds will be a “qualifying securitization” within the meaning of Revenue Procedure 2005-62, (2) the issuing entity will not be treated as a taxable entity separate and apart from PG&E, (3) the recovery bonds will be treated as debt of PG&E and (4) PG&E will not be treated as recognizing gross income upon the issuance of the recovery bonds. By acquiring a recovery bond, a beneficial owner agrees to treat the recovery bond as debt of PG&E for U.S. federal income tax purposes. This opinion is based on certain representations made by the issuing entity and PG&E, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the recovery bonds.

Tax Consequences to U.S. Holders

Interest

Interest income on the recovery bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting.

Original Issue Discount

One or more classes of recovery bonds may be issued with original issue discount (“OID”). Notwithstanding a U.S. Holder’s usual method of tax accounting, any OID on a class of recovery bond will be includible in the U.S. Holder’s income when it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. In general, a class of recovery bond will be treated as issued with OID if the “stated redemption price at maturity” of that class of recovery bond (ordinarily, the initial principal amount of that class of recovery bonds) exceeds the “issue price” of that class of recovery bond (ordinarily, the price at which a substantial amount of that class of recovery bond is sold to the public) by more than a statutorily defined “de minimis” amount.

Sale or Retirement of Recovery Bonds

On a sale, exchange or retirement of a recovery bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the recovery bond. A U.S. Holder’s tax basis in a recovery bond is the U.S. Holder’s cost, subject to adjustments such as increases in basis for any OID previously included in income and reductions in basis for principal payments received previously. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the recovery bond was held for more than one year at the time of disposition. If a U.S. Holder sells the recovery bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the recovery bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain.

3.8% Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the recovery bonds, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% tax is determined in a manner different from the regular income tax.

Tax Consequences to Non-U.S. Holders

Withholding Tax on Interest

Payments of interest income on the recovery bonds received by a Non-U.S. Holder that does not hold its recovery bonds in connection with the conduct of a trade or business in the U.S. will generally not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PG&E Corporation entitled to vote, is not a controlled foreign corporation for U.S. federal income tax purposes directly or indirectly related to PG&E Corporation within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code, is not a bank whose receipt of interest on the recovery bonds is described in Section 881(c)(3)(A) of the Internal Revenue Code, is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and the withholding agent receives:

•	from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;

•

a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

•

a withholding certificate from a person representing to be a “intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

•

a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner and a copy of such withholding certificate.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a U.S. taxpayer identification number to PG&E or its paying agent in order to claim the foregoing exemption from U.S. withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a U.S. withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax and the Non-U.S. Holder provides a withholding certificate properly establishing such reduction or elimination. A Non-U.S. Holder generally will be taxable in the same manner as a U.S. corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.). Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty. To avoid having the 30% withholding tax imposed on effectively connected interest income, the Non-U.S. Holder must provide a withholding certificate on which the Non-U.S. Holder certifies, among other facts, that payments on the recovery bonds are effectively connected with the conduct of a trade or business in the U.S.

Capital Gains Tax Issues

Subject to the discussion of backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or exchange of recovery bonds, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year and this gain is from U.S. sources; or

•

the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.).

FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest made to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The withholding agent will be required to withhold amounts under FATCA on payments made to Non-U.S. Holders that are subject to the FATCA requirements but fail to provide the withholding agent with proof that they have complied with such requirements.

Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of the recovery bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the recovery bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the backup withholding tax by providing a properly completed Form W-9 (Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described above under “—Tax Consequences to Non-U.S. Holders—Withholding Tax on Interest” in this prospectus would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

In addition, backup withholding of U.S. federal income tax may apply upon the sale of a recovery bond to (or through) a broker, unless either (1) the broker determines that the seller is an exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). The sale may also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the seller’s non-U.S. status would be made normally on an IRS Form W-8BEN signed under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence. A sale of a recovery bond to (or through) a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding unless the broker is a U.S. person or has certain connections to the U.S.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is timely furnished to the IRS.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material U.S. Federal Income Tax Consequences” in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the energy recovery bonds offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the recovery bonds offered by this prospectus.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, holding and disposition of the recovery bonds by, on behalf of, or using assets of, employee benefit plans and other arrangements that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and Section 4975 of the Internal Revenue Code. For purposes of this discussion, “plans” include (1) an “employee benefit plan” as defined in Section 3(3) of ERISA that subject to Title I of ERISA, including, but not limited to, a profit sharing plan or a pension plan, (2) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code, including, but not limited to, an individual retirement account and annuity or a Keogh plan, and (3) an entity that is deemed to hold assets of any of the foregoing by virtue of such employee benefit plan’s or plan’s investment in the entity, including, but not limited to, a collective investment fund or an insurance company general or separate account.

General Fiduciary Matters

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries with respect to a plan. A fiduciary is any person who in connection with the assets of the plan:

•	has discretionary authority or control over the management or disposition of such assets, or

•	provides investment advice for a fee with respect to such assets.

ERISA imposes certain general fiduciary requirements on fiduciaries, including, but not limited to:

•	investment prudence and diversification, and

•	the investment of the assets of the plan in accordance with the documents governing the plan.

In considering an investment in the recovery bonds, the fiduciary of a plan should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA or the Internal Revenue Code relating to the fiduciary’s duties to the plan, including, but not limited to, the duties of investment prudence and diversification, and delegation of control under ERISA, and the prohibited transaction provisions of ERISA and the Internal Revenue Code.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as “parties in interest,” as defined under ERISA or “disinterested persons” as defined under Section 4975 of the Internal Revenue Code unless a statutory or administrative exemption is available. The types of transactions that are prohibited include but are not limited to:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods or services.

Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 501(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel or unwind the transaction and/or may have to pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be impacted which would result in adverse tax consequences to the owner of the account.

Plan Asset Issues

A fiduciary’s investment of the assets of a plan in the recovery bonds may cause the issuing entity’s assets to be deemed assets of the plan. United States Department of Labor has issued regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (collectively, the “plan asset regulations”) concerning the definition of what constitutes the assets of a plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Under the plan asset regulations, generally when a plan acquires an “equity interest” in an entity that is neither a “publicly offered security” (within the meaning of the plan asset regulations) nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that an exception set forth in the plan asset regulation is applicable. The plan’s assets generally will not include the underlying assets of the entity, if less than 25% of the total value of each class of equity interests in the entity is held by “benefit plan investors” or the entity is an “operating company,” (as each of those terms is defined in the plan asset regulations). An equity interest is defined in the plan asset regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the recovery bonds should not be treated as equity interests in the issuing entity for purposes of the plan asset regulations.

If the recovery bonds were deemed to be equity interests in the issuing entity and none of the exceptions contained in the plan asset regulations were applicable, then the issuing entity’s assets would be considered to be assets of any plans that purchase the recovery bonds. If the issuing entity’s assets were deemed to constitute “plan assets” pursuant to the plan asset regulations, transactions the issuing entity might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and or Section 4975 of the Internal Revenue Code. Each prospective plan investor should make its own assessment as to whether or not the recovery bonds will be treated as equity interests in the issuing entity for purposes of the plan asset regulations, and should consult with its own legal advisors concerning the potential consequences of the application of the plan asset regulations, the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code to an investment in the recovery bonds with assets of a plan.

Prohibited Transaction Exemptions

Without regard to whether the recovery bonds are characterized as equity interests in the issuing entity for purposes of the plan asset regulations, the acquisition, holding or disposition of the recovery bonds by or on behalf of a plan could give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the issuing entity or the trustee, PG&E, any other servicer, PG&E Corporation, any underwriter or certain of their affiliates is or becomes a party in interest or disqualified person with respect to an investing plan.

If you are a fiduciary of a plan, before acquiring any recovery bonds, you should consider the availability of one of the Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:

•	PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

•	PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”;

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; and

•

the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

The issuing entity cannot provide any assurance that any of these class exemptions or statutory exemptions or any other prohibited transaction exemptions will apply with respect to any particular investment in the recovery bonds by, on behalf of, or using assets of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or the statutory exemption were deemed to apply, recovery bonds may not be purchased with assets of any plan if the issuing entity or the trustee, PG&E, any other servicer, PG&E Corporation, any underwriter or any of their affiliates:

•	has investment discretion over the assets of the plan used to purchase the recovery bonds;

•

has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to acquire the recovery bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan.

Before purchasing any recovery bonds by or on behalf of, or using assets of, a plan, you should consider whether the acquiring, holding or disposition of recovery bonds might constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the acquisition, holding and disposition of the recovery bonds.

Other Plans

Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to requirements of ERISA or Section 4975 of the Internal Revenue Code (“non-ERISA plans”); provided, however such non-ERISA plans may be subject to federal, state, local or other laws that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code (“similar law”). Accordingly, assets of these plans may be invested in the recovery bonds without regard to the ERISA considerations described above, subject to the application of similar law and the provisions of other applicable federal, including, for example, the prohibited transaction rules in Section 503 of the Internal Revenue Code.

Representation

By acquiring any interest in the recovery bonds, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (1) it is not a plan or non-ERISA plan subject to similar law and is not acting on behalf of, or using assets of, a plan or non-ERISA plan subject to similar law to acquire or hold the recovery bonds or (2) its acquisition, holding and disposition of the recovery bonds will not, in the case of a plan, constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or, in the case of non-ERISA plan subject to similar law, will not constitute or result in a violation of applicable similar law.

Consultation with Counsel

The sale of the recovery bonds to a plan or a non-ERISA plan subject to similar law will not constitute a representation by the issuing entity or the trustee, PG&E, any other servicer, PG&E Corporation, any underwriter or any of their affiliates that such an investment meets all relevant legal requirements relating to investments by such plans or non-ERISA plans generally or by any particular plan or non-ERISA plan, or that such an investment is appropriate for such plans or non-ERISA plans generally or for a particular plan or non-ERISA plan.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the recovery bonds on behalf of, or with the assets of, any plan or non-ERISA plan, should consider the general fiduciary obligations under ERISA, the prohibited transaction provisions under ERISA and the Internal Revenue Code or the provisions of applicable similar law and should consult with legal counsel as to the potential applicability of ERISA, any regulations thereto, the Internal Revenue Code or similar law to any investment and, in the case of plan, the availability of any prohibited transaction exemption in connection with any such investment.

This summary is based on current provisions of ERISA, the Internal Revenue Code, the regulations and other related guidance. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against the issuing entity, the sponsor, seller, trustee, or servicer, or of which any property of the foregoing is subject, that is material to the holders of the recovery bonds.

RATINGS FOR THE RECOVERY BONDS

The issuing entity expects that the recovery bonds will receive credit ratings from at least two NRSROs. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each rating should be evaluated independently of any other rating. No person is obligated to maintain the rating on any recovery bonds and, accordingly, the issuing entity can give no assurance that the ratings assigned to any tranche of the recovery bonds upon initial issuance will not be lowered or withdrawn by a NRSRO at any time thereafter. If a rating of any tranche of recovery bonds is lowered or withdrawn, the liquidity of this tranche of the recovery bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the recovery bonds other than the payment in full of each tranche of the recovery bonds by the final maturity date or tranche final maturity date, as well as the timely payment of interest.

Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the recovery bonds. As a result, an NRSRO other than the NRSROs hired by a sponsor (a “hired NRSRO”) may issue unsolicited ratings on the recovery bonds, which may be lower, and could be significantly lower, than the ratings assigned by a hired NRSROs. The unsolicited ratings may be issued prior to, or after, the closing date in respect of the recovery bonds. Issuance of any unsolicited rating will not affect the issuance of the recovery bonds. Issuance of an unsolicited rating lower than the ratings assigned by a hired NRSRO on the recovery bonds might adversely affect the value of the recovery bonds and, for regulated entities, could affect the status of the recovery bonds as a legal investment or the capital treatment of the recovery bonds. Investors in the recovery bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.

A portion of the fees paid by PG&E to a NRSRO which is hired to assign a rating on the recovery bonds is contingent upon the issuance of the recovery bonds. In addition to the fees paid by PG&E to a NRSRO at closing, PG&E will pay a fee to a NRSRO for ongoing surveillance for so long as the recovery bonds are outstanding. However, no NRSRO is under any obligation to continue to monitor or provide a rating on the recovery bonds.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement the issuing entity and PG&E have filed with the SEC relating to the recovery bonds. This prospectus describes the material terms of some of the documents that have been filed or will be filed as exhibits to the registration statement. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits.

Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov, or on a website associated with PG&E, currently located at https://investor.pgecorp.com/investors/default.aspx. The information contained on such website is not part of this registration statement or any report that PG&E files with, or furnishes to, the SEC. PG&E and the issuing entity are providing the address to this website solely for the information of investors and does not intend the address to be an active link. You may also obtain a copy of the issuing entity’s filings with the SEC at no cost, by writing to or telephoning the issuing entity at the following address:

PG&E Wildfire Recovery Funding LLC

77 Beale Street

P.O. Box 770000

San Francisco, California 94177

The depositor’s SEC Securities Act file number is 001-02348.

The issuing entity or PG&E as depositor will also file with the SEC all of the periodic reports the issuing entity or the depositor are required to file under the Securities Exchange Act and the rules, regulations or orders of the SEC thereunder; however, neither the issuing entity nor PG&E as depositor will intend to file any such reports relating to the recovery bonds following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, unless required by law. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. A more detailed description of the information to be included in these periodic reports, please read “Description of the Recovery Bonds—SEC Filings; Website Disclosure” in this prospectus.

INCORPORATION BY REFERENCE

The SEC allows the issuing entity to “incorporate by reference” into this prospectus information the issuing entity or the depositor file with the SEC. This means the issuing entity can disclose important information to you by referring you to the documents containing the information. The information incorporated by reference is considered to be part of this prospectus, unless the issuing entity update or supersedes that information with information that the issuing entity or the depositor file subsequently that is incorporated by reference into this prospectus.

To the extent that the issuing entity is required by law to file such reports and information with the SEC under the Exchange Act, the issuing entity will file annual and current reports and other information with the SEC. The issuing entity is incorporating by reference any future filings the issuing entity or the sponsor, but solely in its capacity as the issuing entity’s sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under the issuing entity’s own name as issuing entity. Under the Indenture, the issuing entity may voluntarily suspend or terminate the filing obligations as issuing entity (under the SEC rules) with the SEC, to the extent permitted by applicable law.

The issuing entity is incorporating into this prospectus any future distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report which the issuing entity or PG&E, solely in its capacity as the issuing entity’s depositor, make with the SEC until the offering of the recovery bonds is completed. These reports will be filed under the issuing entity’s own name as issuing entity. In addition, these reports will be posted on a website associated with PG&E, currently located at https://investor.pgecorp.com/investors/default.aspx. These reports will be filed under the issuing entity’s own name as issuing entity. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INVESTMENT COMPANY ACT OF 1940 AND VOLCKER RULE MATTERS

The issuing entity will be relying on an exclusion from the definition of “investment company” under the Investment Company Act of 1940, as amended, or the “1940 Act”, contained in Section 3(c)(5) of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. As a result of such exclusion, the issuing entity will not be subject to regulation as an “investment company” under the 1940 Act.

In addition, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule, or the “Volcker Rule”, under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act”. As part of the Dodd-Frank Act, federal law prohibits a “banking entity”—which is broadly defined to include banks, bank holding companies and affiliates thereof—from engaging in proprietary trading or holding ownership interests in certain private funds. The definition of “covered fund” in the regulations adopted to implement the Volcker Rule includes (generally) any entity that would be an investment company under the 1940 Act but for the exclusion provided under Sections 3(c)(1) or 3(c)(7) thereunder. Because the issuing entity will rely on Section 3(c)(5) of the 1940 Act, it will not be considered a “covered fund” within the meaning of the Volcker Rule regulations.

RISK RETENTION

This offering of recovery bonds is a public utility securitization exempt from the risk retention requirements imposed by Section 15G of the Exchange Act due to the exemption provided in Rule 19(b)(8) of Regulation RR.

For information regarding the requirements of the European Union Securitization Regulation as to risk retention and other matters, please read “Risk Factors—Other Risks Associated with an Investment in the Recovery Bonds—Regulatory provisions affecting certain investors could adversely affect the price and liquidity of the recovery bonds” in this prospectus.

LEGAL MATTERS

Certain legal matters relating to the recovery bonds, including certain federal income tax matters, will be passed on by Hunton Andrews Kurth LLP, counsel to PG&E and the issuing entity. Certain other legal matters relating to the recovery bonds and as to Delaware law will be passed on by Richards, Layton & Finger, P.A., special Delaware counsel to the issuing entity. Certain other legal matters relating to the recovery bonds will be passed on by Munger, Tolles & Olson LLP, Los Angeles, California, regulatory counsel to PG&E, and by Norton Rose Fulbright US LLP, counsel to the underwriters.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THE RECOVERY BONDS ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (EEA). FOR THESE PURPOSES, THE EXPRESSION RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (1) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, MIFID II); (2) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (3) NOT A QUALIFIED INVESTOR (QUALIFIED INVESTOR) WITHIN THE MEANING OF REGULATION 2017/1129 (AS AMENDED, THE PROSPECTUS REGULATION). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE PRIIPS REGULATION) FOR OFFERING OR SELLING THE RECOVERY BONDS OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE RECOVERY BONDS OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF RECOVERY BONDS IN ANY MEMBER STATE OF THE EEA (EACH, A RELEVANT STATE) WILL BE MADE ONLY PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS REGULATION FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF RECOVERY BONDS. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT STATE OF RECOVERY BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS REGULATION, IN RELATION TO SUCH OFFER. NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER HAVE AUTHORISED, NOR WILL THEY AUTHORISE, THE MAKING OF ANY OFFER OF RECOVERY BONDS IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF RECOVERY BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY DO SO ONLY WITH RESPECT TO QUALIFIED INVESTORS. NEITHER WE NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO WE OR THEY AUTHORIZE, THE MAKING OF ANY OFFER OF RECOVERY BONDS OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE RECOVERY BONDS IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE RECOVERY BONDS AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE DELEGATED DIRECTIVE). NONE OF PG&E, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY RECOVERY BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THIS PURPOSE, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE RECOVERY BONDS SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE RECOVERY BONDS.

NOTICE TO RESIDENTS OF UNITED KINGDOM

THE RECOVERY BONDS ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE UNITED KINGDOM (UK). FOR THESE PURPOSES OF THIS PROVISION:

(A)	THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(I)

A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS AMENDED BY ARTICLE 39(3) OF THE MARKETS IN FINANCIAL INSTRUMENTS (AMENDMENT) (EU EXIT) REGULATIONS 2018 AND AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (EUWA); OR

(II)

A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE FSMA) OF THE UNITED KINGDOM AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA; OR

(III)	NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE PROSPECTUS REGULATION AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA (THE UK PROSPECTUS REGULATION); AND

(B)

THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE RECOVERY BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE RECOVERY BONDS.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA, AS AMENDED (THE UK PRIIPS REGULATION) FOR OFFERING OR SELLING THE RECOVERY BONDS OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE RECOVERY BONDS OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF RECOVERY BONDS IN THE UK WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE UK PROSPECTUS REGULATION FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF RECOVERY BONDS. THIS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION.

THIS PROSPECTUS AND ANY OTHER MATERIAL IN RELATION TO THE RECOVERY BONDS IS ONLY BEING DISTRIBUTED TO, AND IS DIRECTED ONLY AT, PERSONS IN THE UK WHO ARE “QUALIFIED INVESTORS” (AS DEFINED IN THE UK PROSPECTUS REGULATION) WHO ARE ALSO (I) INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE ORDER), OR (II) HIGH NET WORTH ENTITIES OR OTHER PERSONS FALLING WITHIN ARTICLES 49(2)(A) TO (D) OF THE ORDER, OR (III) PERSONS TO WHOM IT WOULD OTHERWISE BE LAWFUL TO DISTRIBUTE IT, ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS RELEVANT PERSONS. THE RECOVERY BONDS ARE ONLY AVAILABLE TO, AND ANY INVITATION, OFFER OR AGREEMENT TO SUBSCRIBE, PURCHASE OR OTHERWISE ACQUIRE SUCH RECOVERY BONDS WILL BE ENGAGED IN ONLY WITH, RELEVANT PERSONS. ANY PERSON IN THE UK THAT IS NOT A RELEVANT PERSON SHOULD NOT ACT OR RELY ON THIS PROSPECTUS OR ITS CONTENTS. THE RECOVERY BONDS ARE NOT BEING OFFERED TO THE PUBLIC IN THE UK.

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE UK MIFIR PRODUCT GOVERNANCE RULES) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE RECOVERY BONDS AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, PG&E OR ANY OF THE UNDERWRITERS MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

IN ADDITION, IN THE UK, EACH UNDERWRITER HAS REPRESENTED AND AGREED IN THE UNDERWRITING AGREEMENT THAT THE RECOVERY BONDS MAY NOT BE OFFERED OTHER THAN BY AN UNDERWRITER THAT:

•

HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE RECOVERY BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO US; AND

•	HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE RECOVERY BONDS IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO RESIDENTS OF CANADA

THE RECOVERY BONDS MAY BE SOLD IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA AND ONTARIO ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE RECOVERY BONDS MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED

THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

GLOSSARY OF DEFINED TERMS

Set forth below is a list of the defined terms used in this prospectus:

“2017 Wildfires” means the catastrophic wildfires with an ignition date in the 2017 calendar year that occurred in PG&E’s service territory.

“2021 Wildfire Recovery Bonds” means the $860.4 million aggregate principal amount of senior secured recovery bonds issued in November 2021 by PG&E Recovery Funding LLC pursuant to the Wildfire Financing Law.

“Actual fixed recovery charge collections” means, if no servicer default has occurred and is continuing, the calculation of the collections of the estimated fixed recovery charge collections, with regard to ADO; provided, that if a servicer default has occurred and is continuing, a calculation of the collections of the fixed recovery charges by the Servicer, without regard to ADO.

“Additional recovery bonds” means additional “recovery bonds” (as defined in the Wildfire Financing Law) issued pursuant to the financing order, to recover additional recovery costs that are eligible to be financed under the Wildfire Financing Law.

“Additional other recovery bonds” means additional “recovery bonds” (as defined in the Wildfire Financing Law) and any other recovery bonds described in any similar securitization statute issued pursuant to another financing order, to recover additional other recovery costs that are eligible to be financed under the Wildfire Financing Law or such other securitization statute and as determined reasonable by the CPUC.

“Additional Shareholder Contributions” means additional shareholder contributions to the Customer Credit Trust using the shareholder tax benefits not to exceed $7.59 billion.

“Administration agreement” means the administration agreement to be entered into between the issuing entity and PG&E, as the same may be amended and supplemented from time to time.

“Administrator” means PG&E, as administrator under the administration agreement, or any successor Administrator to the extent permitted under the administration agreement.

“Advice letter” means any submission made to the CPUC by the servicer on behalf of the issuing entity with respect to the fixed recovery charges or any true-up adjustment in the form of an advice letter.

“Affiliate” means, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Appeal Court” means the Court of Appeal of the State of California, First Appellate District.

“Authorized Amount” has the meaning specified under “PG&E’s Financing Order” in this prospectus.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Basic documents” means the indenture, the administration agreement, the sale agreement, the issuing entity’s certificate of formation, the limited liability company agreement, the servicing agreement, the series supplement, the intercreditor agreement, any underwriting agreement and all other documents and certificates delivered in connection therewith.

“Bondholder” or “holder” means any holder of the recovery bonds offered pursuant to this prospectus.

“Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Los Angeles, California, San Francisco, California, Chicago, Illinois or New York, New York are, or DTC or the corporate trust office of the trustee is, authorized or obligated by law, regulation or executive order to remain closed.

“Capital contribution” means the amount of cash contributed to the issuing entity by PG&E as specified in the limited liability company agreement.

“Capital subaccount” means the capital subaccount, a subaccount of the collection account created by the indenture and held by the trustee under the indenture.

“CARE” means the California Alternative Rates for Energy program under the Public Utilities Code.

“CAISO” means California independent system operator.

“CCAs” or “CCA” means Community Choice Aggregators which are cities, counties and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses.

“Certificate of formation” means the issuing entity’s certificate of formation filed with the Secretary of State of the State of Delaware on March 8, 2022.

“Clearstream” means Clearstream Banking, Luxembourg, S.A.

“Collateral” means all of the issuing entity’s assets pledged to the trustee for the benefit of the holders of the recovery bonds specified in the series supplement, which includes the recovery property, all rights of the issuing entity under the sale agreement, the servicing agreement and the other documents entered into in connection with the recovery bonds, all rights to the collection account and the subaccounts of the collection account, and all other property of the issuing entity relating to the recovery bonds, except amounts deposited with the issuing entity on the closing date required for payment of costs of issuance of the recovery bonds.

“Collection account” means the segregated trust account relating to the recovery bonds designated the collection account and held by the trustee under the indenture.

“Commission regulations” means the regulations, including proposed or temporary regulations, promulgated under the Public Utilities Code.

“COVID-19” means the novel coronavirus which has caused the ongoing global pandemic.

“Consumer” means “consumer” within the meaning of the Wildfire Financing Law, and means any existing or future individual, governmental body, trust, business entity, or nonprofit organization located in the service territory of PG&E as such territory existed on the date of the financing order that consumes electricity that has been transmitted or distributed by means of electric transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the consumer, PG&E, or any other party.

“CPUC” means the California Public Utilities Commission.

“Contingent Supplemental Shareholder Contribution” means the supplemental shareholder contribution, if needed, of up to a limit of $775 million that PG&E may be required to contribute to the Customer Credit Trust in 2040.

“Customer Credit” means a credit to a consumer in an amount designed to equal the fixed recovery charges paid by such consumer.

“Customer Credit Trust” means a trust established by PG&E to pay the Customer Credits.

“Customer Credit Trust Returns” means the expected returns on the investment of the assets in the Customer Credit Trust.

“DA” means direct access.

“DL” means departing load.

“DL consumer” has the meaning specified under “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—A municipal entity might assert the right to acquire portions of PG&E’s electric facilities and/or serve the load of consumers within their jurisdictional areas and avoid or reduce the affected consumers’ payment of the fixed recovery charges”.

“Depositor” means PG&E.

“DTC” means the Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

“Eligible institution” means (a) the corporate trust department of the trustee, so long as any of the securities of the trustee have (i) either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and (ii) a credit rating from S&P of at least “A”; or (b) a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term issuer rating of “A-1” or higher by S&P and “P1” or higher by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Eligible investments” mean instruments or investment property which evidence:

(a)	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)

demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of or bankers’ acceptances issued by, any depository institution (including the trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to the supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the recovery bonds;

(c)

commercial paper (including commercial paper of the trustee, acting in its commercial capacity, and other than commercial paper issued by PG&E or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s and Fitch or such lower rating as will not result in the downgrading or withdrawal of the ratings of the recovery bonds;

(d)

investments in money market funds which have a rating in the highest investment category granted thereby (including funds for which the trustee or any of its affiliates is investment manager or advisor) from Moody’s and S&P;

(e)

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions; or

(f)

repurchase obligations with respect to any security or whole loan entered into with an eligible institution or with a registered broker-dealer acting as principal and that meets certain ratings criteria.

“EOEP” means the Enhanced Oversight and Enforcement Process of the CPUC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ESP” means an alternative electric provider who has entered into an ESP service agreement with PG&E.

“ESP service agreement” means an agreement between an ESP and PG&E for the provision of “direct access” service to consumers in accordance with CPUC Decision 97-10-087 and subsequent decisions.

“Estimated fixed recovery charge collections” means the payments in respect of fixed recovery charges which are deemed to have been received by the servicer, directly or indirectly (including through a ESP), from or on behalf of consumers, calculated in accordance with the servicing agreement.

“Euroclear” means the Euroclear System.

“Excess funds subaccount” means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempted Consumers” means consumers who participate in the CARE program and/or the FERA program.

“Expected sinking fund schedule” means, with respect to any tranche of the recovery bonds, the expected sinking fund schedule related thereto set forth in the series supplement.

“FERA” means the Family Electric Rate Assistance program under the Public Utilities Code.

“Final maturity date” means, with respect to each tranche of recovery bonds, the final maturity date therefor as specified in the series supplement.

“Financing costs” means principal and interest on the recovery bonds, costs relating to the issuance of the recovery bonds and operating expenses.

“Financing order” means, unless the context indicates otherwise, the irrevocable financing order issued by the CPUC as Decision 21-05-015, on May 11, 2021.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fire Victim Trust” means the trust established pursuant to the Plan for the benefit of holders of the Fire Victim Claims (as defined in the Plan) into which the Aggregate Fire Victim Consideration (as defined in the Plan) has been, and will continue to be funded.

“Fixed recovery charges” means the fixed recovery charges authorized by the financing order.

“Fixed recovery charge collections” means fixed recovery charges revenues received by the servicer to be remitted to the collection account.

“FRC consumer class” means each class of consumers identified as a separate rate class in GRC or related proceeding of the servicer.

“FRTAs” means fixed recovery tax amounts.

“General subaccount” means the general subaccount, a subaccount of the collection account created by the indenture and held by the trustee under the indenture.

“GRC” means a general rate case of the servicer brought before the CPUC.

“Holder” or “Bondholder ”means a registered holder of the recovery bonds.

“Hunton” means Hunton Andrews Kurth LLP, counsel to PG&E and the issuing entity.

“Indenture” means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of recovery bonds, as the same may be amended and supplemented from time to time.

“Independent manager” means each person appointed as an “independent manager” of the issuing entity pursuant to the limited liability company agreement.

“Independent manager fee” means the fee payable to the independent manager pursuant to the limited liability company agreement.

“Initial Shareholder Contribution” means, collectively, the initial shareholder contribution of $1 billion in 2022 and a second shareholder contribution of $1 billion in 2024. On May 9, 2022, PGE contributed $480 million representing a pro rata portion of the first $1 billion of the Initial Shareholder Contribution in connection with the issuance of the Series 2022-A Bonds.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Issuing entity” means PG&E Wildfire Recovery Funding LLC, a Delaware limited liability company.

“kW” means kilowatt.

“kWh” means kilowatt-hour.

“Limited liability company agreement” means the Limited Liability Company Agreement of PG&E Wildfire Recovery Funding LLC, dated as of March 8, 2022.

“LPC” means any late payment charge that is or is permitted to be charged to consumers by PG&E.

“Moody’s” means Moody’s Investors Service, Inc. or any successor in interest. References to Moody’s are effective so long as Moody’s is a rating agency.

“Municipal DL” has the meaning specified under “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Decisions—A municipal entity might assert the right to acquire portions of PG&E’s electric facilities and/or serve the load of consumers within their jurisdictional areas and avoid or reduce the affected consumers’ payment of the fixed recovery charges” in this prospectus.

“MW” means megawatt.

“MWh” means megawatt-hour.

“Non-bypassable” means that the right to collect these fixed recovery charges from all existing and future electricity consumers within PG&E’s service territory as such territory existed on the date of the financing order (May 6, 2021), subject only to exceptions specified in the Wildfire Financing Law and the financing order.

“Non-routine true-up adjustment” has the meaning specified under “PG&E’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Fixed Recovery Charge” in this prospectus.

“Non-U.S. Holder” means a holder of recovery bonds that is neither a U.S. Holder nor subject to rules applicable to former citizens and residents of the United States.

“NRSRO” means a nationally recognized statistical rating organization.

“Operating expenses” means all unreimbursed fees, costs and expenses incurred by or on behalf of the issuing entity, including all amounts owed by the issuing entity to the trustee, any manager of the issuing entity, the servicing fee, the administration fee, legal and accounting fees, rating agency fees, costs and expenses of the issuing entity and PG&E, the return on equity due PG&E for its capital contribution and any franchise taxes owed on investment income in the collection account.

“Outstanding” means, as of the date of determination, all recovery bonds theretofore authenticated and delivered under the Indenture except:

(a)	recovery bonds theretofore canceled by the recovery bond registrar or delivered to the recovery bond registrar for cancellation;

(b)

recovery bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the trustee or any paying agent in trust for the holders of such recovery bonds; and

(c)

recovery bonds in exchange for or in lieu of other recovery bonds which have been issued pursuant to this Indenture unless proof satisfactory to the trustee is presented that any such recovery bonds are held by a protected purchaser (as defined in Section 8-303 of the UCC);

provided, that in determining whether the holders of the requisite outstanding amount of the recovery bonds or any tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any basic document, recovery bonds owned by the issuing entity, any other obligor upon the recovery bonds, the member, the seller, the servicer or any affiliate of any of the foregoing persons shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only recovery bonds that the trustee actually knows to be so owned shall be so disregarded. Recovery bonds so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such recovery bonds and that the pledgee is not the issuing entity, any other obligor upon the recovery bonds, the member, the seller, the servicer or any affiliate of any of the foregoing persons.

“Outstanding amount” means the aggregate principal amount of all recovery bonds or, if the context requires, all recovery bonds of a tranche, outstanding at the date of determination.

“Payment date” means the date or dates on which interest and principal are to be payable on the recovery bonds.

“Periodic payment requirement” means the amount necessary to provide for the timely payment of scheduled principal of and interest on the recovery bonds and financing costs payable in connection with the recovery bonds.

“PG&E” means Pacific Gas and Electric Company, a California corporation.

“PG&E Corporation” means PG&E Corporation, a California corporation.

“Plan” means the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated March 16, 2020 [Docket 6320], as it may subsequently be amended or modified, In re PG&E Corporation, No. 19-30088 (Bankr. N.D. Cal. Mar. 16, 2020).

“Public Utilities Code ”means the California Public Utilities Code, as amended from time to time.

“PTCE” means a prohibited transaction class exemption of the United States Department of Labor

“Rating agencies” means Moody’s and S&P. If no such organization (or successor) is any longer in existence, “rating agency” shall be a NRSRO or other comparable person designated by the issuing entity, notice of which designation shall be given to the trustee and the servicer.

“Rating agency condition” means, with respect to any action, not less than ten (10) business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the servicer, the trustee and the issuing entity that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of recovery bonds issued by the issuing entity and that prior to the taking of the proposed action no other rating agency shall have provided written notice to the issuing entity that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such tranche of recovery bonds; provided, that if within such ten (10) business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) the issuing entity shall be required to confirm that such rating agency has received the rating agency condition request, and if it has, promptly request the related rating agency condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) business days following such second (2nd) request, the applicable rating agency condition requirement shall not be deemed to apply to such rating agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).

“Reconciliation certificate” means the certificate of the servicer delivered to the trustee pursuant to the servicing agreement reconciling amounts fixed recovery charge collections delivered to the trustee for deposit to the collection account with actual fixed recovery charge collections.

“Record date” means the date or dates with respect to each payment date on which it is determined the person in whose name each recovery bond is registered will be paid on the respective payment date.

“Recovery bonds” means, unless the context requires otherwise, the recovery bonds offered pursuant to this prospectus.

“Recovery costs” means all “recovery costs” as defined in the Wildfire Financing Law.

“Recovery property” means all “recovery property” as defined in the Wildfire Financing Law created pursuant to the financing order and sold or otherwise conveyed to the issuing entity under the sale agreement, including the right to impose, collect and receive the fixed recovery charges authorized in the financing order.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100—Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time.

“Regulation RR” means Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 promulgated under the Exchange Act.

“Required capital level” means the amount required to be funded in the capital subaccount, which will equal 0.50% of the initial aggregate principal amount of recovery bonds issued by the issuing entity.

“Routine true-up adjustments” has the meaning specified under “PG&E Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Fixed Recovery Charge” in this prospectus.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc. or any successor in interest. References to S&P are effective so long as S&P is a rating agency.

“Sale agreement” means the sale agreement to be entered into between the issuing entity and PG&E, pursuant to which PG&E sells and the issuing entity buys the recovery property.

“Seller” means PG&E.

“Series 2022-A Bonds” means the $3.6 billion aggregate principal amount of senior secured recovery bonds issued in May 2022 by the issuing entity pursuant to the Wildfire Financing Law.

“Series supplement” means the supplement to the indenture which establishes the specific terms of the recovery bonds.

“Servicer” means PG&E, acting as the servicer, and any successor or assignee servicer, which will service the recovery property under a servicing agreement with the issuing entity.

“Servicer default” has the meaning specified under “The Servicing Agreement—Servicer Defaults” in this prospectus.

“Servicing agreement” means the servicing agreement to be entered into between the issuing entity and PG&E, as the same may be amended and supplemented from time to time, pursuant to which PG&E undertakes to service the recovery property.

“Special payment date” has the meaning specified under “Description of the Recovery Bonds—Payments on the Recovery Bonds” in this prospectus.

“Sponsor” means PG&E.

“State Pledge” has the meaning specified under “Prospectus Summary of Terms—State Pledge” in this prospectus.

“Stress Test Order” means the decision of the CPUC (D. 21-04-030) dated April 22, 2021.

“Treasury Regulations” means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

“True-up” means a mechanism required by the Wildfire Financing Law and the financing order whereby the servicer will apply to the CPUC for adjustments to the applicable fixed recovery charges based on actual collected fixed recovery charges and updated assumptions by the servicer as to future collections of fixed recovery charges.

“Trust Indenture Act ”means the Trust Indenture Act of 1939, as amended.

“Trustee” means The Bank of New York Mellon Trust Company, National Association, as trustee under the indenture, and its successors and assigns in such capacity.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Utility Revolving Credit Agreement” means the Credit Agreement, dated as of July 1, 2020, as amended, by and among PG&E, the several banks and other financial institutions or entities party thereto from time to time, JPMorgan Chase Bank, N.A., and Citibank, N.A. as Co-Administrative Agents, and Citibank, N.A., as Designated Agent, as amended, supplemented, restated or otherwise modified from time to time.

“Utility Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of April 4, 2022, by and among PG&E, the several banks and other financial institutions or entities party thereto from time to time, and MUFG Bank, Ltd., as Administrative Agent, as it may be amended, supplemented, restated or otherwise modified from time to time.

“U.S. Holder” means a holder of a recovery bond that is (a) a citizen or resident of the United States, (b) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (d) a trust with respect to which both (i) a court in the United States is able to exercise primary authority over its administration and (ii) one or more United States persons have the authority to control all of its substantial decisions or (e) a trust that has elected to be treated as a United States person under applicable Treasury Regulations.

“Wildfire Financing Law” means Article 5.8 of Chapter 4 of the California Public Utilities Code, as amended.

$3,900,000,000 Senior Secured Recovery Bonds,

Series 2022-B

Pacific Gas and Electric Company

Sponsor, Depositor and Initial Servicer

PG&E Wildfire Recovery Funding LLC

Issuing Entity

Joint Book-Running Managers

Citigroup

Barclays

Goldman Sachs & Co. LLC

Passive Joint Book-Running Managers

BofA Securities

Credit Suisse

J.P. Morgan

Mizuho Securities

Co-Managers

AmeriVet Securities

Blaylock Van, LLC

Loop Capital Markets

MFR Securities, Inc.

R. Seelaus & Co., LLC

Through and including, October 11, 2022 (the 90th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.